      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 1999



                                                      REGISTRATION NO. 333-74847

================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                   NEWCOURT EQUIPMENT TRUST SECURITIES 1999-1
                    (ISSUER WITH RESPECT TO THE SECURITIES)

                          NCT FUNDING COMPANY, L.L.C.
                   (DEPOSITOR OF THE TRUST DESCRIBED HEREIN)
              EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER

                 DELAWARE                                      6799                                    22-363-4039
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                     IDENTIFICATION NO.)

                            ------------------------
                          NCT FUNDING COMPANY, L.L.C.
                                2 GATEHALL DRIVE
                          PARSIPPANY, NEW JERSEY 07054
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              SCOTT J. MOORE, ESQ.
                          NCT FUNDING COMPANY, L.L.C.
                                2 GATEHALL DRIVE
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 355-7053
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:
                            M. DAVID GALAINENA, ESQ.
                                WINSTON & STRAWN
                              35 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60601
                                 (312) 558-5600
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.


================================================================================

THE INFORMATION IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT ARE NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

         SUBJECT TO COMPLETION DATED [                         ], 1999

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                          , 1999


                            [                     ]
                   NEWCOURT EQUIPMENT TRUST SECURITIES 1999-1
                                  OWNER TRUST
                            RECEIVABLE-BACKED NOTES
                          NCT FUNDING COMPANY, L.L.C.
                                   DEPOSITOR

                                     [LOGO]
                                    SERVICER

   THE DEPOSITOR AND SERVICER ARE MEMBERS OF THE NEWCOURT GROUP OF COMPANIES.

                                     [LOGO]


CONSIDER CAREFULLY THE RISK
FACTORS BEGINNING ON PAGE
S-14 IN THIS PROSPECTUS
SUPPLEMENT AND ON PAGE 10 IN
THE ACCOMPANYING PROSPECTUS.

The notes represent
obligations of the owner
trust only.

This prospectus supplement
must be accompanied by the
prospectus.



                    THE OWNER TRUST WILL ISSUE THE FOLLOWING CLASSES OF NOTES --



                                     Initial
                                    Aggregate                           First       Stated       Price to      Underwriting
                      Class of      Principal       Interest Rate      Payment     Maturity       Public         Discount
                        Notes         Amount         (per annum)         Date        Date        Per Note        Per Note
                         A-1       $                          %                                          %             %
                         A-2       $                          %                                          %             %
                         A-3       $                          %                                          %             %
                         A-4       $                          %                                          %             %
                         A-5       $                          %                                          %             %
                          B        $                          %                                          %             %
                          C        $                          %                                          %             %
                          D        $                          %                                          %             %



                       The total price to its public is $            .



                       The total underwriting discount is $            .



                       The total proceeds to the owner trust are $            .



                            ------------------------
  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
       COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
        DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
           PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.





                              [LIST UNDERWRITERS]

              Prospectus Supplement dated                  , 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     The depositor tells you about the notes in two separate documents:


          the accompanying prospectus, which provides general information, some of which may not apply to you; and


          this prospectus supplement, which describes the particular terms of your series of notes.


     The depositor includes cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.


     You should rely only on the information contained in this document, including the information described under the heading 'Where You Can Find More Information' in the prospectus. The depositor has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these notes. The information in this document is accurate only as of the date of this document regardless of when this prospectus supplement and accompanying prospectus are delivered or when the notes are sold to you.


     If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from NCT Funding Company, L.L.C., at 2 Gatehall Drive, Parsippany, New Jersey 07054, telephone number (973) 606-3500, or an underwriter by asking any of them for it.

                TABLE OF CONTENTS

                                                PAGE
                                                ----
PROSPECTUS SUPPLEMENT:

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
   IN THIS PROSPECTUS SUPPLEMENT AND THE
   ACCOMPANYING PROSPECTUS....................   S-2
REPORTS TO NOTEHOLDERS........................   S-4
PROSPECTUS SUPPLEMENT SUMMARY.................   S-5
RISK FACTORS..................................  S-14
      Actual Contract Delinquency and Loss
         Experience May Vary Substantially
         from the Historical Experience.......  S-14
      Some Note Classes Will be Entitled to
         Note Interest and Principal Payments
         before Others........................  S-14
      Because Disproportionate Amounts of
         Contracts Relate to Five States,
         Adverse Events in Those States and
         Surrounding Regions May Cause
         Increased Defaults and
         Delinquencies........................  S-14
      Because Disproportionate Amounts of
         Contracts Relate to Particular
         Industries, Adverse Economic
         Conditions in Those Industries May
         Cause Increased Defaults and
         Delinquencies........................  S-15
      Because Disproportionate Amounts of
         Contracts Relate to Contracts
         Originated by the Two Vendors,
         Product Defects or Adverse Economic
         Events for those Vendors May Cause
         Increased Defaults and
         Delinquencies........................  S-15
      Contracts Relating to Computer Software
         and Servicers, in Which the Owner
         Trust has no Security Interest, or
         Relating to Motor Vehicles as to
         which the Owner Trust Will Not Be
         Named as a Secured Party in the Title
         Certificate, Will Account For a
         Substantial Portion of the Contract
         Principal Balance....................  S-15
      The Pending Combination of the
         Servicer's Parent Company with The
         CIT Group, Inc. May Result in
         Alteration of the Servicer's Normal
         Servicing Operations.................  S-16
THE OWNER TRUST...............................  S-17
      The Owner Trust.........................  S-17
      The Indenture...........................  S-17
      Capitalization of the Owner Trust.......  S-17
      The Owner Trustee.......................  S-17
THE CONTRACTS.................................  S-18
      Description of the Contracts............  S-18
      Statistics Relating to the Cut-Off Date
         Contract Pool........................  S-18
      Statistics Relating to Delinquencies and
         Defaults.............................  S-22
WEIGHTED AVERAGE LIFE OF THE NOTES............  S-24
DESCRIPTION OF THE NOTES......................  S-27
      General.................................  S-27
      Distributions...........................  S-27
      Class A Interest........................  S-29
      Principal...............................  S-30
      Redemption of Notes.....................  S-35
      Optional Purchase of Class A-5 Notes....  S-35
      Subordination of Subordinate Notes......  S-35

                                                PAGE
                                                ----
      Cash Collateral Account.................  S-36
      Optional Purchase of Contracts..........  S-37
      Reports to Noteholders..................  S-38
      Servicing...............................  S-38
      The Indenture Trustee...................  S-38
      Concentration Amounts...................  S-39
      Indemnification.........................  S-40
RATINGS OF THE NOTES..........................  S-41
USE OF PROCEEDS...............................  S-42
LEGAL PROCEEDINGS.............................  S-42
PLAN OF DISTRIBUTION..........................  S-43
LEGAL MATTERS.................................  S-44
EXPERTS.......................................  S-44
NOTES TO THE BALANCE SHEET....................  S-45
REPORT OF INDEPENDENT AUDITORS................  S-46
INDEX OF TERMS................................  S-47

PROSPECTUS:

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
   IN THIS PROSPECTUS AND THE ACCOMPANYING
   PROSPECTUS SUPPLEMENT......................     3
WHERE YOU CAN FIND MORE INFORMATION...........     3
PROSPECTUS SUMMARY............................     4
RISK FACTORS..................................    10
THE DEPOSITOR.................................    19
THE OWNER TRUSTS..............................    20
NEWCOURT CREDIT GROUP INC.....................    22
AT&T CAPITAL CORPORATION......................    22
THE ORIGINATORS...............................    23
THE CONTRACTS.................................    31
DESCRIPTION OF THE NOTES AND INDENTURE........    54
DESCRIPTION OF THE POOLING AND SERVICING
   AGREEMENTS.................................    68
MATERIAL FEDERAL INCOME TAX CONSEQUENCES......    73
ERISA CONSIDERATIONS..........................    79
RATINGS OF THE NOTES..........................    81
USE OF PROCEEDS...............................    81
PLAN OF DISTRIBUTION..........................    81
LEGAL MATTERS.................................    82
INDEX OF TERMS................................    83
PART II.......................................  II-1

                         PROSPECTUS SUPPLEMENT SUMMARY


     The following is only a summary of note terms. It does not contain all information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus. In addition, you may wish to read the documents governing the sale of the contracts, the formation of the owner trust and the issuance of notes. These documents have been filed as exhibits to the registration statement of which this prospectus supplement is a part.



     There are material risks associated with an investment in the notes. See 'Risk Factors' on page S-14 of in this prospectus supplement and on page 10 in the accompanying prospectus for a discussion of factors you should consider before investing in notes.



Owner Trust...............................  Newcourt Equipment Trust Securities 1999-1. The owner trust's offices
                                            will be in care of             , as owner trustee, of             ,
                                            Wilmington, Delaware             , and its telephone number is (302)
                                                        . See 'The Owner Trust' in this prospectus supplement.

Depositor.................................  NCT Funding Company, L.L.C.

Servicer..................................  AT&T Capital Corporation. AT&T Capital's chief executive offices are located at 2 Gatehall Drive, Parsippany, New Jersey 07054 and its
                                            telephone number is (973) 606-3500. See 'Description of the Pooling and Servicing Agreements -- Servicing' and 'AT&T Capital
                                            Corporation,' in the accompanying prospectus.

Originators...............................  Newcourt Financial USA Inc.
                                            Newcourt Leasing Corporation, formerly known as AT&T Capital Leasing
                                            Services, Inc.
                                            Newcourt Communications Finance Corporation, formerly known as AT&T
                                            Credit Corporation.
                                            Newcourt Technologies Corporation, formerly known as AT&T Systems
                                            Leasing Corporation
                                            Newcourt Commercial Finance Corporation, formerly known as AT&T
                                            Commercial Finance Corporation
                                            The address of each originator is the same as the servicers noted
                                            above.

Indenture and Indenture Trustee...........  The notes will be issued under an indenture. [            ] will
                                            serve as indenture trustee.

Equity Certificate........................  The depositor will hold an equity certificate representing the residual interest in the owner trust.
Terms of the Notes:
     Payment Dates........................  The 20th day of each month, beginning on             20, 1999, or if
                                            that day is not a business day, the next business day.

     Interest.............................  Interest begins to accrue on the day the notes are issued.
                                            The owner trust will calculate interest on the Class A-1 Notes on the basis of the actual number of days elapsed and a 360-day year. The owner trust will calculate interest on the Class A-2, Class A-3,
                                            Class A-4, Class A-5, Class B, Class C and Class D Notes on the basis of a 360-day year comprised of twelve 30-day months.
                                            On each payment date and after the owner trust repays any outstanding servicer advances and pays the servicer's monthly servicing fee, the owner trust will pay interest on the notes in the following order:



                                                           CLASS OF
                                                            NOTES         RECEIVES INTEREST BEFORE
                                                        --------------    ------------------------
                                                          A-1, A-2,        Classes B, C and D
                                                        A-3, A-4, A-5
                                                              B            Classes C and D
                                                              C            Class D
                                                              D            None



                                            See 'Description of the Notes -- Distributions' in this prospectus supplement.

     Principal............................  After paying interest on the notes, the owner trust will pay principal on the notes on each payment date. Unless an event of default has occurred, the owner trust will pay the principal in the following order:

                                             CLASS OF                  NOTES HAVING PRIORITY AS TO
                                               NOTES                        PRINCIPAL PAYMENT
                                             ---------  ---------------------------------------------------------
                                                A-1     None
                                                A-2     Class A-1 Notes
                                                A-3     Class A-1 Notes
                                                        Class A-2 Notes, Class B Notes, Class C Notes, Class D
                                                        Notes and certificates if on the payment date, the
                                                        principal amount of the Class A-1 Notes is $0 and the
                                                        principal amount on the Class A-2 Notes is greater
                                                        than $0
                                                A-4     Class A-1 Notes
                                                        Class A-2 Notes, Class B Notes, Class C Notes, Class D
                                                        Notes and certificates if on the payment date, the
                                                        principal amount of the Class A-1 Notes is $0 and the
                                                        principal amount on the Class A-2 Notes is greater
                                                        than $0
                                                        Class A-3 Notes, Class B Notes, Class C Notes, Class D
                                                        Notes and certificates if on the payment date, the
                                                        principal amount of Class A-2 Notes is $0 and the
                                                        principal amount on the Class A-3 Notes is greater
                                                        than $0
                                                A-5     Class A-1 Notes
                                                        Class A-2 Notes, Class B Notes, Class C Notes, Class D
                                                        Notes and certificates if on the payment date, the
                                                        principal amount of the Class A-1 Notes is $0 and the
                                                        principal amount on the Class A-2 Notes is greater
                                                        than $0
                                                        Class A-3 Notes, Class B Notes, Class C Notes, Class D
                                                        Notes and certificates if on the payment date, the
                                                        principal amount of Class A-2 Notes is $0 and the
                                                        principal amount on the Class A-3 Notes is greater
                                                        than $0
                                                        Class A-4 Notes, Class B Notes, Class C Notes, Class D
                                                        Notes and certificates if on the payment date, the
                                                        principal amount of Class A-2 Notes is $0 and the
                                                        principal amount on the Class A-4 Notes is greater
                                                        than $0

                                             CLASS OF                  NOTES HAVING PRIORITY AS TO
                                               NOTES                        PRINCIPAL PAYMENT
                                             ---------  ---------------------------------------------------------
                                                 B      Class A-1 Notes, Class A-2 Notes
                                                        Class A-3 Notes if on the payment date, the principal
                                                        amount of Class A-2 Notes is $0 and the principal amount
                                                        on the Class A-3 Notes is greater than $0
                                                        Class A-4 Notes if on the payment date, the principal
                                                        amount of Class A-3 Notes is $0 and the principal amount
                                                        on the Class A-4 Notes is greater than $0
                                                 C      Class A-1 Notes, Class A-2 Notes, Class B Notes
                                                        Class A-3 Notes if on the payment date, the principal
                                                        amount of Class A-2 Notes is $0 and the principal amount
                                                        on the Class A-3 Notes is greater than $0
                                                        Class A-4 Notes if on the payment date the principal
                                                        amount of Class A-3 Notes is $0 and the principal amount
                                                        on the Class A-4 Notes is greater than $0
                                                 D      Class A-1 Notes, Class A-2 Notes, Class B Notes, Class C
                                                        Notes
                                                        Class A-3 Notes if on the payment date, the principal
                                                        amount of Class A-2 Notes is $0 and the principal amount
                                                        on the Class A-3 Notes is greater than $0
                                                        Class A-4 Notes if on the payment date the principal
                                                        amount of Class A-3 Notes is $0 and the principal amount
                                                        on the Class A-4 Notes is greater than $0



                                            See 'Description of the Notes -- Distributions' in this prospectus supplement.
                                            After the Class A-1 Notes have been paid in full, the amount of principal paid on Class A-2 Notes, Class A-3 Notes, Class A-4 Notes or Class A-5 Notes, as applicable, and Class B Notes, Class C Notes and Class D Notes will be the amount necessary to reduce the outstanding principal of the respective class of notes to the greater of:
                                                        (i) a specified percentage of the aggregate discounted
                                                  contract balance of the contracts as of the last day of the most recent full collection period or
                                                        (ii) an amount intended to maintain [   ]% of the initial
                                                  credit enhancement

                                                provided by the classes of notes subordinate to such class after taking into account cumulative losses on the contracts.

                                             The percentage used in clause (i) is based on the ratio of the initial principal amount of the respective class of notes to the aggregate initial principal amount of all classes of notes other than the Class A-1 Notes.

                                             The principal payable on the notes on each payment date will be based on the difference between the aggregate principal balance of the notes on that payment date before any distributions and the aggregate principal balances of the contracts as of the last day of the previous month. The contract principal balance of any contract is the present value of the unpaid scheduled payments due on that contract discounted at the discount rate.
                                             The discount rate is equal to the sum of the average of the interest rate of each class of notes and any certificates representing beneficial ownership interests in the owner trust, weighted by the initial principal balance of each class of notes and certificates and the expected average life of that class assuming no losses and an assumed constant prepayment rate and the servicing fee percentage.

                                             Following an event of default with respect to the notes, the owner trust will not pay principal in the order described above. Instead the owner trust will pay principal in the following order:

                                                outstanding principal of Class A-1 Notes

                                                outstanding principal of Class A-2 Notes, Class A-3 Notes, Class A-4 Notes
                                                and Class A-5 Notes

                                                outstanding principal of Class B Notes

                                                outstanding principal of Class C Notes

                                                outstanding principal of Class D Notes

                                             See 'Description of the Notes -- Distributions' in this prospectus supplement.

Stated Maturity Dates....................... The notes will mature on the date shown on the cover of this prospectus supplement, except that

                                             if the day is not a business day, then the stated maturity date will be the next business day.

Optional Purchase of Class A-5 Notes........ The owner trust will have the right to purchase all of the Class A-5 Notes, on any payment date, at a purchase price equal to the principal balance of the Class A-5 Notes plus a premium.

                                             Following any purchase, the Class A-5 Notes will not be retired, but will continue to be entitled to interest and principal payments. See 'Description of the Notes -- Optional Purchase of Class A-5 Notes' in this prospectus supplement.

Cut-off Date................................                  , 1999.

Closing Date................................ On or about , 1999.

Servicing; Servicing Fee.................... The servicer will be responsible for servicing, managing and administering the contracts and related interests, and enforcing and making collections on the contracts. AT&T Capital has delegated some servicing and collection functions to a vendor or a sub-servicer with respect to end- user contracts originated through the vendor. In those instances the servicer retains the right to determine or veto some servicing decisions and to replace or take over servicing and collection functions from the vendor in the event of the vendor's default or non-compliance with its servicing or other obligations.
                                             The servicer remains responsible for services delegated to a vendor or sub-servicer. The servicer may also make advances for delinquent scheduled payments, to the extent it determines that advances will be recoverable in future periods. Servicer advances are reimbursable from contract payments.

                                             See 'Description of the Pooling and Servicing Agreement -- Servicing' in
                                             the accompanying prospectus.

                                             The servicer will be paid a monthly fee equal to the product of

                                             (i) one-twelfth of .75% and

                                             (ii) the aggregate discounted contract balance of the contracts in the owner trust as of the


                                             beginning of the collection period payable out of contract payments.

                                             The servicer will pay any sub-servicer servicing fees from its monthly servicing fee.

                                             See 'Description of the Notes -- Servicing' in this prospectus supplement.

Ratings..................................... The owner trust will not issue any class of notes unless Standard & Poor's
                                             Ratings Services, Moody's Investors Service, Inc. and Duff & Phelps Credit
                                             Rating Co. assign at least the following ratings to each class of notes:




                                            CLASS     S&P     MOODY'S     DUFF & PHELPS
                                            -----     ---     -------     -------------
                                            A-1
                                            A-1
                                            A-2
                                            A-3
                                            A-4
                                            A-5
                                            B
                                            C
                                            D



                                            See 'Ratings of the Notes' in this prospectus supplement and the accompanying prospectus.
Owner Trust Assets
      A. The Contracts....................  The contracts will consist of the following types of contracts:
                                              equipment lease contracts,
                                              installment sale contracts,
                                              conditional sales/financing agreements,
                                              promissory notes,
                                              loan and security agreements, and
                                              similar types of receivables.
                                            As of May 1, 1999, the pool of contracts for the owner trust had the following characteristics. Percentages are based on the contract pool principal balance, calculated using the statistical discount rate:
                                              Initial contract pool
                                              principal balance ............................................... $1,720,216,441
                                              Number of contracts .............................................         76,287

                                              Average contract
                                              principal balance ........................................... $
                                              Leases as a percentage
                                              of the contracts ............................................. 80.26%
                                              Loans and other
                                              financing arrangements
                                              as a percentage
                                              of the contracts ............................................  19.74%;
                                              Underlying equipment:
                                                telecommunications equipment ..............................  27.82%
                                                manufacturing and construction equipment ..................  12.40%
                                                computers and point of sale equipment .....................  17.31%
                                                transportation.............................................  10.53%
                                              Geographic concentration:
                                                the obligors on approximately 12.42% of the contracts were located in
                                                California;
                                                the obligors on approximately 5.81% of the contracts were located in
                                                Illinois;
                                                the obligors on approximately 9.92% of the contracts were located in
                                                New Jersey;
                                                the obligors on approximately 11.24% of the contracts were located in
                                                New York;
                                                the obligors on approximately 6.21% of the contracts were located in
                                                Texas
                                                no other state represented more than 5% of the contracts;
                                              remaining terms
                                              of the contracts ..................................... one month to months
                                              the weighted average
                                              remaining term of the contracts ...................................
                                                                                                           months
                                              weighted average
                                              age of the contracts ..............................................
                                                                                                          months.
                                            See 'The Contracts -- Statistics Relating to the Cut-Off Date
                                            Contract Pool' in this prospectus supplement.
                                            Where noted in this prospectus supplement, the owner trust used a
                                            statistical discount rate of    % to calculate contract principal
                                            balances. The statistical discount rate is based on an average of the estimated interest rates of the notes weighted

                                            by the estimated initial average life and initial principal amounts of the notes.
      B. Cash Collateral Account..........  The owner trust will deposit an amount equal to    % of the initial
                                            contract pool into a cash collateral account (approximately
                                            $         ). The indenture trustee will use cash collateral account
                                            funds to pay the following amounts if payments on the contracts are insufficient:
                                              interest due on the notes;
                                              if any contracts are liquidated at a loss, the differences between the notes' principal balances and the sum of the principal balances plus overdue scheduled payments on those contracts; and
                                              principal on the notes on the applicable stated maturity date.
                                              See 'Description of the Notes -- Cash Collateral Account' in this prospectus supplement.
Allocation of Liquidation Proceeds........  The servicer will allocate liquidation proceeds from a defaulted contract as follows:
                                              for loan contracts and other financing arrangements, all
                                              liquidation proceeds to the owner trust; and
                                              for lease contracts, liquidation proceeds on a pro rata basis between the depositor, on the one hand, and the owner trust, on the other, based on (a) the book value of the leased equipment and (b)
                                              the sum of the overdue principal balance of that contract plus any scheduled payments due.
Use of Proceeds...........................  After deposit of amounts to fund the cash collateral account and payment of expenses, proceeds will be paid to the depositor. The depositor will pay the proceeds to an affiliated trust to pay a warehousing credit facility.
                                            See 'Use of Proceeds' in this prospectus supplement.
Legal Investment..........................  The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of
                                            1940.

                                  RISK FACTORS


     You should carefully consider the following risk factors before you invest in notes. You should also carefully consider the risk factors beginning on page 10 of the accompanying prospectus.



ACTUAL CONTRACT DELINQUENCY AND LOSS EXPERIENCE MAY VARY SUBSTANTIALLY FROM THE HISTORICAL EXPERIENCE



     Historical contract delinquency and loss experience of the originators' contracts which were or are intended to be securitized is presented under 'The Contracts -- Statistics Relating to Delinquencies and Defaults.' However, the actual results for the owner trust's contracts may be substantially worse. If so, you would not receive note interest and principal payments in the amounts and at the times you expect.



SOME NOTE CLASSES WILL BE ENTITLED TO NOTE INTEREST AND PRINCIPAL PAYMENTS BEFORE OTHERS



     The owner trust will pay interest and principal on certain classes of notes prior to paying interest and principal on other classes of notes. The subordination of some classes of notes to others means that the subordinated classes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the classes having prior payment rights. See 'Description of the Notes -- Distributions' in this prospectus supplement.





     Moreover, the more senior classes of notes could lose the credit enhancement provided by the more subordinate classes and the cash collateral account if delinquencies and defaults on contracts increase and the collections on contracts and amounts in the cash collateral account are insufficient to pay even the more senior classes of notes.





BECAUSE DISPROPORTIONATE AMOUNTS OF CONTRACTS RELATE TO FIVE STATES, ADVERSE EVENTS IN THOSE STATES AND SURROUNDING REGIONS MAY CAUSE INCREASED DEFAULTS AND DELINQUENCIES



     If adverse events or economic conditions were particularly severe in the geographic regions in which there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the contracts may increase. As a result, the overall timing and amount of collections on the contracts held by the owner may differ from what you expect, and you may experience delays or reductions in payments. As of May 1, 1999, approximately 12.42% of the contract pool principal balance, calculated using the statistical discount rate, of the contracts held by the owner trust related to obligors located in California, 5.81% in Illinois, 9.92% in New Jersey, 11.29% in New York and 6.21% in Texas. No other state accounts for more than 5% of the contracts. The contracts in those states represent 45.6% of the contract pool principal balance held by the owner trust, calculated using the statistical discount rate. An example of an adverse event specific to a geographic region is the occurrence of a catastrophic earthquake in California. An earthquake in California could have negative regional economic repercussions and potentially cause obligors in that region to delay or reduce their payments on contracts. Additionally, a substantial downturn in the financial services industry, which is highly concentrated in the states of New York and New Jersey, could reduce revenues for obligors in those states and ultimately reduce the associated obligors' ability to make timely payments on their related contracts.



BECAUSE DISPROPORTIONATE AMOUNTS OF CONTRACTS RELATE TO PARTICULAR INDUSTRIES, ADVERSE ECONOMIC CONDITIONS IN THOSE INDUSTRIES MAY CAUSE INCREASED DEFAULTS AND DELINQUENCIES



     If the industries in which there is a substantial concentration of obligors experience adverse events or economic conditions, the timing and amount of collections on the contracts held by the owner trust may differ from what you expect. This could result in delays or reduced payments to you. As of May 1, 1999, approximately 20.31% of the contract pool principal balance related to equipment used in the services industry, 12.83% related to the construction industry, 12.63% related to the manufacturing industry, 7.32% related to the retail and wholesale trade industry and 5.31% related to the financial services industry. Additionally, an overall economic downturn could reduce demand for credit. No other industry accounts for more than 5.00% of the contract pool principal balance calculated using the statistical discount rate.



BECAUSE DISPROPORTIONATE AMOUNTS OF CONTRACTS RELATE TO CONTRACTS ORIGINATED BY TWO VENDORS, PRODUCT DEFECTS OR ADVERSE ECONOMIC EVENTS FOR THOSE VENDORS
MAY CAUSE INCREASED DEFAULTS AND DELINQUENCIES



     Approximately       % of the contract pool principal balance was originated
through Lucent Technologies Inc., a leading producer of communications systems,
software and products, and approximately     % of the contract pool balance was
originated through Dell Computer Corporation, a leading producer of computer systems. If either of these vendors were to experience financial difficulties, the obligors' payment performance with respect to the related contracts may decline as the obligors may be less inclined to make payments on contracts with respect to a vendor which is suffering financial difficulties. Additionally, the occurrence of a substantial number of defects in products produced by either of these vendors may result in decisions by the obligors on the contracts relating to equipment that proved defective not to pay the contract amounts, to pay late or to pay smaller amounts. This could result in reductions of or delays in payments you expect on the notes. No other single vendor originated more than
    % of the contract pool principal balance, calculated using the statistical discount rate.



CONTRACTS RELATING TO COMPUTER SOFTWARE AND SERVICERS, IN WHICH THE OWNER TRUST HAS NO SECURITY INTEREST, OR RELATING TO MOTOR VEHICLES AS TO WHICH THE OWNER TRUST WILL NOT BE NAMED AS A SECURED PARTY IN THE TITLE CERTIFICATE, WILL ACCOUNT FOR A SUBSTANTIAL PORTION OF THE CONTRACT PRINCIPAL BALANCE



     The owner trust will have no security interest in computer software and computer servicer contracts, which account for 9.98% of the initial contract pool balance. The owner trust will not be named as a secured party in the title certificates for motor vehicle contracts, which account for 10.53% of the initial contract pool balance. If the obligor on this type of contract fails to pay or is late in paying, the owner trust will have no recourse to the software, service agreement or motor vehicle, as the case may be, underlying the contracts. This increases the risk that the owner trust will be unable to pay or will be late in paying the amounts you expect on the notes.



THE PENDING COMBINATION OF THE DEPOSITOR'S, ORIGINATORS' AND SERVICER'S PARENT COMPANY WITH THE CIT GROUP, INC. MAY RESULT IN ALTERATION OF THE DEPOSITOR'S, ORIGINATORS' AND SERVICER'S NORMAL SERVICING OPERATIONS



     The indirect parent company of the depositor, originators and servicer, Newcourt Credit Group Inc. has entered into an agreement providing for a business combination with The CIT Group, Inc. The proposed business combination of CIT and Newcourt is subject to a number of conditions, including a condition relating to the financial performance of Newcourt. There can be no assurance that Newcourt will be able to satisfy this condition and all of the other conditions to the completion of the acquisition of Newcourt by CIT specified in the Agreement and Plan of Reorganization, or that the transaction will be completed in accordance with the terms of the agreement with CIT.



     Preparing for the completion of this combination and, if completed, integration of Newcourt and The CIT Group will require a substantial amount of management's time. Diversion of management attention from Newcourt's existing business as well as problems that may arise in connection with the integration of Newcourt's and the CIT Group's operations may have a material adverse impact on Newcourt's revenues and results of operations. The integration of Newcourt and The CIT Group may result in additional expenses which could negatively impact Newcourt's results of operations. Further, the uncertainty created by the combination may result in the loss of management and other employees. The unavailability of these people and the resulting disruption in Newcourt's operations could have a material adverse effect on Newcourt's business.

     The transaction involves the integration of two companies that have different corporate cultures and that have previously operated independently. In addition, the composition of the combined company's management will be new. The success of the combined company will depend to a significant degree on the compatability of key executives and its ability to retain highly-skilled personnel. It is not certain that the two companies will be able to integrate their operations without encountering difficulties, including incompatability of key executives, the loss of key employees and customers, the disruption of our respective ongoing businesses or possible inconsistencies in systems, standards, procedures and policies.


                                THE OWNER TRUST

THE OWNER TRUST


     The depositor will create the owner trust prior to the closing of the note
offering pursuant to a trust agreement, dated as of             , 1999, between
the depositor and the owner trustee.



     Pursuant to a pooling and servicing agreement, dated as of             ,
1999, among the depositor, the indenture trustee, the owner trustee, the originators and the servicer, the depositor will transfer all of the contracts and the related security interests to the owner trust.



     The owner trust will issue an equity certificate, representing the beneficial ownership interest in the owner trust, to the depositor. The equity certificate will be entitled to any excess amount available on any payment date after reimbursement of servicer advances and payment of servicing fees, principal and interest on the notes and amounts payable in connection with the cash collateral account. See 'Description of the Notes -- Distributions' in this prospectus supplement.





THE INDENTURE



     Pursuant to an indenture dated as of                , 1999 between the
owner trust and                   , as trustee, the indenture trustee will
authenticate and deliver the notes.


CAPITALIZATION OF THE OWNER TRUST


     If the issuance and sale of the notes had taken place on the cut-off date, the capitalization of the owner trust on that date would have consisted of notes
with an aggregate principal amount of $         and a certificate with a balance
of $         .


THE OWNER TRUSTEE


     [                  ] will be the owner trustee under the trust agreement.
The owner trustee is a                   and its principal offices are located
at                         .

                                 THE CONTRACTS


     The aggregate of the contracts expected to be held by the owner trust as of any particular date is referred to as the contract pool. The contract pool, as of the cut-off date, is referred to as the cut-off date contract pool. The
cut-off date shall be             , 1999 for all contracts transferred to the
owner trust on the closing date. It will be the first day of the month of transfer to the owner trust for each substitute contract.


DESCRIPTION OF THE CONTRACTS


     All of the contracts are commercial, rather than consumer, leases or loans. See 'The Contracts' in the accompanying prospectus.



STATISTICS RELATING TO THE CUT-OFF DATE CONTRACT POOL



     We calculated the following statistical information concerning the contracts as of the cut-off date using a statistical discount rate of 6.95%. The percentages shown below are by contract principal balances as of the cut-off date, and by the initial contract pool principal balance, each calculated using the statistical discount rate. While the statistical distribution of the cut-off date contract pool calculated using the actual discount rate, which will be determined after the interest rates on the notes are determined, will vary somewhat from the statistical distribution presented in this section, we do not expect the variance to be material. Changes in the characteristics of the contracts between the cut-off date and the closing date will not affect more than 5% of the cut-off date contract pool principal balance. Some of the following tables may not total due to rounding.






     The initial contract pool principal balance is $1,720,216,441. This amount is based upon the contract pool principal balance determined as of the cut-off date, but also includes an amount in respect of scheduled payments on the contracts due prior to, but not received as of, the cut-off date. The total number of contracts in the cut-off date contract pool is 76,287. The average contract principal balance, as of the cut-off date, was approximately
$             .


                 COMPOSITION OF THE CUT-OFF DATE CONTRACT POOL


                                       INITIAL
                                     STATISTICAL       WEIGHTED        WEIGHTED       AVERAGE
                                       CONTRACT         AVERAGE        AVERAGE       CONTRACT
              NUMBER                     POOL          ORIGINAL       REMAINING      PRINCIPAL
                OF                    PRINCIPAL          TERM            TERM         BALANCE
             CONTRACTS                 BALANCE          (RANGE)        (RANGE)        (RANGE)
----------------------------------- --------------  --------------- -------------- -------------
              76,287                $1,720,216,441     56 months       48 months      $23,204.69
                                                    (four months to  (one month to  ($0.00 to $)
                                                          months)          months)

                               TYPE OF CONTRACTS



                                                               AGGREGATE      % OF INITIAL STATISTICAL
                                                % OF TOTAL      CONTRACT           CONTRACT POOL
                                    NUMBER OF   NUMBER OF      PRINCIPAL             PRINCIPAL
TYPE OF CONTRACT                    CONTRACTS   CONTRACTS       BALANCE               BALANCE
----------------------------------  ---------   ----------   --------------   ------------------------
True Leases.......................    48,103       63.08%    $  636,850,598             37.02%
Finance Leases....................    23,432       30.72        743,808,372             43.24
Loans.............................       775        1.02         15,708,983              0.91
Installment Payment Agreements....     3,977        5.21        323,848,488             18.83
                                    ---------   ----------   --------------        ----------
      Totals......................    76,287      100.00%    $1,720,216,441            100.00%
                                    ---------   ----------   --------------        ----------
                                    ---------   ----------   --------------        ----------


                             GEOGRAPHICAL DIVERSITY

                                                               AGGREGATE      % OF INITIAL STATISTICAL
                                                % OF TOTAL      CONTRACT           CONTRACT POOL
                                    NUMBER OF   NUMBER OF      PRINCIPAL             PRINCIPAL
STATE                               CONTRACTS   CONTRACTS       BALANCE               BALANCE
----------------------------------  ---------   ----------   --------------   ------------------------
Alabama...........................     1,093        1.43%    $   19,228,979              1.12%
Alaska............................       154        0.20          1,611,786              0.09
Arizona...........................     1,183        1.55         22,688,029              1.32
Arkansas..........................       531        0.70         16,164,760              0.94
California........................    10,580       13.87        213,599,611             12.42
Colorado..........................     1,497        1.96         21,519,888              1.25
Connecticut.......................     1,304        1.71         27,896,370              1.62
Delaware..........................       277        0.36          4,124,160              0.24
District of Columbia..............       448        0.59          6,945,488              0.40
Florida...........................     4,551        5.97         82,807,697              4.81
Georgia...........................     2,188        2.87         50,168,253              2.92
Hawaii............................       266        0.35          2,359,251              0.14
Idaho.............................       507        0.66          8,653,992              0.50
Illinois..........................     2,903        3.81         99,905,977              5.81
Indiana...........................     1,041        1.38         22,332,550              1.30
Iowa..............................       411        0.54          8,151,228              0.47
Kansas............................       403        0.83         11,387,713              0.66
Kentucky..........................       650        0.65         19,287,134              1.12
Louisiana.........................       603        0.79         12,956,541              0.75
Maine.............................       387        0.51         15,569,209              0.91
Maryland..........................     1,527        2.00         38,655,687              2.25
Massachusetts.....................     2,907        3.81         57,678,984              3.35
Michigan..........................     2,288        2.97         39,878,269              2.32
Minnesota.........................     1,045        1.37         25,111,170              1.46
Mississippi.......................       439        0.58          9,329,637              0.54
Missouri..........................       896        1.18         28,141,999              1.64
Montana...........................       183        0.24          1,678,012              0.10
Nebraska..........................       277        0.36         10,042,076              0.58
Nevada............................       615        0.81         11,781,596              0.68
New Hampshire.....................       616        0.81          9,004,545              0.52


                                                  (table continued on next page)

(table continued from previous page)


                                                               AGGREGATE      % OF INITIAL STATISTICAL
                                                % OF TOTAL      CONTRACT           CONTRACT POOL
                                    NUMBER OF   NUMBER OF      PRINCIPAL             PRINCIPAL
STATE                               CONTRACTS   CONTRACTS       BALANCE               BALANCE
----------------------------------  ---------   ----------   --------------   ------------------------
New Jersey........................     4,163        5.45        170,646,528              9.92
New Mexico........................       476        0.62          7,911,789              0.46
New York..........................     7,306        9.58        193,289,850             11.24
North Carolina....................     1,742        2.28         31,828,851              1.85
North Dakota......................        55        0.07            824,666              0.05
Ohio..............................     2,188        2.87         41,843,077              2.44
Oklahoma..........................       588        0.77         12,928,914              0.75
Oregon............................     1,120        1.47         21,799,488              1.27
Pennsylvania......................     3,450        4.52         58,410,006              3.40
Puerto Rico.......................         6        0.01          1,240,632              0.07
Rhode Island......................       327        0.43          6,118,519              0.36
South Carolina....................       702        0.92         10,673,096              0.62
South Dakota......................        82        0.11          1,067,586              0.08
Tennessee.........................     1,165        1.61         24,143,978              1.40
Texas.............................     5,385        7.06        108,866,463              6.21
Utah..............................       970        1.27         22,658,971              1.32
Vermont...........................       244        0.32          5,447,717              0.32
Virginia..........................     1,747        2.29         45,624,168              2.85
Washington........................     1,557        2.04         27,416,493              1.59
West Virginia.....................       298        0.39          9,631,023              0.56
Wisconsin.........................       814        1.07         18,522,947              1.08
Wyoming...........................       160        0.21          2,585,140              0.15
                                    ---------   ----------   --------------        ----------
      Total.......................    76,287      100.00%    $1,720,216,441            100.00%
                                    ---------   ----------   --------------        ----------
                                    ---------   ----------   --------------        ----------



                                 PAYMENT STATUS



                                                                               % OF INITIAL
                                                                   AGGREGATE    STATISTICAL
                                                      % OF TOTAL   CONTRACT    CONTRACT POOL
                                                      NUMBER OF    NUMBER OF     PRINCIPAL     PRINCIPAL
PAYMENT STATUS                                        CONTRACTS    CONTRACTS      BALANCE       BALANCE
----------------------------------------------------  ----------   ---------   -------------   ---------
Current, including 1 to 30 day delinquent
   contracts........................................
31-60 Days Delinquent...............................
                                                      ----------   ---------   -------------   ---------
      Totals........................................
                                                      ----------   ---------   -------------   ---------
                                                      ----------   ---------   -------------   ---------

                               TYPES OF EQUIPMENT



                                                                                       % OF INITIAL
                                                                                        STATISTICAL
                                              AGGREGATE   % OF TOTAL     AGGREGATE     CONTRACT POOL
                                              NUMBER OF   NUMBER OF      PRINCIPAL       PRINCIPAL
TYPE OF EQUIPMENT                             CONTRACTS   CONTRACTS       BALANCE         BALANCE
--------------------------------------------  ---------   ----------   -------------   -------------
Telecommunications..........................    14,870       19.49%      478,611,931        27.82%
Computers and Point-of-Sale.................    43,834       57.46       297,820,480        17.31
Transportation..............................     2,916        3.82       181,157,088        10.53
Computer Software...........................       491        0.64       171,385,270         9.98
Medical.....................................       868        1.14       123,173,388         7.16
Construction................................     2,037        2.67       118,977,463         8.92
Manufacturing...............................     1,858        2.44        59,890,661         3.48
General Office..............................     2,451        3.21        42,430,212         2.47
Printing....................................       441        0.56        34,062,649         1.98
Automotive Diagnostic Equipment.............     2,276        2.98        31,145,709         1.81
Resources...................................       229        0.30        18,746,216         1.09
Commercial/Retail Fixtures..................        73        0.10         8,276,017         0.48
Industrial..................................         4        0.01           212,946         0.01
Other.......................................     3,939        5.16       154,426,423         8.98
                                              ---------   ----------   -------------   -------------
      Totals................................    76,287      100.00%    1,720,216,441       100.00%
                                              ---------   ----------   -------------   -------------
                                              ---------   ----------   -------------   -------------


                          CONTRACT PRINCIPAL BALANCES


                                                                                       % OF INITIAL
                                                                                        STATISTICAL
                                              AGGREGATE   % OF TOTAL     AGGREGATE     CONTRACT POOL
                                              NUMBER OF   NUMBER OF      PRINCIPAL       PRINCIPAL
CONTRACT PRINCIPAL BALANCE                    CONTRACTS   CONTRACTS       BALANCE         BALANCE
--------------------------------------------  ---------   ----------   -------------   -------------
$        0 to $     5,000.00................    40,095       52.58%      114,717,342         6.67%
$  5,000.01 to $   25,000.00................    24,793       32.50       273,422,570        15.89
$ 25,000.01 to $   50,000.00................     5,320        6.97       188,678,087        10.97
$ 50,000.01 to $  100,000.00................     3,638        4.77       258,001,314        15.00
$100,000.01 to $  500,000.00................     2,138        2.80       402,048,902        23.37
$500,000.01 to $1,000,000.00................       187        0.25       127,902,164         7.44
Over $1,000,000.00..........................       116        0.15       355,446,062        20.66
                                              ---------   ----------   -------------   -------------
      Totals................................    76,287      100.00%    1,720,216,441       100.00%
                                              ---------   ----------   -------------   -------------
                                              ---------   ----------   -------------   -------------

                          REMAINING TERMS OF CONTRACTS



                                                                                       % OF INITIAL
                                                                                        STATISTICAL
                                              AGGREGATE   % OF TOTAL     AGGREGATE     CONTRACT POOL
                                              NUMBER OF   NUMBER OF      PRINCIPAL       PRINCIPAL
REMAINING TERMS OF CONTRACTS                  CONTRACTS   CONTRACTS       BALANCE         BALANCE
--------------------------------------------  ---------   ----------   -------------   -------------
  0 -  12...................................     2,048        2.68%       20,211,544         1.17%
 13 -  24...................................    11,722       15.37       115,709,920         6.73
 25 -  36...................................    40,346       52.89       380,309,905        22.11
 37 -  48...................................     5,779        7.58       366,772,066        21.32
 49 -  60...................................    16,404       20.19       599,416,120        34.85
 61 -  72...................................       719        0.94       130,952,453         7.61
 73 -  84...................................       166        0.22        50,800,028         2.95
 85 -  96...................................         8        0.01         3,291,380         0.19
 97 - 108...................................         5        0.01         1,832,235         0.11
109 - 120...................................        88        0.12        49,683,274         2.89
Over 120....................................         2        0.00         1,257,516         0.07
                                              ---------   ----------   -------------   -------------
      Totals................................    76,287      100.00%    1,720,216,441       100.00%
                                              ---------   ----------   -------------   -------------
                                              ---------   ----------   -------------   -------------


                                TYPES OF OBLIGOR


                                                                                       % OF INITIAL
                                                                                        STATISTICAL
                                              AGGREGATE   % OF TOTAL     AGGREGATE     CONTRACT POOL
                                              NUMBER OF   NUMBER OF      PRINCIPAL       PRINCIPAL
TYPE OF OBLIGOR                               CONTRACTS   CONTRACTS       BALANCE         BALANCE
--------------------------------------------  ---------   ----------   -------------   -------------
Service Organizations.......................    25,512       33.44%      349,408,361        20.31%
Construction................................     4,820        6.32       220,643,775        12.83
Manufacturing...............................     5,778        7.37       217,322,748        12.63
Retail and Wholesale Trade..................     7,768       10.18       125,990,340         7.32
Financial Services..........................     4,034        5.28        91,379,332         5.31
Transportation..............................     2,140        2.81        79,094,068         4.60
Professionals...............................     3,472        4.58        28,371,464         1.65
Medical.....................................       659        0.88        18,261,375         1.08
Printing and Copy Centers...................       402         053        16,479,389         0.96
Government..................................        32        0.04         1,704,641         0.10
Machine Tools...............................        22        0.03           942,984         0.05
Other.......................................    21,650       28.38       570,617,965        33.17
                                              ---------   ----------   -------------   -------------
      Totals................................    78,287      100.00%    1,720,216,441       100.00%
                                              ---------   ----------   -------------   -------------
                                              ---------   ----------   -------------   -------------



STATISTICS RELATING TO DELINQUENCIES AND DEFAULTS



     The following table shows contract delinquency statistics for the originators' securitized portfolios of receivables similar to the contracts, on an aggregate basis, as of December 31 in each of the past three years and as of March 31, 1998 and 1999. All of the receivables were underwritten using the underwriting standards described in the prospectus under the section titled 'The Originators -- Underwriting -- General'. These receivables did not constitute the originators' entire portfolio of contracts. They comprise the originators' receivables which were securitized in transactions similar to the offering of the notes. For these purposes, a 'delinquency' means that the obligor on the contract has failed to make a required scheduled payment in an amount equal to at least 90% of the required scheduled payment within 60 days of the due date. For these purposes, any payment made by the obligor on a contract subsequent to the required payment date is applied to the earliest payment which was unpaid.
These statistics are not necessarily indicative of the future performance of the contracts. The following table is based, where indicated, on the gross receivable balance of the contracts, as it appears on the accounting records of the servicer as of the date set forth below and not solely the overdue payments.



                             CONTRACT DELINQUENCIES



                                                                      PERCENTAGE OF
                                                          GROSS RECEIVABLE BALANCE OF CONTRACTS
                                                                  WHICH WERE DELINQUENT
                                 GROSS RECEIVABLE   --------------------------------------------------
                                    BALANCE OF      31 TO 60   61 TO 90   91 TO 120   OVER 120
AS OF                              CALCULATION        DAYS       DAYS       DAYS        DAYS     TOTAL
-------------------------------  ----------------   --------   --------   ---------   --------   -----
                                  (IN THOUSANDS)
12/31/96.......................
12/31/97.......................
12/31/98.......................
3/31/98........................
3/31/99........................


                             LOSSES AND RECOVERIES

     The following table shows statistics for gross losses and losses net of recoveries on defaulted contracts within the originators' securitized portfolios of receivables similar to the contracts during the twelve-month period ending December 31 in each of the past three years and the three-month periods ended March 31, 1998 and 1999. These receivables did not constitute the originators' entire portfolio of contracts. They comprise the originators' receivables which were securitized in transactions similar to the offering of the notes. Gross losses means total losses before recoveries measured against the net investment of the contracts, gross of any allowance for losses. Losses net of recoveries means losses after recoveries measured against the net investment of the contracts, gross of any allowance for losses. These statistics are not necessarily indicative of the future performance of the contracts.



                                                  AGGREGATE NET   GROSS LOSSES AS A    NET LOSSES AS A
                                                  INVESTMENT OF   PERCENTAGE OF NET   PERCENTAGE OF NET
TWELVE MONTHS ENDED                                CALCULATION       INVESTMENT          INVESTMENT
------------------------------------------------  -------------   -----------------   -----------------
                                                  (IN THOUSANDS)
12/31/96........................................     $                       %                   %
12/31/97........................................     $                       %                   %
12/31/98........................................     $                       %                   %

THREE MONTHS ENDED
3/31/98.........................................     $                       %                   %
3/31/99.........................................     $                       %                   %

     The amounts classified as delinquent as a percentage of the originators'
owned and managed portfolios [         ] [increased/decreased] between
[         ] and [         ]. Net losses as a percentage of the originators'
owned and managed portfolios decreased slightly in [         ] as compared to
[         ]. The slight decrease is not attributable to

TWELVE MONTHS ENDED 12/31/98 VERSUS TWELVE MONTHS ENDED 12/31/97



any one factor and the depositor has no basis to predict, and offers no assurances as to, whether net losses as a percentage of the originators' owned and managed portfolios will continue to decrease in subsequent periods. The
originators' owned and managed portfolios decreased approximately [           ]%
from [           ] to [          ] due to normal fluctuations in the amount of
contracts originated. The depositor believes that the stability in delinquency and loss experience is a result of continued generally favorable economic conditions and the consistent application of credit standards by the originators of these assets.



TWELVE MONTHS ENDED 12/31/97 VERSUS TWELVE MONTHS ENDED 12/31/96



     The amounts classified as delinquent as a percentage of the originators'
owned and managed portfolios [         ] [increased/decreased] between
[         ] and [         ]. Net losses as a percentage of the originators'
owned and managed portfolios increased slightly in [         ] as compared to
[         ]. This increase is not attributable to any one factor and the depositor believes that it is partially attributable to the increase in the originators' owned and managed portfolios. The originators' owned and managed
portfolios increased approximately [   ]% from [         ] to [         ] due to
an increase in financing activity. As noted above, the depositor believes that the stability in delinquency and loss experience is a result of continued generally favorable economic conditions and the consistent application of credit standards by the originators of these assets.



THREE MONTHS ENDED 3/31/99 VERSUS THREE MONTHS ENDED 3/31/98



     The amounts classified as delinquent as a percentage of the originators'
owned and managed portfolios [         ] [increased/decreased] between
[         ] and [         ]. Net losses as a percentage of the originators'
owned and managed portfolios increased slightly in the three months ended 3/31/99 as compared to the three months ended 3/31/98. Such increase is not attributable to any one factor and the depositor believes that it is partially attributable to the increase in the originators' owned and managed portfolios.
The originators' owned and managed portfolios increased approximately [   ]%
from 3/31/98 to 3/31/99 due to an increase in financing activity. As noted above, the depositor believes that stability in delinquency and loss experience is a result of continued generally favorable economic conditions and consistent application of credit standards on the part of the originators of these assets.






                       WEIGHTED AVERAGE LIFE OF THE NOTES




     The rate of payments on contracts will directly affect



          the rate of note principal payments;



          the aggregate amount of each note interest payment; and



          the yield to maturity of the notes.



     The payments on the contracts may be in the form of payments scheduled to be made under the terms of the contracts, prepayments or liquidations due to default, casualty and other events which cannot be predicted. Any payments other than scheduled payments may result in distributions to you of amounts which would otherwise have been distributed over the remaining term of the contracts. Each prepayment on a contract, if the contract is not replaced by the owner trust with a comparable substitute contract as described under 'The Pooling and Servicing Agreement -- Substitute Contracts' in the accompanying prospectus, will shorten the weighted average remaining term of the contracts and the weighted average life of the notes.



     In general, the rate of payments on the contracts may be influenced by a number of factors, including general economic conditions. The rate of principal payments with respect to any class of notes may also be affected by any repurchase by the depositor of contracts under the pooling and servicing agreement. Under the pooling and servicing agreement, the depositor and the originators must repurchase contracts if there is:



          a breach of any representation or warranty as to the contracts which causes the contract to be ineligible to be an owner trust asset; or



          the exercise by the depositor of its repurchase option when the aggregate discounted contract balance of the contracts is less than 10% of the aggregate discounted contract balance of the contracts as
          of       1, 1999, the initial cutoff date.



     Further, the servicer may permit the obligor under a contract to make an optional prepayment in an amount which is less than the amount sufficient to repay the portion of such contract, together with accrued interest, so long as the owner trust is indemnified for any insufficiency by the vendor or the originator. In the case of contracts which must be removed from the owner trust assets due to their failure to have the characteristics set forth in the pooling and servicing agreement or which are Excess Contracts, the rate of prepayment would also be influenced by the depositor's decision not to repurchase those contracts and instead, to deliver subsitute contracts. See 'The
Contracts -- Substitution of Contracts.' In the event of a repurchase, the repurchase price will result in a principal repayment and will cause the corresponding weighted average life of the notes to decrease. See 'Risk
Factors -- Maturity and Prepayment Considerations.'



     A higher than anticipated rate of prepayment will reduce the aggregate discounted contract balance of the contracts more quickly than expected and thereby result in an increase in the rate at which principal is paid to you and reduce the aggregate interest payments that you may have expected to receive on the notes.



     The effective yield will depend upon, among other things, the amount of principal payments and rate at which principal is paid to you. You will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of contracts. The reinvestment risks include the risk that interest rates may be lower at the time you receive payments from the owner trust than the interest rate under your notes. Your after-tax yield may be affected by lags between the time interest income accrues to you and the time the related interest income is received by you.



     The following chart sets forth the percentage of the initial principal amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class B Notes, Class C Notes and Class D Notes which would be outstanding on the distribution dates set forth below assuming a conditional prepayment rate of 0.00%, 5.00%, 10.00%, 15.00%, 20.00% and 25.00%, respectively. This information is hypothetical and is set forth for illustrative purposes only. The conditional prepayment rate assumes that a fraction of the outstanding contracts is prepaid on each payment date, which implies that each contract in the pool of contracts is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the conditional prepayment rate for the contracts. The conditional prepayment rate measures prepayments based on the contract pool principal balance, after the payment of all payments scheduled to be made under the terms of the contracts during each collection period. The conditional prepayment rate further assumes that all contracts are the same size and amortize at the same rate. The conditional prepayment rate also assumes that each contract will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly contract payments as of 1, 1999, and assumes that:



          the owner trust depositor exercises its option to cause a redemption of the notes when the aggregate discounted contract balance of the contracts is less than 10% of the aggregate discounted contract
          balance of the contracts as of        , 1999, and



          the closing date for the sale of the contracts to the owner trust is
                     , 1999.



     These tables are based upon the statistical discount rate of       %.



     In addition, it is assumed for the purposes of these tables only, that the owner trust issues the notes in the following amounts and at the following interest rates:



CLASS                                     INITIAL PRINCIPAL AMOUNT    INTEREST RATE
----------------------------------------  ------------------------    -------------
A-1.....................................          $                           %
A-2.....................................
A-3.....................................
A-4.....................................
A-5.....................................
B.......................................
C.......................................
D.......................................

                            DESCRIPTION OF THE NOTES


     This section adds to the information in the prospectus under the caption 'Description of the Notes.' However, as these statements are only summaries, you should read the pooling and servicing agreement and the indenture. The depositor filed the forms of these documents as exhibits to the registration statement it filed with the Securities and Exchange Commission for the notes.


GENERAL


     The notes will be issued under an indenture between the owner trust and
[                        ], as indenture trustee.



     The owner trust will issue eight classes of notes, consisting of five classes of senior notes, designated as the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes, which are referred to in this document as 'Class A Notes,' and three classes of subordinate notes, designated as the Class B Notes, the Class C Notes and the Class D Notes.



     The notes may be purchased in book-entry form in minimum denominations of $1,000 and in integral multiples of $1,000. Each class will initially be represented by one or more notes registered in the name of the nominee of The Depository Trust Company, except as set forth below. Payments on the notes will be made as described below to the noteholders in whose names the notes were registered at the close of business on the day immediately preceding the payment date. However, the final payment on the notes will be made only upon presentation and surrender of the notes. All payments with respect to the principal of and interest on the notes will be made in immediately available funds. See 'Description of the Notes and Indenture -- Book-Entry Registration' in the accompanying prospectus.


DISTRIBUTIONS


     The owner trust will pay note principal and interest on each payment date from the amount available for the payment date. The available amount is the sum of



         (a)amounts on deposit in the collection account as of the last business day preceding the related determination date



               (i)   which were 'Related Collection Period Pledged Revenues', or



               (ii) to the extent necessary to pay interest on the notes on such payment date, 'Current Collection Period Pledged Revenues',



                    'Related Collection Period Pledged Revenues' means amounts received by the servicer in respect of contracts during a collection period related to a payment date or in respect of amounts the depositor paid to purchase contracts at the end of the collection period.



                    'Current Collection Period Pledged Revenues' means amounts received by the servicer in respect of contracts after the end of a collection period related to an interest or principal repayment date, but on or prior to the deposit date.



     and



         (b) amounts permitted to be withdrawn from the cash collateral account to pay principal or interest. See 'Cash Collateral Account' below.



     Contract revenues to be deposited in the collection account will consist of:



               (i) scheduled contract payments except for amounts applied by the servicer, maintenance taxes and other similar obligations, administrative fees retained by the servicer, any scheduled payments due on or after, but received prior to, the cut-off date;



               (ii) any voluntary contract prepayments other than, in the case of a prepaid contract for which a substitute contract has been substituted, that portion which is in excess of the scheduled payments due during or prior to the collection period during which the prepayment in full was received, which portion will be paid to the depositor, provided that the amount, if any, by which any such prepayment exceeds the required payoff amount of a contract structured as a lease will not constitute pledged revenues but will be allocated to the depositor;



               (iii) any amounts paid by an originator to purchase contracts subject to a warranty claim, except, in the case of a lease contract, any portion allocable to the depositor;



               (iv)  any amounts the depositor paid to purchase the contracts;



               (v) some of the liquidation proceeds derived from the liquidation of the contracts and the disposition of the related equipment, as described under 'The
                    Contracts -- Liquidation of Contracts' herein; and


               (vi) any earnings on the investment of amounts credited to the collection account.


     The owner trustee will pay note interest and principal on the 20th day of each month (or, if not a business day, the next succeeding business day),
commencing                , 1999, to registered noteholders as of the related
record date. While the notes are held in book entry form, the record date for any payment date will be the business day immediately preceding the payment date. It will be the last day of the prior calendar month if definitive Notes have been issued. If the Class A-1 Notes have not been paid in full on or before
the [               ] payment date, the payment date for the Class A-1 Notes in
               will be                .



     On each payment date prior to an event of default, the indenture trustee will apply available funds to the following payments in the following order of priority:


               (i)   reimbursement of servicer advances;

               (ii)  the servicing fee;

               (iii)  interest on the notes in the following order of priority:

                    (a) interest on the Class A Notes,



                    (b) interest on the Class B Notes,



                    (c) interest on the Class C Notes,



                    (d) interest on the Class D Notes


               (iv) principal on the notes in the amounts and priority described under 'Principal' below;


               (v) any amount necessary to increase the cash collateral account balance to the requisite amount;



               (vi) amounts payable in connection with the cash collateral account; and



               (vii) any remainder to the holder of the equity certificate.



The available funds shall consist, of first, the Related Collection Period Pledged Revenues, second, to the extent the Related Collection Period Pledged Revenues are insufficient to pay note interest, the Current Collection Period Pledged Revenues, and third (but only as to servicer fees and interest payments, amounts permitted to be withdrawn from the cash collateral account as described under 'Cash Collateral Account.'


CLASS A INTEREST


     Interest will accrue on the Class A Notes at the interest rate for the class specified on the cover of this prospectus supplement from and including
the closing date to but excluding                , 1999, and thereafter for each
successive interest period. Interest on the Class A-1 Notes will be computed on the basis of the actual number of days elapsed and a 360-day year. Interest on the other classes of notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.



     If on any payment date, the amount available after payment of the servicing fee is not sufficient to make a full payment of interest to the holders of Class A Notes, the amount of interest to be paid on the Class A Notes will be allocated among each class of Class A Notes pro rata in accordance with their respective entitlements to interest. The amount of the shortfall will be carried forward and, together with interest on such amount at the applicable interest rate, added to the amount of interest Class A noteholders will be entitled to receive on the next payment date.



     If on a given payment date, the amount available, after reimbursement of servicer advances and payment of the servicing fee and interest on the Class A Notes, is not sufficient to make a full payment of interest to the holders of Class B Notes, the amount of the shortfall will be carried forward and, together with interest on the shortfall amount at the applicable interest rate, added to the amount of interest Class B noteholders will be entitled to receive on the next payment date.



     If on a given payment date, the amount available, after reimbursement of servicer advances and payment of the servicing fee and interest on the Class A and Class B Notes, is not sufficient to make a full payment of interest to the holders of Class C Notes the amount of the shortfall will be carried forward and, together with interest on the shortfall amount at the applicable interest rate added to the amount of interest Class C noteholders will be entitled to receive on the next payment date.






     If on a given payment date, the amount available, after reimbursement of Servicer Advances and payment of the servicing fee and interest on the Class A, Class B and Class C Notes, is not sufficient to make a full payment of interest to the holders of Class D Notes, the amount of the shortfall will be carried forward and, together with interest on the shortfall amount at the applicable interest rate, added to the amount of interest Class D noteholders will be entitled to receive on the next payment date.



     The interest periods for each class of notes will consist of an initial
period from and including the closing date to but excluding                ,
1999. Then the interest periods for the Class A-2, Class A-3, Class A-4 and Class A-5 Notes, will commence with and include the first day after the preceding period and will continue to but exclude the 20th day of the following month. For the Class A-1 Notes, the successive interest periods will run from and including each payment date to but excluding the following payment date. The interest periods for Class B, C and D notes will run from and include the first day following the completion of the preceding period to but excluding the 20th day of the following month.


PRINCIPAL


     The priority of principal payments will be in the following order:



         (1) the Class A Principal Payment Amount until, the Class A-1 Note principal balance equals $0 to the Class A-1 and Class A-5
             noteholders, allocated [   ]% to the Class A-1 Notes and [   ]% to
             the Class A-5 Notes;



         (2) the Class A Principal Payment Amount until, the Class A-1 principal balance equals $0, to the Class A noteholders, allocated as follows:


               (i) the remaining Class A-1 principal balance to the Class A-1 noteholders;

               (ii)  an amount equal to [   ]% of the total principal payment
                     amount to the Class A-5 noteholders; and


               (iii) the remaining Class A Principal Payment Amount to the
                     Class A-2 noteholders until the Class A-2 principal balance equals $0, then to the Class A-3 noteholders until the Class A-3 principal balance equals $0, then to the Class A-4 noteholders until the Class A-4 principal balance equals $0 and then to the Class A-5 noteholders until the Class A-5 principal balance equals $0.



                     However, if the available funds are not sufficient to pay the full Class A principal amount, the available funds shall be allocated, first, to the Class A-1 Notes and the Class A-5 Notes as provided (and, if the available funds are not sufficient to pay the full amounts, to the Class A-1 Notes and the Class A-5 Notes pro rata based upon the amounts otherwise payable as provided above, and, thereafter, to the Class A-2, Class A-3, Class A-4 and Class A-5 Notes as provided;

         (3) after the Class A-1 principal balance equals $0, the Class A Principal Payment Amount, to the Class A noteholders, allocated as follows:



               (i)  until the Class A-4 principal balance equals $0:



                    (a) [   ]% of the total principal payment amount to the
                        Class A-5 noteholders, and



                    (b) the remaining Class A Principal Payment Amount to the
                        Class A-2 noteholders until the Class A-2 principal balance equals $0, then to the Class A-3 noteholders until the Class A-3 principal balance equals $0, then to the Class A-4 noteholders until the Class A-4 principal balance equals $0 and then to the Class A-5 noteholders until the Class A-5 principal balance equals $0;



                        However, if the available funds are not sufficient to pay the full Class A Principal Payment Amount, the available funds shall be allocated between the Class A-5 Notes, on the one hand, and the Class A-2, Class A-3 and Class A-4 Notes, on the other, pro rata based upon the amounts otherwise payable pursuant to the above clauses
                        (a) and (b).



               (ii) Until the Class A-4 principal balance equals $0, to the
                    Class A-5 Notes until the Class A-5 principal balance equals $0;


         (4) to the Class B noteholders, the Class B Principal Payment Amount;

         (5) to the Class C noteholders, the Class C Principal Payment Amount;

         (6) to the Class D noteholders, the Class D Principal Payment Amount;
     and


         (7) any additional principal sequentially to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, and Class D noteholders.


         The Class A Principal Payment Amount will equal


               (i)  the total principal payment amount for any payment date
                    until the later of (a) the payment date in      1999 or (b)
                    the payment date on which the Class A-1 principal balance equals $0. However, if, for any payment date after the
                    payment date in [         ], the total principal payment
                    amount would result in the Class A-1 principal balance equaling zero, an amount equal to (x) the Class A-1 principal balance plus (y) the remainder of (1) the sum of the Class A-2 principal balance, the Class A-3 principal balance, the Class A-4 principal balance and the Class A-5 principal balance minus (2) the Class A Target Principal Amount; and


               (ii) for any payment date thereafter, the remainder of (x) the sum of the Class A-2 principal balance, the Class A-3 principal balance, the Class A-4 principal balance and the Class A-5 principal balance minus (y) the Class A Target Principal Amount;


However, the Class A Principal Payment Amount may not exceed the Class A principal balance.

     The total principal payment amount for any payment date will equal the remainder of (x) the aggregate note principal balance minus (y) the contract pool principal balance as of the last day of the collection period immediately preceding such payment date; provided that the amount referred to in clause (y) shall be deemed to be zero on any payment date on which the contract pool principal balance is less than $1,000,000.

     The Class A Target Principal Amount for any payment date will be the product of (a) the Class A Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding such payment date.

     The Class A Percentage will be approximately [   ]%.

     The Class B Principal Payment Amount will equal


         (i)  $0 until the later of (a) the payment date in [      ] or (b) the
              payment date on which the Class A-1 principal balance equals $0;
              and



         (ii) for any payment date thereafter, (a) the Class B principal balance minus (b) the greater of (x) the Class B Target Principal Amount and (y) the Class B Floor, if any; except that the Class B Principal Payment Amount may not exceed the Class B principal balance.


     The Class B Target Principal Amount for any payment date will be the product of (a) the Class B Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding such payment date.

     The Class B Percentage will be approximately [   ]%.


     The Class B Floor for any payment date will equal (i) [   ]% of the initial
contract pool principal balance, plus (ii) the principal differential, if any, for such payment date, minus (iii) the sum of the Class C principal balance, the Class D principal balance (prior to giving effect to any payments of principal on the Class C or D Notes on such payment date) and the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on such payment date; except that the Class B Floor may not be greater than the Class B principal balance or less than zero.



     The principal differential for any payment date will equal any excess of


         (i)  the remainder, if any, of

               (a) the aggregate note principal balance (prior to giving effect to the payment of principal on the notes on such payment
                   date), minus

               (b) the lesser of (A) the contract pool principal balance as of the last day of the collection period immediately preceding the preceding payment date, minus the contract pool principal balance as of the last day of the collection period immediately preceding such payment date, or (B) the related collection period pledged revenues remaining after the payment of amounts owing to the servicer and the payment of all interest due on the notes on such payment date, over

         (ii) the aggregate of the required payoff amounts for all contracts as of the last day of the collection period immediately preceding such payment date.

     The Class C Principal Payment Amount will equal


         (i)  $0 until the later of (a) the payment date in       1999 or (b)
              the payment date on which the Class A-1 principal balance equal $0; and


         (ii) for any payment date thereafter, (a) the Class C principal balance minus (b) the greater of (x) the Class C Target Principal Amount and (y) the Class C Floor, if any; provided, however, that in no event will the Class C principal payment amount exceed the Class C principal balance.

     The Class C Target Principal Amount for any payment date will be the product of (a) the Class C Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding such payment date.

     The Class C Percentage will be approximately [   ]%.


     The Class C Floor for any payment date will equal (i) [   ]% of the initial
contract pool principal balance, plus (ii) the principal differential, if any, for such payment date, minus (iii) the sum of the Class D principal balance (prior to giving effect to any payments of principal on the Class D Notes on such payment date) and the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on such payment date; except that the Class C Floor may not be greater than the Class C principal balance or less than zero. Furthermore, if the Class B principal balance on any payment date is less than or equal to the Class B Floor on such payment date, the Class C Floor for such payment date will equal the Class C principal balance immediately prior to such payment date.


     The Class D Principal Payment Amount will equal


         (i)  $0 the later of (a) the payment date in [         ] or (b) the
              payment date on which the Class A-1 principal balance equals $0;
              and


         (ii) for any payment date thereafter, the remainder of (a) the Class D principal balance minus (b) the greater of (x) the Class D Target Principal Amount and (y) the Class D Floor, if any; provided, however, that in no event will the Class D Principal Payment Amount exceed the Class D principal balance.

     The Class D Target Principal Amount for any payment date will be the product of (a) the Class D Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding such payment date.

     The Class D Percentage will be approximately [   ]%.


     The Class D Floor for any payment date will equal (i) [ ]% of the initial contract pool principal balance, plus (ii) the principal differential, if any, for such payment date, minus (iii) the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on such payment date; except that the Class D Floor may not be greater than the Class D principal balance or less than zero. Furthermore, if the Class C principal balance on any payment date is less than or equal to the Class C Floor on such payment date, the Class D Floor for such payment date will equal the Class D principal balance immediately prior to such payment date.


     The additional principal for any payment date will equal the excess, if any, of (i) the total principal payment amount, over (ii) the sum of the Class A Principal
                                      S-33

Payment Amount, the Class B Principal Payment Amount, the Class C Principal Payment Amount and the Class D Principal Payment Amount.

     The aggregate note principal balance for any payment date will equal the sum of the Class A-1 principal balance, the Class A-2 principal balance, the Class A-3 principal balance, the Class A-4 principal balance, the Class A-5 principal balance, the Class B principal balance, the Class C principal balance and the Class D principal balance.

     The contract principal balance of any contract as of the last day of any collection period is:

         (1) in the case of any contract that does not by its terms permit prepayment or early termination, the present value of the unpaid scheduled payments due on such contract after such last day of the collection period (excluding all scheduled payments due on or prior to, but not received as of, such last day, as well as any scheduled payments due after such last day and received on or prior thereto), after giving effect to any prepayments received on or prior to such
             last day, discounted monthly at the rate of [   ]% per annum
             (assuming, for purposes of such calculation, that each scheduled payment is due on the last day of the applicable collection period);

         (2) in the case of any contract that permits prepayment or early termination only upon payment of an amount that is at least equal to the present value (calculated in the manner described in clause
             (1) above) of the unpaid scheduled payments due on such contract after the date of such prepayment, the amount specified in clause
             (1) above; and

         (3) in the case of any contract that permits prepayment or early termination without payment of an amount at least equal to the amount specified in clause (2) above, the lesser of (a) the outstanding principal balance of such contract after giving effect to scheduled payments due on or prior to such last day of the collection period, whether or not received, as well as any prepayments, and any scheduled payments due after such last day, received on or prior to such last day, and (b) the amount specified in clause (1) above.


The contract principal balance of any contract which became a liquidated contract during a given collection period or which was a contract subject to a warranty claim which the depositor was obligated to purchase as of the end of a given collection period will, for purposes of computing the total principal payment amount and the requisite amount for the cash collateral account, be deemed to be zero on and after the last day of such collection period.


     A liquidated contract is any contract (a) which the servicer has charged off as uncollectible in accordance with its credit and collection policies and procedures (which shall be no later than the date as of which the servicer has repossessed and disposed of the related equipment, or otherwise collected all proceeds which, in the servicer's reasonable judgment, can be collected under such contract), or (b) as to which 10% or more of a scheduled payment is delinquent 180 days or more.

     The collection period for any payment date will be the calendar month preceding the month in which such payment date occurs.

     The initial contract pool principal balance is $            (which amount
is based upon the contract pool principal balance determined as of the cut-off date, but also includes an amount in respect of scheduled payments on the contracts due prior to, but not received as of, the cut-off date).


     Principal balance means, when used with respect to a class of notes, the
initial principal balance of the class set forth on page S-[   ], less all
distributions previously made to the class in respect of principal.


REDEMPTION OF NOTES


     The notes are subject to redemption in whole. See 'Optional Purchase of Contracts' below.


OPTIONAL PURCHASE OF CLASS A-5 NOTES


     The owner trust may purchase all of the Class A-5 Notes, on any payment date, at a purchase price equal to the Class A-5 principal balance plus a premium equal to the excess, discounted as described below, of (i) the scheduled future interest payments on the Class A-5 Notes, over (ii) the interest that would have accrued on the Class A-5 Notes over the same period at a per annum rate of interest equal to the yield on a United States Treasury security of comparable maturity. Such excess shall be discounted to present value to such payment date at the yield described in clause (ii) above. For purposes of this paragraph only, (i) the Class A-5 principal balance upon which interest will be deemed to accrue, and (ii) the weighted average remaining life of the Class A-5 Notes, shall be determined based upon the amortization of the contract pool
principal balance remaining at the payment date at a rate of [   ]%. Interest
payable on the Class A-5 Notes on any such payment date shall be paid to the holders of record on the related record date in the ordinary manner. Following such purchase, the Class A-5 Notes will not be retired, but will continue to be entitled to interest and principal payments on each payment date in the manner described above.


SUBORDINATION OF SUBORDINATE NOTES


     Interest is payable before principal on each class of note. This increases the likelihood that interest will be paid on each class of Notes. In addition, the holders of Class A, Class B and Class C Notes will be entitled to receive interest:


         (1) in the case of the Class A Notes, prior to the payment of any interest on the Class B, Class C and Class D Notes,

         (2) in the case of the Class B Notes, prior to the payment of any interest on the Class C or Class D Notes, and

         (3) in the case of the Class C Notes, prior to the payment of any interest on the Class D Notes.

Likewise, the likelihood of payment of principal on the Class A, Class B and Class C Notes will be enhanced by the preferential right of the holders of notes of each class to receive principal:


         (i) in the case of the Class A Notes, prior to the payment of principal on the subordinate notes,

         (ii) in the case of the Class B Notes, prior to the payment of principal on the Class C or Class D Notes, and

         (iii) in the case of the Class C Notes, prior to the payment of principal on the Class D Notes.

CASH COLLATERAL ACCOUNT


     The cash collateral account will be established on or prior to the closing date and will be available to the indenture trustee. The cash collateral account
will initially be funded in an amount equal to [   ]% of the initial contract
pool principal balance (approximately $[            ]). Available amounts on
deposit from time to time in the cash collateral account shall be used to fund the amounts specified below in the following order of priority to the extent that amounts on deposit in the collection account as of any deposit date are insufficient therefor:


         (i)  to pay interest on the notes in the following order of priority:


               (a) interest on the Class A Notes, including any overdue interest and interest on overdue interest,



               (b) interest on the Class B Notes, including any overdue interest and interest on overdue interest,



               (c) interest on the Class C Notes, including any overdue interest and interest on overdue interest, and



               (d) interest on the Class D Notes, including any overdue interest and interest on overdue interest,


         (ii) to pay any principal deficiency amount, which is equal to the lesser of:

               (a) the aggregate liquidation losses on all contracts that became liquidated contracts during the related collection period, or

               (b) the excess, if any, of

                    (A) the aggregate principal balance of the notes, after
              giving effect to all distributions of principal from available pledged revenues on such payment date, over

                    (B) the aggregate of the required payoff amounts for all
              contracts as of the last day of the related collection period; and

         (iii) to pay principal on the Notes at the applicable stated maturity date thereof and on the first payment date on which the contract pool principal balance is less than $1,000,000.

     Liquidation loss means, as to any liquidated contract, the excess, if any, of

         (1) the required payoff amount of such contract for the collection period during which such contract became a liquidated contract, over

         (2) that portion of the liquidation proceeds for such liquidated contract allocated to us (as described under 'Description of Contracts -- Liquidation of Contracts' herein).


     To the extent that the amount on deposit in the cash collateral account as of any payment date is less than the requisite amount, such deficiency is to be restored from the remaining amount available, after reimbursement of any servicer's advances and payment of the servicing fee and interest and principal on the notes, as described under 'Distributions' above. The requisite amount will be


     (i) for any payment date on or prior to the payment date occurring in
[               ], [   ]% of the initial contract pool principal balance, and

     (ii) for any payment date thereafter, an amount equal to the greater of

         (a) the sum of


         (1) [   ]% of the contract pool principal balance for the payment date, plus


         (2) the excess, if any, of


         (A) the sum of the principal balances of the notes, after giving effect to all distributions of principal on the payment date, over



         (B) the contract pool principal balance for the payment date,


         and

         (b) $[            ], which is [   ]% of the initial contract pool
     principal balance; provided that in no event will the requisite amount exceed the sum of the principal balances of the notes. Any amount on deposit in the cash collateral account in excess of the requisite amount, and all investment earnings on funds in the cash collateral account, will be released from the cash collateral account and paid to or upon our order, and will not be available to make payments on the notes.


     The cash collateral account must be an eligible account, and funds on deposit in the cash collateral account will be invested in eligible investments, as defined under 'Description of the Notes -- Trust Accounts' in the accompanying prospectus.


OPTIONAL PURCHASE OF CONTRACTS


     The depositor may purchase all of the contracts on any payment date following the date on which the unpaid principal balance of the notes is less than 10% of the initial contract pool principal balance. The purchase price that we pay in connection with a purchase shall be at least equal to the unpaid principal balance of the notes as of such payment date plus interest to be paid on the notes on such payment date. The proceeds of the purchase shall be applied on the payment date to the payment of the remaining principal balance of the notes, together with accrued interest thereon.

REPORTS TO NOTEHOLDERS


     The servicer will furnish to the indenture trustee, and the indenture trustee will include with each distribution to you, a statement in respect of the related payment date setting forth:



         (i) the amount of interest paid on each class of notes, including any unpaid interest from the prior payment date, and any remaining unpaid interest on each class of the Class A Notes;



         (ii)  the amount of principal paid on each class of notes;



         (iii) the principal deficiency amount, if any, for the payment date;
               and



         (iv) the requisite amount of the cash collateral account and the amount on deposit in the cash collateral account, after giving effect to any deposits and withdrawals to be made on the payment date.



See 'Description of the Notes and Indenture -- Reports to Noteholders' in the accompanying prospectus. You will not receive reports directly from the indenture trustee. The servicer will file the reports with the Securities and Exchange Commission. However, in accordance with the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission, the owner trust expects that its obligation to file these reports will be terminated at the end of [2000].


SERVICING

     The servicer will be responsible for managing, administering, servicing and making collections on the contracts. Compensation to the servicer will include


         (i) a monthly servicing fee, which will be payable to the servicer from the amount available on each payment date, in an amount equal to the product of one-twelfth of .75% per annum multiplied by the contract pool principal balance determined as of the last day of the second preceding collection period, or, in the case of the servicing fee with respect to the collection period commencing on the cut-off date, the contract pool principal balance as of the cut-off date;


         (ii) any late fees, late payment interest, documentation fees, insurance administration charges and other administrative charges and a portion of any extension fees, collectively, the administrative fees, collected with respect to the contracts during the related collection period; and


         (iii) any investment earnings on collections prior to their deposit thereof in the collection account. The servicer may be terminated as servicer under certain circumstances, in which event a successor servicer would be appointed to service the contracts. See 'Newcourt Credit Group Inc.' and 'Description of the Pooling and Servicing Agreements -- Servicing -- Events of Termination' in the accompanying prospectus.


THE INDENTURE TRUSTEE


     [                        ] will serve as the indenture trustee. The
indenture trustee may resign at any time, in which event the owner trust will be obligated to appoint a successor trustee. The owner trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture, if the indenture trustee becomes insolvent or if the rating assigned to the long-term unsecured debt obligations of the indenture trustee or its holding company by the rating agencies shall be lowered below the rating of 'BBB,' 'Baa3' or equivalent rating or be withdrawn by any rating agency. In these circumstances, the owner trust will be obligated to appoint a successor trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.


CONCENTRATION AMOUNTS


     In addition to the representations and warranties made by the originators and us with respect to the contracts as described in the accompanying prospectus under 'The Contracts -- Representations and Warranties Made by the Originators,' the depositor will represent and warrant as of the statistical calculation date,
calculated utilizing the statistical discount rate equal to [         ], as
follows:


         (i)  the aggregate discounted contract balance          of all end-user
              contracts with obligors that are governmental entities or
              municipalities does not exceed [   ]% of the aggregate discounted
              contract balance of the contract pool;

         (ii) the aggregate discounted contract balance of all end-user contracts which finance, lease or which are predominately related
               to software will not exceed [   ]% of the aggregate discounted
               contract balance of the contract pool; and


         (iii) the aggregate discounted contract balance          of all
               end-user contracts with obligors who comprise the five largest obligors, measured by aggregate discounted contract balance as of
               the date of determination, does not exceed [   ]% of the
               aggregate discounted contract balance of the contract pool.



     On the date an additional contract or a substitute contract is added to the contract pool and we will make the foregoing representations and warranties as if such transfer occurred on the closing date; provided, that, for the purposes thereof (i) the contract pool on the closing date shall be deemed to include such additional contract or substitute contract in lieu of the contract being replaced or substituted and (ii) the discounted contract balance of the additional contract or substitute contract shall be equal to the discounted contract balance thereof as of the related cut-off date.



     The owner trust shall reassign to the depositor, and the originator will be obligated to purchase from the depositor, any contract transferred by the owner trust and any related equipment or applicable security selected by the servicer at any time as there is a breach of any of the foregoing representations or warranties, which breach has not been cured or waived in all material respects, the removal of which shall remedy such breach. This purchase shall occur no later than 90 days after the depositor or the owner trust becomes aware, or receives written notice from the servicer, of the breach. This purchase obligation will constitute the sole remedy against the depositor available to the owner trust, the indenture trustee and the noteholders or certificateholder for a breach of one of the foregoing representations or warranties.



     Pursuant to the pooling and servicing agreement, a contract transferred by the owner trust shall be reassigned to the depositor and the depositor shall make a deposit in the collection account in immediately available funds in an amount equal to the sum of the discounted contract balance of the contract, together with accrued interest at the discount rate, and any outstanding servicer advances thereon. Any amount deposited into the collection account in connection with the reassignment of a contract transferred by the owner trust shall be considered payment in full of the ineligible contract. This amount shall be considered a transfer deposit amount and shall be treated as an available amount. In the alternative, the depositor may instead cause the owner trust to convey to the owner trust a substitute contract otherwise satisfying the terms and conditions generally applicable to substitute contracts in other situations described herein in replacement for the affected contract, which shall thereupon be deemed released by the owner trust and indenture trustee and reconveyed to the depositor thereof.


INDEMNIFICATION


     The pooling and servicing agreement provides that the servicer will indemnify the depositor, the owner trust, the owner trustee, and the indenture trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the servicer's actions or omissions with respect to the owner trust pursuant to the pooling and servicing agreement except where arising out of indemnified party's bad faith, willful misconduct or gross negligence. Pursuant to the pooling and servicing agreement, the servicer, irrevocably and unconditionally, (i) submits for itself and its property in any legal action arising out of the pooling and servicing agreement and the other operative documents, to the nonexclusive general jurisdiction of the courts of the United States of America for the Southern District of New York, and appellate courts therefrom and (ii) waives any objection it may have that any action therein was brought in an inconvenient court. Notwithstanding the foregoing, a court may determine, on its own motion, that an action brought against the servicer in any such court was brought in an inconvenient forum.



     Except as provided in the preceding paragraph, the pooling and servicing agreement provides that none of the depositor, the servicer or any of their directors, officers, employees or agents will be under any other liability to the trust, the owner trustee, the indenture trustee, the holders of notes or subordinated securities or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the pooling and servicing agreement. However, none of the depositor, the servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.


     In addition, the pooling and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement. The servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of holders of notes or subordinated securities with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of noteholders or holders of the subordinated securities thereunder.


                              RATINGS OF THE NOTES



     It is a condition of issuance that each of Standard & Poor's Ratings Services, Moody's Investors Service, Inc. and Duff & Phelps Credit Rating Co., Inc.



          rate the Class A-1 Notes in its highest short-term rating category,



          rate the Class A-2, Class A-3, Class A-4 and Class A-5 Notes in its highest long-term rating category,



          rate the Class B Notes at least [               ], respectively,



          rate the Class C Notes at least [               ], respectively, and



          rate the Class D Notes at least [               ], respectively.



The ratings address the likelihood of the timely receipt of interest and payment of principal on each class of notes on or before the stated maturity date for the class. The ratings will be based primarily upon the pledged revenues, the cash collateral account and the subordination provided by the subordinate notes, in the case of the Class A Notes,



          the Class D and Class C Notes, in the case of the Class B Notes and the Class D Notes, in the case of the Class C Notes.



There is no assurance that any rating will not be lowered or withdrawn by the assigning rating agency if, in its judgment, circumstances so warrant. In the event that a rating or ratings with respect to the notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes so qualified, reduced or withdrawn.



The ratings should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold notes, inasmuch as these ratings do not comment as to market price or suitability for a particular investor. The ratings do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.


The term 'United States Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust, (A) with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States fiduciaries have the authority to control all of its substantial decisions, or (B) otherwise, the income of which is subject to U.S. federal income tax regardless of its source.

                                USE OF PROCEEDS


     The owner trust will use the proceeds from the sale of notes, after funding a portion of the cash collateral account and paying expenses, to pay the purchase price for the contracts to the depositor. The depositor will use the proceeds to pay amounts owed to an affiliated trust, which will use the proceeds to pay down warehousing credit facilities. The depositor will pay any remaining funds to the originators.



                               LEGAL PROCEEDINGS



     None of the depositor, the servicer, the originators or the owner trust are parties to any legal proceedings which could have a material adverse impact on noteholders' interests in notes or the owner trust's assets.

                              PLAN OF DISTRIBUTION



     Under the terms of an underwriting agreement dated                , 1999,
The underwriters have severally agreed to purchase the following respective initial principal amounts of notes at the respective public offering prices less the respective underwriting discounts set forth on the cover page of this prospectus supplement:


                                 INITIAL            INITIAL            INITIAL            INITIAL            INITIAL
                                PRINCIPAL          PRINCIPAL          PRINCIPAL          PRINCIPAL          PRINCIPAL
                                AMOUNT OF          AMOUNT OF          AMOUNT OF          AMOUNT OF          AMOUNT OF
       UNDERWRITER           CLASS A-1 NOTES    CLASS A-2 NOTES    CLASS A-3 NOTES    CLASS A-4 NOTES    CLASS A-5 NOTES
--------------------------   ---------------    ---------------    ---------------    ---------------    ---------------




                                        INITIAL               INITIAL               INITIAL
                                       PRINCIPAL             PRINCIPAL             PRINCIPAL
                                       AMOUNT OF             AMOUNT OF             AMOUNT OF
UNDERWRITER                          CLASS B NOTES         CLASS C NOTES         CLASS D NOTES
-----------------------------        -------------         -------------         -------------





     In the underwriting agreement, the underwriters have agreed, to purchase all of the notes being offered if any of notes are purchased. The underwriters have advised the depositor that they propose initially to offer the notes to the public at the respective public offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at that price, less a concession not in excess of the amount noted in the table below. The underwriters may allow and the dealers may reallow to other dealers a discount not in excess of the amount noted in the table below.



                     DEALER              DEALER
                   CONCESSION           DISCOUNT
CLASS OF NOTE     NOT TO EXCEED       NOT TO EXCEED
-------------     -------------       -------------
     A-1
     A-2
     A-3
     A-4
     A-5
      B
      C
      D


     After the notes are released for sale to the public, the offering prices and other selling terms may be varied by the underwriters.

     In connection with the offering of the notes, [List certain underwriters], on behalf of the underwriters, may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open markets for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transaction and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the [List certain underwriters] engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.


     [                        and certain of its affiliates have agreed to
indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.]


     The notes are new issues of securities with no established trading market. The underwriters have advised the depositor that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.



     The depositor has estimated that it will spend approximately $ million for printing, rating agency, trustee and legal fees and other expenses related to the offering.


                                 LEGAL MATTERS


     Winston & Strawn, Chicago, Illinois, will provide a legal opinion relating to the notes in its capacity as special counsel to the owner trust, the depositor, the originators, the servicer and the administrator. Other legal matters for the underwriter will be passed on by Dewey Ballantine LLP, New York, New York. The indenture, the pooling and contribution agreement, the trust agreement, the purchase agreements and the notes will be governed by the laws of the State of New York.



                                    EXPERTS



     The balance sheet of the owner trust at           , 1999 appearing in this
prospectus supplement has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein.

                   NEWCOURT EQUIPMENT TRUST SECURITIES 1999-1
                     BALANCE SHEET AS OF             , 1999



Assets -- Cash......................................................................  $ 0
                                                                                      ---
                                                                                      ---
Beneficial Equity...................................................................  $ 0
                                                                                      ---
                                                                                      ---
Liabilities.........................................................................  $ 0
                                                                                      ---
                                                                                      ---



                           NOTES TO THE BALANCE SHEET



     Newcourt Equipment Trust Securities 1999-1 is a limited purpose business trust established under the laws of the State of Delaware and was formed on
            , 1999 by NCT Funding Company, L.L.C. and             pursuant to a
trust agreement dated as of             , 1999 between the depositor and the
owner trustee. The activities of the owner trust are limited by the terms of the trust agreement to acquiring, owning and managing lease and loan contracts and related assets, issuing and making payments on notes and subordinate securities
and other activities related thereto. Prior to and including             , 1999,
the trust did not conduct any activities.



     The depositor will pay all fees and expenses related to the organization and operations of the owner trust, other than withholding taxes, imposed by the United States or any other domestic taxing authority upon the trust. The depositor has also agreed to indemnify the trustees and certain other persons.

                         REPORT OF INDEPENDENT AUDITORS



To the Trustee of
NEWCOURT EQUIPMENT TRUST SECURITIES 1999-1



     We have audited the accompanying balance sheet of Newcourt Equipment Trust
Securities 1999-1 (the 'Trust'), as of             , 1999. This balance sheet is
the responsibility of the Trust's management. Our responsibility is to express an opinion on this balance sheet based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.



     In our opinion, the balance sheet referred to above presents fairly, in all
material respects, the financial position of the Trust at             , 1999 in
conformity with generally accepted accounting principles.



                                          ERNEST & YOUNG LLP



New York, New York
            , 1999

                             INDEX OF DEFINED TERMS


                                                                                                            PAGE
                                                                                                            ----
Class A Principal Payment Amount..........................................................................  S-30
Class A Target Principal Amount...........................................................................  S-31
Class A Percentage........................................................................................  S-31
Class B Interest Rate.....................................................................................  S-31
Class B Principal Payment Amount..........................................................................  S-31
Class B Target Principal Amount...........................................................................  S-31
Class B Percentage........................................................................................  S-31
Class B Floor.............................................................................................  S-31
Class C Interest Rate.....................................................................................  S-32
Class C Principal Payment Amount..........................................................................  S-32
Class C Target Principal Amount...........................................................................  S-32
Class C Percentage........................................................................................  S-32
Class C Floor.............................................................................................  S-32
Class D Interest Rate.....................................................................................  S-32
Class D Principal Payment Amount..........................................................................  S-32
Class D Target Principal Amount...........................................................................  S-32
Class D Percentage........................................................................................  S-32
Class D Floor.............................................................................................  S-32
Current Collection Period Pledged Revenues................................................................  S-26
Related Collection Period Pledged Revenues................................................................  S-26
United States Person......................................................................................  S-40


                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                          NCT FUNDING COMPANY, L.L.C.
                            RECEIVABLE-BACKED NOTES
                              (ISSUABLE IN SERIES)

                          NCT FUNDING COMPANY, L.L.C.
                                   DEPOSITOR

                            AT&T CAPITAL CORPORATION
                                    SERVICER


     Each owner trust will offer receivable-backed notes under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of notes. The depositor will form an owner trust for each series of notes. Each series may include one or more classes of notes. The owner trust will be the issuer of the notes of each series. Each owner trust may also issue interests in the trust other than notes.



     Each owner trust will use the note sale proceeds to acquire a pool of equipment leases, installment sale contracts, promissory notes, loan and security agreements and similar types of receivables which the depositor will simultaneously transfer to the owner trust.



     The right of each class of notes to receive payments may be senior or subordinate to the rights of one or more of the other classes of notes. The rate of payment on the notes of any class will depend on the priority of payment of the class and the rate and timing of payments of the related contracts.



                            ------------------------
     THE NOTES OF EACH SERIES WILL BE OBLIGATIONS OF THE RELATED OWNER TRUST
ONLY.


                            ------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
   THIS PROSPECTUS IS  TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                     --------------------------------------


     This prospectus may not be used to consummate sales of notes unless accompanied by the prospectus supplement relating to the notes.


                   Prospectus dated                   , 1999.

                               TABLE OF CONTENTS


                                                                                                             PAGE
                                                                                                             ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS
   SUPPLEMENT..............................................................................................     3
WHERE YOU CAN FIND MORE INFORMATION........................................................................     3
PROSPECTUS SUMMARY.........................................................................................     4
RISK FACTORS...............................................................................................    10
THE DEPOSITOR..............................................................................................    19
THE OWNER TRUSTS...........................................................................................    20
NEWCOURT CREDIT GROUP INC..................................................................................    22
AT&T CAPITAL CORPORATION...................................................................................    22
THE ORIGINATORS............................................................................................    23
THE CONTRACTS..............................................................................................    31
DESCRIPTION OF THE NOTES AND INDENTURE.....................................................................    51
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS........................................................    65
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...................................................................    70
ERISA CONSIDERATIONS.......................................................................................    76
RATINGS OF THE NOTES.......................................................................................    78
USE OF PROCEEDS............................................................................................    78
PLAN OF DISTRIBUTION.......................................................................................    78
LEGAL MATTERS..............................................................................................    79
INDEX OF TERMS.............................................................................................    80
PART II....................................................................................................  II-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


     The depositor tells you about the notes in two separate documents:



      this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series of notes; and



      the prospectus supplement related to the particular terms of your series of notes.



     SOME PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR IN SOME WAY AFFECT THE PRICE OF THE NOTES. THESE TYPES OF TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, PLEASE READ THE SECTION ENTITLED 'UNDERWRITING' IN YOUR PROSPECTUS SUPPLEMENT.






                      WHERE YOU CAN FIND MORE INFORMATION


     Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy such reports, proxy statements and other information at the following regional offices of the Securities and Exchange Commission:

New York Regional Office               Chicago Regional Office
Seven World Trade Center               Citicorp Center
Suite 1300                             500 West Madison Street, Suite 1400
New York, NY 10048                     Chicago, IL 60661

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the public reference rooms or visit the Securities and Exchange Commission's web site at http://www.sec.gov to access available filings.


     The Securities and Exchange Commission allows offerors of securities to 'incorporate by reference' some of the information they file with it. This means that offerors can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information.



     All documents filed by the servicer, on behalf of a respective owner trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the notes will be incorporated by reference into this prospectus.



     If you are a beneficial owner of the notes to whom a prospectus has been delivered, the depositor will, on request, send you a copy of the information that has been incorporated by reference in this prospectus. The depositor will provide this information at no cost to you. Please address such requests to:
Newcourt Credit Group Inc., Attn:             at 2 Gatehall Drive, Parsippany,
New Jersey 02054, Telephone No.                .

                               PROSPECTUS SUMMARY





     The following is only a summary of the terms of the notes. It does not contain all information that may be important to you. You should read this entire prospectus and any accompanying prospectus supplement. In addition, you may wish to read the documents governing the sale of the contracts, the formation of the trust and the issuance of notes. Those documents have been filed as exhibits to the registration statement of which this prospectus is a part.



     There are material risks associated with an investment in the notes. See 'Risk Factors' beginning on page 10 for a discussion of factors you should consider before investing in notes.



Depositor.................................  NCT Funding Company, L.L.C. NCT Funding's chief executive offices are located at 2 Gatehall Drive, Parsippany, New Jersey 07054 and its
                                            telephone number is (973) 606-4879.
Issuer and Owner Trust....................  For each series of notes, the depositor will form an owner trust and prepare a prospectus supplement. Each owner trust will own a pool of contracts and other assets. The depositor will identify the owner trust and trustee in your prospectus supplement.
Servicer..................................  AT&T Capital Corporation. AT&T Capital is a subsidiary of Newcourt
                                            Credit Group Inc.
Indenture Trustee.........................  For your series of notes, the depositor will identify the indenture trustee in your prospectus supplement.
The Notes.................................  Each owner trust will issue one or more classes of notes.
Terms of the Notes........................  See 'Description of the Notes and Indenture' in this prospectus and your prospectus supplement.
     Payment Dates........................  Each owner trust will pay interest and principal on notes on the dates specified in a prospectus supplement.
     Interest.............................  The prospectus supplement will state the interest rate for the notes described in the prospectus supplement.
     Principal............................  The principal payment on all notes issued by an owner trust will generally be equal to the difference between the aggregate principal balance of the notes issued by that owner trust on the payment date and the aggregate contract principal balance of the contracts held by that

                                            owner trust. The contract principal balance of any contract is the present value of the unpaid principal on that contract, discounted at a weighted average discount rate. This prospectus and the prospectus supplement refer the aggregate of the contract principal balances as the 'contract pool principal balance'.
     Subordination........................  A class of notes may not be entitled to receive payments of principal and interest until after the owner trust pays one or more other classes of notes. This makes it more likely that senior notes will be paid all interest and principal due on them, and less likely that subordinate notes will be paid all interest and principal due on them.
     Ratings..............................  An owner trust will not issue a series of notes unless one or more nationally recognized rating agencies have assigned investment grade ratings to the notes. For a more complete description of note ratings, see 'Ratings of the Notes' in this prospectus and in your prospectus supplement.
Trust Assets..............................  Each owner trust will make payments on notes it issues primarily from funds from the following assets:
                                                equipment lease contracts,
                                                installment sale contracts,
                                                promissory notes,
                                                conditional sale/financing agreements,
                                                loan and security agreements,
                                                other similar types of receivables, and
                                                deposits in bank accounts.
                                            However, if the contract is a lease, the contract will not include the lessor's rights in the equipment covered by the lease.
The Contracts.............................  Your prospectus supplement provides the particular terms of your series of notes and information about:
                                                the initial principal balance of the contracts transferred to the owner trust issuing the notes;
                                                the number of contracts;
                                                the average contract principal balance;

                                                the various types of contracts;
                                                the geographical distribution of the contracts;
                                                the remaining term of the contracts; and
                                                the weighted average remaining term of the contracts.
                                            All of its contracts will be commercial contracts. Most of the contracts are end-user contracts. End-user contracts relate to the financing by end-users of equipment or software and related support and consulting services. The obligors on the end-user contracts are the actual end-users. The other contracts are limited recourse loans to equipment manufacturers, dealers or distributors or to computer software distributors, all of which are secured by one or more end-user contracts. As of the cut-off date for each pool of contracts, no contract in that pool will be delinquent.
Originators...............................  The contracts of each owner trust will have been originated or acquired by subsidiaries of Newcourt Credit Group Inc., as specified in your prospectus supplement. See 'Newcourt Credit Group Inc.' and
                                            'The Originators' in this prospectus.
Contract Prepayments......................  Some contracts may:
                                                not permit the obligor to prepay or terminate the contract prior to its expiration date, or
                                                allow for a prepayment or early termination upon payment of at least the present value of the future payments on the contract, determined using a discount rate specified in your prospectus supplement, or
                                                allow for a prepayment or early termination without the payment of this amount.
                                            Some contracts permit the obligor to prepay the contract at any time by paying the unpaid principal plus accrued interest.
Liquidated Contracts......................  Your prospectus supplement will describe how liquidation proceeds from a defaulted contract will be allocated.
Mandatory Purchase or Replacement of
   Contracts..............................  Each originator will make representations regarding the contracts and must purchase or replace any contract in the event of an uncured material breach of any of these
                                            representations. See 'The Contracts -- Representations and Warranties
                                            made by the Originators' in this prospectus and 'Weighted Average Life of the Notes' in your prospectus supplement.
Leased Equipment..........................  The depositor will not transfer to any owner trust the depositor's interest in equipment covered by lease contracts. Upon the sale of any leased equipment, the depositor will pay the trust sale proceeds equal to the current balance on the lease.
Credit Enhancement........................  The depositor may arrange for credit enhancement for some notes.
                                            Credit enhancement may include:
                                                a cash collateral account;
                                                a financial guaranty insurance policy;
                                                subordination of one or more other classes of notes;
                                                a reserve account;
                                                overcollateralization;
                                                letters of credit or liquidity facilities;
                                                repurchase obligations;
                                                third party payments or other support;
                                                cash deposits or
                                                other arrangements.
                                            Your prospectus supplement will describe any credit enhancement applicable to your notes.
Priority of Payments......................  The indenture trustee for your notes will apply contract payments in the following order:
                                                reimbursement of advances made by the contract servicer;
                                                the fee for servicing the contracts;
                                                interest on notes;
                                                principal on notes;
                                                amounts payable for credit enhancement for that series of notes;
                                                and

                                                any remainder, to the holder of any equity certificates of the owner trust or, if none, then to the depositor.
Optional Purchase of Contracts............  Once the principal balance of a note series is less than 10% of the initial principal balance of the contracts transferred to the owner trust, the depositor may repurchase all the contracts held by the owner trust. That would result in a prepayment of the outstanding notes. See 'Description of the Notes and Indenture -- Optional
                                            Purchase of Contracts' in this prospectus and in your prospectus supplement.
Substitution..............................  AT&T Capital, as the servicer, may substitute into the owner trust one or more similar contracts for contracts in default and for any impermissibly modified contracts, unless the contract was to be prepaid and refinanced by the related originator outside of the owner trust. The servicer may not make substitutions for defaulted contracts if all substitutions together would exceed 10% of the contract principal balance as of the closing date. AT&T Capital, as the servicer, may also substitute for a contract which would otherwise have to be repurchased due to breach of representations or for a contract which terminates early, without regard to the 10%
                                            limitation described above. Neither AT&T Capital, as the servicer nor an originator is required to replace a defaulted contract. See
                                            'Description of the Pooling and Servicing Agreements' as well as the other substitution requirements described in this prospectus and your prospectus supplement.
U.S. Taxation.............................  In the opinion of our counsel, Winston & Strawn, the notes will be characterized as debt and the owner trusts will not be characterized as 'associations' or 'publicly traded partnerships' taxable as corporations for federal income tax purposes.
                                            By purchasing a note, you agree to treat your note as debt for federal, state and local income tax purposes.

                                            The depositor suggests that you consult your own tax advisor about the federal income tax consequences of purchasing, owning and disposing of notes, and the tax consequences arising under any state or other taxing jurisdiction laws. See 'United States Taxation' in your prospectus supplement.
                                            In the opinion of Winston & Strawn, note payments to certain alien noteholders will not be subject to United States federal withholding tax except as noted in 'United States Taxation -- Tax Consequences to
                                            United States Alien Holders' in this prospectus.
ERISA Considerations......................  Subject to the considerations described in 'ERISA Considerations' in this prospectus, employee benefit plans that are subject to the
                                            Employee Retirement Income Security Act of 1974, as amended, may purchase notes.
Registration, Clearance and Settlement of
   Notes..................................  Each of the notes will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company, and will be available for purchase only in book-entry form on the records of The Depository
                                            Trust Company and participating members. Notes will be issued in definitive form only under the limited circumstances described in this prospectus under 'Description of the Notes and Indenture --
                                            Definitive Notes.'

                                  RISK FACTORS





     You should carefully consider the following risk factors and additional risk factors listed in your prospectus supplement before you invest in the notes.



THE ABSENCE OF AN EXISTING MARKET FOR THE NOTES MAY LIMIT YOUR ABILITY TO RESELL THE NOTES



     There is currently no public market for the notes and the depositor cannot assure you that one will develop. Thus, you may not be able to resell your notes at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the notes but they are not obligated to do so. The depositor does not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated quotation system. Even if a secondary market does develop, it may continue.



PREPAYMENTS ON THE CONTRACTS MAY CAUSE EARLIER REPAYMENTS OF THE NOTES THAN YOU EXPECT AND YOU MAY NOT BE ABLE TO FIND INVESTMENTS WITH THE SAME YIELD AS THE NOTES AT THE TIME OF THE REPAYMENT.



     A higher than anticipated level of prepayments may cause an owner trust to pay principal on the notes sooner than you expected. Similarly, upon the occurrence of an event of default under the indenture, you may also receive principal of the notes sooner than you expected. See 'Description of the Notes and Indenture -- Events of Default; Rights Upon Event of Default'. You may not be able to reinvest those distributions of principal at yields equivalent to the yield on the notes; therefore, the ultimate return you receive on your investment in the notes may be less than the return you expected on the notes. The rate of early terminations of contracts due to prepayments, including defaults, is influenced by various factors including:



           technological change;



           changes in customer requirements;



           the level of interest rates;



           the level of casualty losses; and



           the overall economic environment.



     Most contracts do not permit prepayment or early termination. Nevertheless, AT&T Capital, as servicer, historically has permitted lessees to terminate leases early either in connection with the execution of a new lease of replacement equipment or upon payment of a negotiated prepayment premium or both. Under the pooling and servicing agreement, the servicer may allow an obligor to prepay a contract at any time if the payment, alone, or together with the contracts remaining principal balance, is enough to pay off the contract.



     The depositor cannot assure you that prepayments on the contracts held by the trust will conform to any histoorical experience. The depositor cannot predict the actual rate of prepayments which will be experienced on the contracts.

THE PRICE AT WHICH YOU CAN RESELL YOUR NOTES MAY DECREASE IF THE RATINGS OF YOUR NOTES CHANGE



     At any time, a rating of the notes may be lowered or withdrawn entirely by a rating agency rating the notes. In the event that the rating initially assigned to any note is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount. For more detailed information regarding the ratings assigned to any class of the notes, see 'Ratings of the Notes.'



THE SUBORDINATION OF SOME CLASSES OF NOTES IS A LIMITED FORM OF CREDIT
ENHANCEMENT



     An owner trust will pay interest and principal on some classes of notes prior to paying interest and principal on other classes of notes. The subordination of some classes of notes to others means that the subordinated classes of notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the notes which receive payments prior to those subordinated classes.



     The more senior classes of notes could lose the credit enhancement provided by the more subordinate classes if delinquencies and defaults on the contracts increase and if the collections on the contracts and any credit enhancement described in your prospectus supplement are insufficient to pay even the more senior classes of notes.



     Your prospectus supplement will describe any subordination provisions applicable to your notes.



LIMITED ASSETS ARE AVAILABLE FOR PAYMENT OF THE NOTES; NOTEHOLDERS WILL HAVE NO RECOURSE TO THE ORIGINATORS, SERVICER OR THEIR AFFILIATES IN THE EVENT DELINQUENCIES AND LOSSES DEPLETE THE TRUST'S ASSETS



     Each owner trust will be a limited purpose trust with limited assets. Moreover, you have no recourse to the general credit of the servicer, originator or their affiliates. Therefore, you must rely solely upon the contracts for payment of principal and interest on the notes. If a contract is a vendor loan, you must rely solely upon the end-user contracts securing the vendor loan. Most vendor loans are non-recourse to the vendors. In non-recourse loans you are limited to recovering amounts due under vendor loans solely from the end-user contracts and related security. An increase in delinquent payments on the contracts could result in your being paid less than you expect on the notes or in delays on payment. Similarly, in the event that contracts become defaulted contracts, the proceeds from the sale of the equipment securing the contracts may be insufficient to make payments on the notes and no other assets will be available for the payment of the deficiency.



EVEN IF AN OWNER TRUST REPOSSESSES AND SELLS THE EQUIPMENT RELATING TO A CONTRACT AFTER AN OBLIGOR DEFAULTS, SHORTFALLS IN AMOUNTS AVAILABLE TO PAY THE NOTES MAY OCCUR IF THE MARKET VALUE OF THE EQUIPMENT HAS DECLINED.



     If a contract held by the trust becomes a defaulted contract, the only sources of payment for amounts owed on that contract will be the income and proceeds from the sale of any related equipment and a deficiency judgment, if any, against the obligor under the defaulted contract. Since the market value of the equipment may decline faster than the discounted contract balance, the owner trust may not recover the entire amount due on the contract and might not receive any recoveries on the equipment. The prospectus supplement for your notes may describe some forms of credit enhancement which are intended to make up for deficiencies in the proceeds and recoveries on the contracts. However, this protection is limited and could be depleted if those deficiencies are larger than the depositor currently anticipates.



SERVICER'S OR VENDOR'S RETENTION OF CONTRACT FILES MAY HINDER AN OWNER TRUST'S ABILITY TO REALIZE THE VALUE OF EQUIPMENT SECURING THE CONTRACTS.



     To facilitate servicing and reduce administrative costs, the servicer will retain possession of the documents evidencing the contracts held by the trust. As a result, a subsequent purchaser might take physical possession of the documents without knowledge of their assignment, and could then have a security interest in the contracts senior to our security interest. In the event that the owner trust must rely upon repossession and sale of the related equipment securing defaulted contracts to recover principal and interest due on the defaulted contracts, the owner trust's ability to realize upon the equipment may be limited due to the existence of a third party's senior security interest in those contracts. In this event, distributions to you could be delayed or reduced. Similarly, with respect to contracts securing vendor loans, the vendor will retain the original documents associated with some contracts. Uniform Commercial Code financing statements are filed reflecting the pledge of those contracts to the applicable originator as security for the vendor loans. However, the related documents will remain in the vendor's possession. If a subsequent purchaser were able to take physical possession of the related documents without knowledge of the pledge to the originator, the owner trust's priority security interest in those contracts could be defeated. In this event, distributions to you could be delayed or reduced.



FAILURE TO RECORD ASSIGNMENT OF PERFECTED SECURITY INTEREST MAY HINDER THE OWNER TRUST'S ABILITY TO REALIZE THE VALUE OF EQUIPMENT SECURING THE CONTRACTS



     The depositor will receive security interests in financed equipment securing contracts from the originator and the depositor will assign the security interests to the owner trust. In some instances, the originator may not file financing statements for equipment relating to a single obligor in a single jurisdiction when the value for such equipment is less than the amounts described in the following paragraph. Additionally, the depositor's practice is to require the originators to annotate their records to note the depositor's security interest, but the depositor does not require assignments of financing statements for the equipment will be filed to reflect the depositor's, the owner trust's or the indenture trustee's interests. Because of this, an originator or the servicer could inadvertently release the security interest in the equipment securing a contract. The owner trust would then not have a perfected security in the equipment. In that event, distributions to you may be delayed or reduced.



     With respect to Newcourt Commercial Finance Corporation, Newcourt Leasing Corporation, Newcourt Communications Finance Corporation and Newcourt Technologies Corporation, no financing statements are filed against an obligor in the appropriate 'filing' jurisdiction, unless the fair market value of the equipment relating to a contract is at least $20,000. However, if the contract is a lease with a 'fair market value' purchase option) then the threshold fair market value of the equipment is $50,000. With respect to Newcourt Financial USA Inc., no financing statements are filed against an obligor in the appropriate 'filing' jurisdiction, unless the fair market value of the related equipment relating to a contract is at least $25,000.



     Also, any transfer to the depositor of an originator's security interest in motor vehicles securing the contracts is subject to state vehicle registration laws. Our transfer of a security interest in motor vehicles to the owner trust is also subject to these registration laws. These registration laws require that the secured party's name appear on the certificate of title or similar registration of title to a motor vehicle in order for the secured party's security interest to be perfected. The applicable originator will be identified on the certificates or similar registrations of title. However, the certificates of title or similar registrations of title will not identify the owner trust as secured party. Therefore, a third party could acquire an interest in the motor vehicles superior to that of the owner trusts.



     In addition, some equipment related to the contracts may constitute fixtures under the real estate or Uniform Commercial Code provisions of the state in which the equipment is located. No assignments of fixture filings will be made to the owner trusts.



REPURCHASE OBLIGATION OF THE DEPOSITOR AND ORIGINATORS PROVIDES YOU ONLY LIMITED PROTECTION AGAINST PRIOR LIENS ON THE CONTRACTS OR EQUIPMENT



     Federal or state law may grant liens on contracts or equipment that have priority over the trust's interest. If the creditor associated with any prior lien exercises its remedies it is unlikely that sufficient cash proceeds from the contract and related equipment will be available to pay the contract balance to the trust. In that event, distributions to you may be delayed or reduced. An example of a lien arising under federal or state law is a tax or other government lien on property of the originator or the depositor arising prior to the time a contract is conveyed to the owner trust. The tax lien has priority over the interest of the owner trust in the contracts.



     In most cases the vendors have warranted to the originators that there are no prior liens on the contracts. Additionally, the vendors have agreed not to grant any lien on any contract transferred to the originators. Under the pooling and servicing agreement, the originators will warrant to the trust that there are no prior liens on the contracts. The originators and the depositor also will warrant to the owner trust that they will not grant any lien on the contracts. In the event that those warranties are not true as to any contract, the depositor and the originators are required under the pooling and servicing agreement to repurchase the contract. There can be no assurance that the depositor or originators will be able to repurchase a contract at the time when they are asked to do so.



IF A BANKRUPTCY COURT RULES THAT THE TRANSFER OF CONTRACTS FROM A VENDOR TO THE ORIGINATOR WAS NOT A TRUE SALE THEN PAYMENTS ON THE CONTRACTS MAY BE REDUCED OR DELAYED



     The originators have acquired contracts from a vendor, which contracts will be transferred directly or indirectly to the depositor. If a bankruptcy court decides that the acquisition of a contract by an originator is not a sale of the contract from the vendor to the originator, the contract would be part of the vendor's bankruptcy estate. Accordingly, the contract would be available to the vendor's creditors. In that case, it is unlikely the trust will receive all of the scheduled payments on the contracts, and distributions to you could be delayed or reduced. In order to treat the transfer of contracts to the trust as not being a true sale, the bankruptcy court would recharacterize the transfer as a pledge of the contracts to secure borrowings by the vendor. Additionally, if the transfer of contracts to an originator from a vendor is recharacterized as a pledge, then a tax or government lien on the property of the pledging vendor arising before the contracts came into existence may have priority over the originator's, the depositor's, the owner trust's and the indenture trustee's, interest in the contracts.



IF A BANKRUPTCY COURT RULES THAT THE TRANSFER OF CONTRACTS FROM THE ORIGINATOR WAS NOT A TRUE SALE THEN PAYMENTS ON THE CONTRACTS COULD BE REDUCED OR DELAYED



     If an originator became a debtor in a bankruptcy case and creditors of the originator, or the originator acting as a debtor-in-possession, were to assert that the transfer of the contracts from an originator was ineffective to remove such contracts from the originator's estate, the distribution of proceeds of the contracts to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code. This would delay the distribution of those proceeds for an uncertain period of time. Furthermore, if the bankruptcy court rules in favor of the creditor or originator, reductions in payments under the contracts to the trust could occur. In either case, distributions to you then could be delayed or reduced. In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the originator. The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the originator were to file for reorganization under Chapter 11 of the Bankruptcy Code. In the pooling and servicing agreement, the originators will jointly and severally warrant to the depositor that the conveyance of the contracts to the depositor is a valid sale and transfer of the contracts to the trust depositor. In addition, the originators and the depositor have agreed that they will each treat the transactions described in this prospectus as a sale of the contracts to the depositor. The originators will take all actions that are required under applicable law to perfect the depositor's ownership interest in the contracts sold by the originators and the depositor's security interest in the contracts and the equipment, if any, securing vendor loans sold by the originators.



IF A BANKRUPTCY COURT RULES THAT THE TRANSFER OF CONTRACTS WAS NOT A TRUE SALE THEN PAYMENTS ON THE CONTRACTS COULD BE REDUCED OR DELAYED



     If the depositor were to become a debtor in a bankruptcy case and creditors of the trust depositor, or the trust depositor acting as debtor-in-possession, could assert that the sale of the contracts to the trust was ineffective to remove such contracts from the trust depositor's estate. In that event, delays in or reductions in the amount payments under the contracts to the trust could occur. Distributions to you then could be delayed or reduced. The depositor will warrant in the pooling and servicing agreement that the conveyance of the contracts to the trust is a valid sale of the contracts to the trust. The depositor will also warrant that the security interest in the contracts granted by the trust to the indenture trustee is a valid and duly perfected security interest. The trust depositor will also agree to take all actions that are required under applicable law to perfect the trust's and the indenture trustee's respective interests in the contracts.



INSOLVENCY OF THE VENDORS COULD DELAY OR REDUCE PAYMENTS TO YOU



     In the event a vendor under a vendor loan becomes subject to insolvency proceedings, the end-user contracts and equipment securing the vendor loan as well as the vendor's oligation to make payments would also become subject to the insolvency proceedings. Moreover, the servicer may have to write off vendor loans as uncollectible. In that event, the owner trust may be forced to delay distributions on the notes. Payments to you may be reduced if collections from the remaining unaffected contracts are insufficient to cover losses to the trust.



     Some assignments of end-user contracts by vendors provided that the originator has recourse to the vendor for all or a portion of the losses the originator may incur as a result of a default under those end-user contracts. In the event of a vendor's bankruptcy, a bandruptcy trustee, a creditor or the vendor as debtor in possession might attempt to characterize the sales of end-user contracts to an originator as loans to the vendor from the originator secured by the end-user contracts. If such an attempt is successful, such assignments from vendors would be subject to the risks described in this prospectus for vendor loans. In those cases, the contracts sold under vendor assignments would constitute security for loans to the related vendor.



END-USER BANKRUPTCY MAY REDUCE OR DELAY COLLECTIONS ON THE CONTRACTS



     Bankruptcy and insolvency laws could affect your interests in contracts with bankrupt end-user obligors. Those laws could result in contracts of a bankrupt end-user being written off as uncollectible or result in delay in payments due on the contracts. As a result, you may be subject to delays in receiving payments, and you may also suffer losses if collections from the remaining unaffected contracts are insufficient to cover losses to the trust. State laws impose restrictions relating to foreclosure sales and obtaining deficiency judgments following foreclosure sales. If you must rely on repossession and disposition of equipment to recover amounts due on defaulted contracts, those amounts due may not be realized due to these restrictions. Factors that may affect whether you receive the full amount due on a contract include the failure to file financing statements to perfect the originator's or owner trust's security interest in the equipment securing the contract. The depreciation, obsolescence, damage or loss of any item of equipment will also affect whether you receive the full amount due on a contract.



COMMINGLING OF COLLECTIONS COULD RESULT IN REDUCED PAYMENTS TO YOU



     While AT&T Capital is the servicer, cash held by AT&T Capital may be commingled and used for the benefit of AT&T Capital prior to the date on which such collections are required to be deposited in a collection account as described under 'Description of the Pooling and Servicing Agreements -- Collections on Contracts.' In the event of the insolvency or receivership of AT&T Capital, an owner trust may not have a perfected ownership or security interest in these collections; you may suffer losses on your investment as a result.



BANKRUPTCY OF ITS DEPOSITOR OR THE OWNER TRUST MAY CAUSE DELAYS IN OR REDUCE COLLECTION UNDER THE CONTRACTS



     If an owner trust or the depositor becomes insolvent under any federal bankruptcy or similar state laws, the right of an indenture trustee to foreclose upon and sell the assets of an owner trust is likely to be significantly impaired by applicable bankruptcy laws. This would be the case before or possibly even after an indenture trustee has foreclosed upon and sold the assets of an owner trust. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, the bankruptcy laws may permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, if the secured creditor is provided adequate protection. The meaning of the term adequate protection may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of its use by the debtor during the pendency of the bankruptcy case. Because there is no precise definition of the term adequate protection and because the bankruptcy court has broad discretionary powers, it is impossible to predict if or how you would be compensated for any diminution in value of the owner trust assets.



THE ORIGINATORS' OBLIGATION TO REPURCHASE CONTACTS COULD BE IMPAIRED BY
BANKRUPTCY



     The originators will make representations and warranties regarding the contracts, the equipment and other matters (see 'The
Contracts -- Representations and Warranties Made by the Originators'). If any representation or warranty with regard to a specific contract is breached, is not cured within a specified period of time, and the value of such contract is materially and adversely affected by the breach, the applicable originator must purchase the contract from the applicable owner trust at a price equal to the amount required to payoff such contract, and, in the case of a contract which is subject to a true lease, shall be required to purchase the related equipment from us at a price equal to its book value. If an originator becomes bankrupt or insolvent, each indenture trustee's right to compel a purchase would both be impaired and have to be satisfied out of any available 'assets' of such originator's bankruptcy estate, and you may suffer a loss on your investment in a note as a result.

CONTRACTS RELATING TO SOFTWARE OR RELATED SUPPORT AND CONSULTING SERVICES ARE NOT SECURED BY THE SOFTWARE OR RELATED SERVICES



     Some of the contracts held by the trust will relate to software or related support and consulting services that are not owned by an originator. In these cases, the vendor or a licensor traditionally owns the software, and the software and related support and consulting services do not serve as collateral for the contracts. Thus, the owner trust will not have an interest in such software or related support and consulting services. The owner trust will own solely the associated contracts' cash flow. Accordingly, if any such contract becomes a defaulted contract, we will not be able to foreclose on the software or related support and consulting services. Because there will be no proceeds from the software or related support and consulting services which could be used to make payments to you, we must look solely to the obligor to collect amounts due on the contract. There can be no assurance that the obligor will be able to pay in full amounts due under the contract.



YEAR 2000 ISSUES MAY IMPACT SERVICER'S FINANCIAL'S ABILITY TO SERVICE THE CONTRACTS



     If AT&T Capital, as servicer does not have computerized systems that are Year 2000 compliant by the Year 2000, its ability to service the contracts may be materially and adversely affected. Similarly, if the indenture trustee does not have computerized systems that are Year 2000 compliant by the Year 2000, its' ability to make distributions to you may be materially and adversely affected. The 'Year 2000' issue concerns that potential exposures related to the automated generation of business and financial misinformation resulting from the application of computer programs which have been written using two digits to identify a year in the date field rather than four. These programs could fail or produce erroneous results during the transition from the Year 1999 to the Year 2000.



     The originators' and servicer's indirect parent, Newcourt Credit Group Inc., has established procedures for evaluating and managing the risks and costs associated with this problem, but there can be no assurance that all of Newcourt Credit Group Inc.'s internal computer systems will be able to handle all Year 2000 problems. Furthermore, Newcourt Credit Group Inc. does not guarantee that the systems and software of other companies on which its systems and operations rely will be able to handle all Year 2000 problems.



THE YEAR 2000 PROBLEM MAY ALSO AFFECT DTC'S RECORD-KEEPING AND DISTRIBUTIONS



     DTC has reported that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately on and after January 1, 2000. However, DTC's ability to perform properly its services is dependent upon other parties, including but not limited to, its participating organizations (through which you may hold your notes), as well as the computer systems of third party service providers. DTC has reported that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year

2000 compliant and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC has stated that it is in the process of developing such contingency plans as it deems appropriate. If problems associated with the Year 2000 issue were to occur with respect to DTC and the services described above, distributions to you could be delayed or otherwise adversely affected.



LIMITATIONS ON ENFORCEABILITY OF SECURITY INTERESTS IN THE EQUIPMENT MAY HINDER OUR ABILITY TO REALIZE THE VALUE OF EQUIPMENT SECURING THE CONTRACTS



     If the obligor under a contract intended for security defaults, the servicer may take action to enforce the originator's interest in the related equipment by repossession and resale or re-lease of the equipment. Under the Uniform Commercial Code in most states, a creditor can repossess assets securing a defaulted contract by the obligor's voluntary surrender, by 'self-help' repossession that does not involve a breach of the peace or by judicial process. If the obligor becomes bankrupt or insolvent, these remedies may require the permission of a bankruptcy court or may otherwise not be immediately available.



     Also some jurisdictions require that the obligor be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.



     The Uniform Commercial Code and other state laws restrict repossession sales, including requirements that the secured party provide the debtor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner.



     Under most state laws, the obligor has the right to redeem collateral for its obligations prior to actual sale by paying the lessor or secured party the unpaid balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.



     In addition, because the market value of equipment of the type subject to the contracts generally declines with age, the net disposition proceeds of equipment at any time during the term of the contracts may be less than the contract principal balance. Because of this, and because other creditors may have rights in the related equipment superior to those of the owner trust, the servicer may not be able to recover the entire amount due on a defaulted contract.



     Under the Uniform Commercial Code and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from an obligor for any deficiency on repossession and resale of the asset securing the unpaid balance of the obligor's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to 'mitigate damages.' The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing, selling or re-leasing the equipment and to offset the net proceeds of such disposition against its claim. In addition, an obligor may successfully invoke an election of remedies defense to a deficiency claim in the event that the servicer's repossession and sale of the equipment is found to be a retention discharging the obligor from all further obligations under the Uniform Commercial Code. If a deficiency judgment were granted, the judgment would be a personal judgment against the obligor for the shortfall, but a defaulting obligor may have limited assets or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.



BANKRUPTCY COURT REJECTION OF 'TRUE LEASES' MAY REDUCE FUNDS AVAILABLE TO PAY NOTES



     A bankruptcy trustee or debtor-in-possession under federal bankruptcy or similar state laws has the right to assume or reject any executory contract or unexpired lease which is considered to be a true lease, and not a financing, under applicable law. Some contracts will be true leases and thus subject to rejection by the lessor under federal bankruptcy or similar state laws. Any contract like this originated or acquired by an originator in a transaction whereby the applicable originator is the lessor thereunder, will be subject to rejection by the originator, as debtor-in-possession, or by such originator's bankruptcy trustee. Upon any rejection, payments to the applicable originator under such rejected contract may terminate and your investment may be subject to losses if proceeds realizable from security interests in the related equipment are insufficient to cover the losses. In addition, any contract which is a true lease originated by a vendor and transferred to an originator in a transaction whereby the vendor continues to be the lessor thereunder, such as a transfer by a vendor to an originator of a security interest in the contract or a transfer by a vendor to an originator of an interest in the right to payments only under the contract, will be subject to rejection by the vendor, as debtor in possession, or by the vendor's bankruptcy trustee. Upon any rejection, payments to the applicable originator under the rejected contract may terminate and your investment may be subject to losses if the proceeds realizable from security interests in the related equipment are insufficient to cover the losses.



                                 THE DEPOSITOR



     The depositor is NCT Funding Company, L.L.C., a limited liability company organized under the laws of the State of Delaware. All of the depositor's membership interests are owned by Newcourt Financial USA Inc. On or before the closing date for a series of notes the depositor will cause all of the related contracts and interests of the originator in the related equipment to be transferred to the depositor in exchange for cash proceeds. The transfer to us will be either:



          from Newcourt Financial USA Inc.,; or



          from                   , a trust which was established to receive the
          contracts and related equipment interests from Newcourt Financial USA Inc. and to finance the same through a warehouse credit facility.



     In each case Newcourt Financial USA Inc. will have obtained contracts and equipment interests from the originators.

     We will pay to the applicable originators, indirectly through Newcourt
Financial USA, Inc., or             , as the case may be, the net proceeds
received from the sale of the notes of each series. Throughout this prospectus and the prospectus supplement, references to the originator shall mean indirectly to the originators through Newcourt Financial USA Inc. or
            , as the case may be.



     NCT Funding Company, L.L.C., the depositor, was formed solely for the transactions described in this prospectus and other similar transactions. Under the depositor's formation documents and the pooling and servicing agreement, executed in connection with each owner trust, the depositor is permitted to engage only in the following activities:



          acquiring contracts and interests of originators in equipment;



          transferring and conveying the contracts and security interests in the related equipment to owner trusts and other similar trusts;



          transferring and conveying contracts subject to a true lease to owner trusts;



          executing and performing our obligations under the relevant trust agreements and sale and contribution agreements, and the pooling and servicing agreements covering the transfer and servicing of a pool of contracts;


          holding or transferring other securities issued by each owner trust;

          engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          other transactions of the type described in this prospectus.


The depositor is prohibited from incurring any debt, issuing any obligations or incurring any liabilities, except in connection with the formation of any owner trust, the issuance of the related series of securities issued by such owner trust, and other transactions of the type described in this prospectus. The depositor is not liable, responsible or obligated for payment of any principal, interest or any other amount in respect of any series of notes.


                                THE OWNER TRUSTS


     The depositor will form each owner trust pursuant to a trust agreement between the depositor and the owner trustee, as described in your prospectus supplement. Each owner trust may issue one or more classes of securities, representing debt of or beneficial ownership interests in the owner trust, which will not be offered pursuant to this prospectus.


     The assets of each owner trust, as further specified in your prospectus supplement, will consist of:


     (1) a pool of the following types of contracts:



            equipment lease contracts,



            conditional sale agreements,



            installment payment/financing agreements, promissory notes, and loan and security agreements and other similar types of receivables.



     (2) amounts on deposit in, and any eligible investments allocated to, accounts established pursuant to the related indenture and the pooling and servicing agreement;



     (3) the depositor's rights under the related sale and contribution agreement, if any; and



     (4) the depositor's rights with respect to any cash collateral account or other form of credit enhancement for the notes.



     The owner trust will have the right to:



            all monies payable in respect of the contracts after the date the depositor transfers the contracts to an owner trust. This includes all scheduled but unpaid amounts due prior to the date the depositor transfers the contracts to an owner trust, but excluding any scheduled payments due on or after, but received prior to, the date the depositor transfers the contracts to an owner trust;



            prepayments in the case of a contract structured as a lease of the related equipment, except for any portion allocated to the depositor under an equipment lease, as described in your prospectus supplement); and



            liquidation proceeds received with respect to defaulted contracts, except for any portion allocable to the depositor under an equipment lease, as described in your prospectus supplement, and all rights of the secured party in the equipment related to the contacts written as installment sales contracts, promissory notes, loan and security agreements or other similar types of receivables, but excluding the rights of the lessor in a 'true lease' contract;



     No owner trust will engage in any business activity other than (i) issuing notes and ownership interests in the owner trust, (ii) holding and dealing with the assets of owner trust, (iii) making payments on the notes and other securities it issued, (iv) entering into and performing the duties, responsibilities and functions required under any of the related pooling and servicing agreement, indenture, contracts, and related documents, and (v) matters related to the foregoing.



     The assets of an owner trust will be separate from the assets of all other owner trusts the depositor creates, and the assets of one owner trust will not be available to make payments on the securities issued by any other owner trust.



     The depositor will specify the owner trustee for the owner trust for notes being offering in your prospectus supplement. The owner trustee's liability in connection with the sale of notes will be limited to the express obligations of the owner trustee in the related trust agreement and indenture. An owner trustee may resign at any time, in which event we will be obligated to appoint a successor owner trustee. We may also remove an owner trustee if the owner trustee ceases to be eligible to continue as such under the related trust agreement or if the owner trustee becomes insolvent. Any resignation or removal of an owner trustee will not become effective until acceptance of the appointment of a successor owner trustee.

                           NEWCOURT CREDIT GROUP INC.

GENERAL


     Newcourt Credit Group Inc. was formed in 1984 as an investment bank. It originated and structured asset-based financings for the corporate and institutional asset finance market and syndicated the financings to Canadian financial institutions. In 1988, Newcourt Credit Group Inc. broadened its activities to include vendor and direct equipment financing. Today, Newcourt Credit Group Inc. is one of the world's largest providers of vendor finance and one of the world's largest non-bank commercial asset finance companies, having approximately U.S. $23.4 billion (Canadian $36.2 billion) of owned and managed assets and U.S. $3.0 billion (Canadian $4.7 billion) shareholders' equity at December 31, 1998.


     Newcourt Credit Group Inc.'s international origination and servicing capabilities span 26 countries around the globe. Newcourt Credit Group Inc. serves clients in Canada, the United States, the United Kingdom, the Asia/Pacific region, Europe, Mexico and South America.

     Newcourt Credit Group Inc.'s United States asset-based operations are conducted through indirect subsidiaries owned by Newcourt Credit Group USA Inc., a wholly owned subsidiary.


     Newcourt Credit Group Inc.'s principal executive offices are located at Queens Quay Terminal, 207 Queens Quay West, Floors 6 & 7, Toronto, Ontario M5J 1A7, (416) 507-2400.


ACQUISITIONS


     In January 1998, Newcourt Credit Group Inc. consummated the acquisition of all of the outstanding shares of AT&T Capital Corporation. The aggregate purchase price paid by Newcourt Credit Group Inc. on the acquisition closing was approximately Canadian $2.4 billion (U.S. $1.7 billion). As a result, AT&T Capital Corporation became a wholly owned subsidiary of Newcourt Credit Group USA Inc.



                            AT&T CAPITAL CORPORATION


     AT&T Capital Corporation is a full-service, diversified, equipment leasing and finance company that operates principally in the United States and also has operations in the Asia/Pacific region, Mexico and South America. AT&T Capital Corporation is one of the largest equipment leasing and finance companies in the United States and is the largest lessor of telecommunications equipment in the United States, in each case, based on the aggregate value of equipment leased or financed.


     AT&T Capital Corporation, a Delaware corporation, is a wholly owned subsidiary of Newcourt Credit Group USA Inc., which in turn is a wholly owned subsidiary of Newcourt Credit Group Inc. AT&T Capital Corporation's chief executive offices are currently located at 2 Gatehall Drive, Parsippany, New Jersey 07054 and its telephone number is (973) 606-3500.

     AT&T Capital Corporation, through certain of the originators, leases and finances a wide variety of equipment, including telecommunications equipment (such as private branch exchanges, telephone systems and voice processing units), information technology equipment (such as personal computers, retail point of sale systems and automated teller machines), general office, manufacturing and medical equipment, and transportation equipment. In addition, the group provides franchise financing for franchises and financing collateralized by real estate. As of December 31, 1998, AT&T Capital Corporation consolidated portfolio assets (investment in finance receivables, capital leases and operating leases) were comprised of, or collateralized by, general equipment, information technology equipment, telecommunications equipment, loans secured by real estate and transportation equipment. AT&T Capital Corporation's leasing and financing services are marketed (i) to customers of equipment manufacturers, distributors and dealers with which AT&T Capital Corporation has a marketing relationship for financing services and (ii) directly to end-users of equipment. AT&T Capital Corporation's approximately 500,000 customers include large global companies, small and mid-sized businesses and federal, state and local governments and their agencies.

     As of December 31, 1998, AT&T Capital Corporation had, on a consolidated basis, total assets of $10.8 billion, total liabilities of $9.9 billion and net income for the year ended December 31, 1998 of $97.5 million.

     AT&T Capital Corporation was founded in 1985 by AT&T Corp. as a captive finance company to assist AT&T Corp.'s equipment marketing and sales efforts by providing its customers with sophisticated financing.

                                THE ORIGINATORS

     Each of the Originators is an indirect wholly owned subsidiary of Newcourt Credit Group Inc.

NEWCOURT FINANCIAL USA INC.


     Newcourt Financial USA Inc. ('Newcourt USA') was incorporated on January 8, 1992 in Delaware and is a wholly-owned subsidiary of Newcourt Credit Group USA Inc. which in turn is a wholly owned subsidiary of Newcourt Credit Group Inc. Newcourt USA originates and acquires conditional sales agreements, leases, secured promissory notes, and purchase arrangements covering a variety of transportation, construction, information technology, communications, commercial and industrial, and resource equipment. Newcourt USA's vendor financing arrangements are typically structured as (i) direct originations with customers and end-users of a vendor's products, either with or without recourse, or (ii) assignments of contracts, either with or without recourse, by a vendor to Newcourt USA.



     Newcourt USA's principal executive offices are located at 2 Gatehall Drive, Parsippany, New Jersey 07054 and its telephone number is (973) 606-3500.

NEWCOURT LEASING CORPORATION

     Newcourt Leasing Corporation, formerly known as AT&T Capital Leasing Services, Inc., provides leasing and financing programs for certain targeted manufacturers and distributors as well as leasing and financing to existing customers. Newcourt Leasing Corporation was acquired by Newcourt Credit Group Inc. as part of the acquisition of AT&T Capital Corporation. Newcourt Leasing Corporation is a wholly owned subsidiary of AT&T Capital Corporation.


     Newcourt Leasing Corporation is headquartered in Westborough, Massachusetts. The Newcourt Leasing Corporation portfolio, which includes both contracts owned by Newcourt Leasing Corporation and contracts serviced on behalf of others, is primarily comprised of leases and loans on the following equipment types: computers, machine tool manufacturing equipment, copiers, medical/dental equipment, printing equipment and automobile test/repair equipment.


NEWCOURT COMMUNICATIONS FINANCE CORPORATION


     Newcourt Communications Finance Corporation, formerly known as AT&T Credit Corporation, supports the sales of Lucent Technologies Inc. and NCR Corporation equipment by providing leasing and financing options to customers who have selected equipment manufactured or supplied by these vendors. Newcourt Communications Finance Corporation's predecessor was established as a captive finance company of AT&T Corp. in 1985. Newcourt Credit Group Inc. acquired Newcourt Communications Finance Corporation as a result of the acquisition of AT&T Capital Corporation. Newcourt Communications Finance Corporation is a wholly owned subsidiary of AT&T Capital Corporation.


     Substantially all of Newcourt Communications Finance Corporation's transactions are generated through Lucent Technologies and NCR Corporation. Until recently, Lucent Technologies and NCR Corporation each were subsidiaries of AT&T Corp. Lucent Technologies manufactures and distributes telecommunications and related equipment, and NCR Corporation manufactures and distributes information technology, including retail point-of-sale systems, automated teller machines and computers. The Newcourt Communications Finance Corporation portfolio of contracts is primarily comprised of both leases and loans on the following equipment types: telecommunications equipment, retail point-of-sale systems, automatic teller machines and computer equipment.

NEWCOURT COMMERCIAL FINANCE CORPORATION

     The Portland Division of Newcourt Commercial Finance Corporation provides financing and leasing programs for manufacturers and distributors of material handling and construction equipment. Newcourt Commercial Finance Corporation is a wholly owned subsidiary of AT&T Capital Corporation. Prior to being acquired by Newcourt Credit Group Inc., Newcourt Commercial Finance Corporation operated as the Portland division of AT&T Commercial Finance Corporation. Newcourt Commercial Finance Corporation was formed in December 1989 in connection with the acquisition of substantially all the assets of two divisions of Pacificorp Credit, Inc.

     Newcourt Commercial Finance Corporation is headquartered in Parsippany, New Jersey. The Newcourt Commercial Finance Corporation portfolio, which includes both contracts owned by Newcourt Commercial Finance Corporation and contracts serviced on behalf of others, is comprised entirely of leases and loans on construction and material handling equipment.

NEWCOURT TECHNOLOGIES CORPORATION

     Newcourt Technologies Corporation, formerly known as AT&T Systems Leasing Corporation, provides leasing, financing and remarketing of computer equipment, electronics, manufacturing and other capital equipment. Newcourt Technologies Corporations predecessor was established in 1987 and acquired by AT&T Capital in 1990. Newcourt Credit Group Inc. acquired Newcourt Technologies as a result of the acquisition of AT&T Capital. Newcourt Technologies Corporation is a wholly owned subsidiary of AT&T Capital and is headquartered in Bloomfield Hills, Michigan.

UNDERWRITING AND SERVICING

   CREDIT MANAGEMENT PHILOSOPHY


     Each originator strives to manage risks in connection with its business, including credit risk and residual value risk associated with acquiring and holding contracts. The management of these risks is critical to the success of each originator. Each originator has in place policies, controls, systems and procedures intended to manage and limit these risks and promote early problem recognition and corrective action, as well as facilitate consistent portfolio performance measurements. These policies, controls, systems and procedures are subject to periodic review by Newcourt Credit Group Inc.'s risk management department, which includes credit and asset management personnel, by Newcourt Credit Group Inc.'s internal and external auditors and Newcourt Credit Group Inc.'s audit committee. In addition, the investment committee of Newcourt Credit Group Inc. monitors overall risk profile.



     Each originator seeks to minimize its credit risk through diversification of its portfolio by customer, industry segment, equipment type, geographic location and transaction maturity. Each originator's financing activities have been spread across a wide range of equipment types, including, general equipment, telecommunications equipment, office equipment, information technology and transportation equipment, and a large number of end-users located throughout the United States and, to a lesser extent, abroad.



   CREDIT APPROVAL



     Each originator has a chief credit officer who is responsible for overseeing the quality, integrity and performance of the originator's credit portfolios. Before any transaction can be committed to, it must first be credit approved by one of Newcourt Credit Group Inc.'s proprietary credit scoring models or by a duly authorized credit officer in accordance with clearly defined authorities, policies and procedures. Each originator's chief credit officer is charged with the responsibility of establishing credit policies appropriate for the originator's business and periodically reviewing its credit personnels' exercise of credit authority for adherence to the established credit policies.



     Credit authorities are an important tool that each originator uses to manage and control its portfolio risk. Credit authorities are set in order to enable individual credit officers to handle approximately 80-85% of the transactions flowing to them. This approach results in approximately 15-20% of the transactions being reviewed by higher credit authorities. This ensures oversight of an individual's judgment, credit skills and compliance with credit policy by more senior credit officials. Each originator's chief credit officer is empowered to establish credit authorities for qualified members of their credit staff for up to $500,000. Approval of new credit authorities up to $5,000,000 requires the approval of Newcourt Credit Group Inc.'s chief investment officer in addition to the approval of the originator's chief credit officer. Approval of new credit authorities in excess of $5,000,000 also requires the approval of the president of Newcourt Credit Group Inc. services business unit or Newcourt Credit Group Inc.'s chief executive officer. The existing credit authorities allow each originator's chief credit officer to approve transactions up to $7,500,000 in the case of Newcourt Communications Finance Corporation, up to $5,000,000 in the case of Newcourt Leasing Corporation up to $1,500,000 in the case of Newcourt Commercial Finance Corporation and up to $5,000,000 in the case of Newcourt Technologies Corporation and Newcourt Financial USA. Approval of Newcourt Credit Group Inc.'s chief investment officer is required for transactions in excess of an originator's credit authority and for certain other matters. All investment decisions involving amounts in excess of $10,000,000 are reported to the Investment Committee of Newcourt Credit Group, Inc.'s Board of Directors each month. Amounts in excess of $20,000,000 must be approved by the Investment Committee for transactions risk rated below investment grade while the Company's authority for transactions risk rated low investment grade or higher is $35,000,000.


     The credit authority granted to approve transactions may not be delegated.

     Portfolio quality is monitored regularly to assess the overall condition of the portfolio and identify the major exposures within the portfolio. Each originator utilizes the 'one obligor concept' in computing total credit exposure; this means that the level of credit authority required to approve an incremental transaction must be sufficient to approve the customer's total credit exposure. Newcourt Credit Group Inc. tracks credit exposure in an automated fashion aggregating all originators' exposure to each customer including its subsidiaries, affiliates and commonly controlled companies. Unless otherwise specifically approved, credit approvals are valid for up to 180 days unless specified otherwise.

UNDERWRITING -- GENERAL

     Each originator's underwriting standards are intended to evaluate a prospective customer's credit standing and repayment ability. Credit decisions are made based upon the credit characteristics of the applicant, loss experience with comparable customers, the amount and terms and conditions of the proposed transaction and the type of equipment to be leased or financed. For almost all transactions under $50,000 originated by the originators, other than Newcourt Commercial Finance Corporation, credit scoring systems are utilized to make credit decisions. In a credit scoring system, a computer makes the initial credit decision after consideration of many variables from the credit application data and credit bureau information, based on a statistical model of such originator's prior loss experience. Newcourt Credit Group Inc.'s proprietary credit scoring systems are designed to improve credit decisions on new lease applications, expedite response times to customers and increase business volume and portfolio profitability while maintaining credit quality.


     With respect to credit decisions for those transactions which are not based on credit scoring, each originator's credit officers conduct various credit investigations, including reference calling and the procurement and analysis of data from credit reporting agencies such as Dun & Bradstreet and other credit bureaus. In the case of larger sized transactions (generally over $100,000), each originator's credit officers will obtain and analyze financial statements from the customer. Analysis will be conducted to determine the reliability of the financial statements and to ascertain the financial condition and operating performance of the potential customer. Asset quality is carefully reviewed and stated liabilities are compared to the information obtained from reference checking and credit reports. Cash flow is checked for reliability and adequacy to service funded debt maturities and other fixed charges. The financial analysis would typically involve a review of the potential customer's leverage, profitability, liquidity and cash flow utilizing a variety of financial ratios and comparing the company to other companies its size in similar businesses. In this connection, various reference sources are utilized such as Robert Morris Associates Annual Statement Studies. Additionally, information may be obtained from rating agencies, securities firms, Bloomberg and numerous other sources. A written analysis is then prepared by the credit officer summarizing the amount and terms of the credit request and setting forth the credit officer's recommendation including detailed supporting rationale. Alternative exit strategies, including an analysis of the value of the equipment as well as its essentiality of use, are also considered in the event the customer fails to honor its payment obligations, but no originator imposes rigid loan-to-value ratios in its underwriting processes, nor is a maximum loan-to-value ratio imposed.

     The credit approval will also set forth any conditions of approval such as personal or corporate guarantees, shorter lease terms, more advance payments or other credit enhancements, and it will dictate the necessary documentation. Any subsequent modification of approval terms or required documentation must be re-approved by one of Newcourt Credit Group Inc.'s authorized credit officers. Newcourt Credit Group Inc. also requires the credit personnel of each originator to rate the creditworthiness of each of such unit's customer accounts over $100,000 and, in connection therewith, to take into account certain other factors affecting the credit risk of a particular transaction, such as collateral value, credit enhancement and duration of the credit.

UNDERWRITING -- ADVANCED CREDIT SCORING SYSTEMS

     In 1992, AT&T Capital Corporation commissioned the Bell Laboratories Operations Research Department to design decision support systems and associated strategies for credit risk management throughout the customer's financing life cycle.

This life cycle approach, while commonplace in the consumer credit field, is not common in commercial leasing. Three sets of decision support systems were developed and implemented, covering each stage of the small ticket leasing life cycle; front-end credit decisions, credit line management, and delinquent account collections. See ' -- Collections' below. Each system is comprised of a suite of statistically derived risk prediction models, a sequential decision strategy which determines the model to be used in each instance, and a risk based strategy which determines the optimal decision based upon the model results.

     The current front-end credit decisioning systems follow a series of steps including the selection and electronic retrieval of credit bureau information, the quantification of credit risk and the decision to accept, reject or manually review the credit applicant. While both Newcourt Leasing Corporation and Newcourt Communications Finance Corporation have been using credit application scoring models based on more traditional credit scorecards since 1991 and 1989, respectively, Newcourt Leasing Corporation implemented an improved decisioning system in March 1993, while Newcourt Communications Finance Corporation implemented such system in May 1995. Additionally, credit line management models have been developed and implemented within Newcourt Communications Finance Corporation since May 1995. The credit scoring systems are monitored using various reporting mechanisms and have been upgraded over time to incorporate the value of more recent data and to take advantage of improved statistical techniques. Overrides of credit scoring decisions by authorized credit officers are permitted, but are discouraged unless additional information is uncovered which materially strengthens the transaction or if sufficient credit enhancements can be obtained to mitigate the risk. Overrides are tracked by the operating units each month, and are more common at Newcourt Communications Finance Corporation than they are at Newcourt Leasing Corporation. Such advanced credit scoring systems are not used by Newcourt Commercial Finance Corporation because the contracts originated by each of them have larger original balances.

     Contracts representing smaller ticket commercial assets originated through certain of Newcourt USA's vendor programs are also underwritten utilizing computerized credit scoring models. The computer makes the initial credit decision after consideration of the credit application data and credit bureau information based on statistical historical loss analysis and developed in conjunction with Fair Isaac. Fair Isaac is a major credit scoring company and has a long history of consumer, small business and related credit data. This empirical data is used to develop specific parameters within a designated group and to predict future delinquency and default rates. By setting approval cutoff levels on total scores at levels associated with predetermined default rates, Newcourt USA is able to provide a program level credit score according to its internal policies.


     In the third quarter of 1998, Newcourt Credit Group, Inc. hired four full time Phd's formerly employed by AT&T Labs and who constituted the principal development team behind AT&T Capital's credit automation program. This program which is briefly described above, involves dozens of individual credit models as well as behavioral collections programs. This group is referred to within Newcourt Credit Group, Inc. as the Management Science Team and is based in Shrewsbury, NJ. In addition to monitoring and periodically refreshing the existing credit models, this group will also expand the scope of credit automation within Newcourt Credit Group, Inc.'s portfolio.


UNDERWRITING -- VENDOR PROGRAMS


     In initially establishing a program agreement or other form of financing arrangement with a vendor, Newcourt USA completes a formal underwriting review of the vendor to ensure that the vendor can perform the financial and other obligations contained in any vendor agreement. This review encompasses a financial review, a product review (including an analysis of market acceptance of the vendor's products) and a general operational and managerial review of the vendor. Vendors must generally be established in their field and must market industry accepted equipment or other products. The vendor must have sufficient financial resources to support the financing relationship contemplated by the respective originator. Program agreements are continually monitored by the respective originator. Each originator performs a formal annual review of a vendor's financial condition for a vendor which generates a substantial amount of contracts.


DOCUMENTATION


     Contract documentation typically consists of:


          a credit application

          signed lease/installment sale or financing agreement

          vendor invoice, initial lease/advance payment

          proof of insurance (where relevant)

          delivery and acceptance acknowledgments and


          appropriate financing statements).


     Filing of financing statements typically is required:

          by Newcourt Commercial Finance Corporation, Newcourt Leasing Corporation, Newcourt Communications Finance Corporation and Newcourt Technologies Corporation in the appropriate 'filing' jurisdiction if the fair market value of the equipment is at least $20,000 or, in the alternative, at least $50,000 if the equipment relates to a lease with a 'fair market value' purchase option, by Newcourt Financial USA Inc. in the appropriate 'filing' jurisdiction if the fair market value of the related equipment is at least $25,000.

BILLING


     Billing for the originators is handled by third parties, which prepare and mail monthly invoices. All customers are assigned a billing cycle and invoices are automatically generated and mailed out before the due date, with the exception of end-users whose payment obligations are evidenced by payment coupon books or whose payments are automatically debited from their accounts. From time to time to facilitate customer needs, the originators will provide manual invoices. Monthly invoices include the scheduled payment, taxes, insurance and late charges, if any. The vast majority of contracts provide for level payments throughout their term. Substantially all customers forward payments to lockboxes with certain financial institutions.

PORTFOLIO MONITORING

     Delinquency is tracked and calculated monthly for each major portfolio segment, including segmentation by classification of days past due. Credit losses are monitored each month and are compared with credit losses for previous months and the corresponding month in a number of prior years. Each originator also employs other techniques in evaluating the performance of its portfolio. These techniques include:

          roll rate analysis -- a type of portfolio analysis examining the rate at which accounts in various stages of delinquency become, or 'roll' into, losses,


          a type of vintage analysis -- another type of portfolio analysis in which each originator's assets are classified by age and then compared across different years, e.g., comparing loss experience for two-year-old portfolio in 1996 with that in 1995.


     For transactions over $1,000,000, each originator conducts annual reviews of customer financial condition and risk rating. Such annual reviews are conducted on transactions over $500,000 in the event of certain higher risk ratings. All other transactions are monitored via the normal collection process, meaning that they would receive individual attention only if they became delinquent or for some other reason came to the attention of the company's credit and collections personnel -- for example, a material adverse change in the financial condition of the obligor in the transaction.

     In addition to providing an initial credit review, ongoing credit review procedures exist to identify at an early stage those customers that may be experiencing financial difficulty. Once identified, these customers are monitored by credit personnel, who periodically make recommendations to such originator's chief credit officer about what remedial actions should be taken; what portion, if any, of total credit exposures should be written off; or whether a specific allocation of such originator's loss reserves should be made.

     In establishing allowances for credit losses, each originator's management reviews, among other things, the aging of such originator's portfolio, all non-performing leases and receivables and prior collection experience, as well as such originator's overall exposure and changes in credit risk.

COLLECTIONS


     Each originator collects overdue payments using several different methods. At Newcourt Communications Finance Corporation and Newcourt Leasing Corporation, computerized collection management systems have been developed and deployed. Newcourt Leasing Corporation has used outbound call management systems and behavioral scoring systems in prioritizing collection activities in its collection process since March 1994. Newcourt Communications Finance Corporation has utilized similar technology in its collection activities since 1989 with the exception of behavioral scoring, which was implemented in September 1996 following a testing period in several of Newcourt Communications Finance Corporation's units. The collection management systems prioritize delinquent accounts into automated queues using delinquent account scoring systems (also referred to as behavioral scoring). Telephone calls to delinquent accounts are automatically dialed by the system eliminating no answer and busy line calls (which are automatically rescheduled).


     Accounts are ranked using a suite of statistically-derived risk prediction indicators for handling in order of risk weighted exposure. The collection management systems utilize different account collection strategies as a function of risk level and account balance. Accounts with low balances and/or low risk are assigned to a low impact collection strategy which involve greater reliance upon letters in the early stages of delinquency and less reliance on telephone calls until the later stages of delinquency. Also, the number of days between actions are greater for a low risk account than in the case of a high risk account. A high impact collection strategy is assigned to accounts with high balances and/or high risk scores. In this case, telephone calls are commenced sooner in the collection process and collection actions are more closely spaced.


     During the first half of 1999, Newcourt will continue to move some of its small to mid ticket collection activities into a centralized call center located in Memphis, Tennessee. The call center employs approximately 200 people, primarily collectors and customer service representative, and utilizes a Davox call management system and other collection technologies such as behavioral scoring to efficiently collect on past due accounts.

     Outside collection agencies and attorneys are frequently used to supplement collection activity. Typically an account is placed with an outside collection agency or attorney when it is 180 days or more past due. However, accounts past due less than 180 days may be placed with a collection agency or attorney depending upon the circumstances of its delinquency. Equipment may be repossessed at any time after the contractual default but repossession typically is not made until the account is past due between 90 and 180 days, or earlier if the equipment is determined to be at risk.

NON-ACCRUAL AND WRITE-OFF POLICY


     Each originator maintains non-accrual and write-off policies. The policies require that all accounts which are 90 days past due (or sooner in the event of a bankruptcy or other appropriate evidence of impairment) be placed on non-accrual, and be written off or specifically reserved at 180 days past due. Smaller transactions (generally $100,000 or less) will be written off at such time. Transactions that utilize specific reserves will appropriately reduce the carrying value of the equipment to an amount which may be 'covered' by collateral value.


                                 THE CONTRACTS


     With respect to any series of notes, the aggregate of the contracts in an owner trust, as of any particular date, is referred to as the contract pool. The contract pool, as of the date the depositor transfers the contracts to the respective owner trust, is referred to as the cut-off date contract pool. Changes in the characteristics of the contracts between the cut-off date and its closing date will not affect more than 5% of the cut-off date contract pool principal balance.


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

DESCRIPTION OF THE CONTRACTS


     All of the contracts in each owner trust will be commercial, rather than consumer, leases or loans. The following description of the contracts describes the material terms of the contracts to be included in each contract pool, although an immaterial number of contracts in a contract pool may differ in one or more provisions from the description below.


END-USER CONTRACTS


     Each owner trust will include contracts to which the end-user of the equipment is a party. The contracts consist of the following:



          conditional sale agreements;



          leases;



          secured notes;



          installment payment agreements; and



          financing agreements.



     There will be no limit on the number of contracts in a particular contract pool which may consist of any of the foregoing types. Each contract is required, however, to be an eligible contract, as defined under 'Description of the Pooling and Servicing Agreements', as of the date the depositor transfers the contracts to the respective owner trust.



     Conditional Sale Agreements. Each originator will offer financing for equipment under conditional sale agreements assigned to the applicable originator by the vendor of the equipment. Each originator will generally use its standard pre-printed form to document the conditional sale agreements in a contract pool. In certain instances, a vendor's standard, pre-printed form will be used. The conditional sale agreement sets forth the description of each financed item and the schedule of installment payments. Typically, loans under conditional sale agreements are fixed rate and are for a term of one to seven years. Payments under conditional sale agreements typically are due monthly. Conditional sale agreements typically:



          provide for a grant by the end-user of the equipment of a security interest in the equipment, which security interest is assigned by the vendor to the originator;


          may allow prepayment of the obligation upon payment, where allowed by applicable state law, of an additional prepayment fee;

          require the end-user to maintain the equipment, keep it free and clear of liens and encumbrances and pay all taxes related to the equipment;


          restrict the modification or disposal of the equipment without the vendor's, or its assignee's, consent;


          include a disclaimer of warranties;

          include the end-user's indemnity against liabilities arising from the use, possession or ownership of the equipment;

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


          include the end-user's absolute and unconditional obligation to pay the installment payments thereunder; and



          include specific events of default and remedies for default.


A conditional sale agreement typically requires each end-user to maintain insurance, the terms of which may vary. The terms of a conditional sale agreement may be modified at its inception at the end-user's request. Such modifications must either be approved by the originator's legal department and certain levels of management before the originator will agree to accept an assignment of the conditional sale agreements from a vendor, or the vendor must indemnify the originator against any losses or damages it may suffer as a result of such modifications.


     Leases. Each originator, either directly or by assignment from vendors, will offer financing of equipment, software and services under leases. Leases may consist of individual lease agreements relating to a single, separate transaction and financed item. Alternatively, the individual leases may be governed by a master lease agreement which contains the general terms and conditions of the transaction. Specific terms and conditions, such as descriptions of the specific equipment, software and services being leased or financed and the schedule of related rental payments, are typically contained in a supplement or schedule to the master lease agreement, which is signed by the end-user as lessee, and either the vendor or the originator, as lessor. The supplement to the master lease agreement incorporates the master lease agreement by reference, and is treated by the originator as a separate lease. Each lease is originated in the ordinary course of business by either the originator or a vendor and, in the case of a vendor lease, assigned to the originator. The originator also may purchase leases on a portfolio basis.



     The initial terms of the leases in the contract pool typically range from one to seven years. Each lease provides for the periodic payment by the end-user of rent in advance or arrears, generally monthly or quarterly. The periodic payments represent the amortization, generally on a level basis, of the total amount that an end-user is required to pay throughout the term of a lease.


     A contract pool will include 'net leases' under which the end-user assumes responsibility for the financed items, operation, maintenance, repair, insurance or self-insurance choices,


          return of any equipment at the expiration or termination of the lease, and the payment of all sales and use and property taxes relating to the financed items during the lease term.

     The end-user further agrees to indemnify the lessor for any liabilities arising out of the use or operation of the financed items. In most cases, the lessor is also authorized to perform the end-user's obligations under the lease at the end-user's expense, if it so elects, in cases where the end-user has failed to perform. In addition, the leases generally contain 'hell or high water' clauses unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified in the lease. If the originator is the lessor, the lease will contain no express or implied warranties with respect to the financed items other than a warranty of quiet enjoyment. If a vendor is the lessor, the lease or a related agreement may contain certain representations and warranties with respect to the financed items in addition to a warranty of quiet enjoyment; however, the end-user typically agrees not to assert any warranty claims against any assignee, including the originator, of the vendor by way of setoff, counterclaim or otherwise, and further agrees that it may only bring such claims against the vendor. All leases of equipment generally require the end-user to maintain, at its expense, casualty insurance covering damage to or loss of the equipment during the lease term or to self-insure against such risks, if approved in advance by the originator or vendor, as applicable.



     The leases will include both 'true leases' and leases intended for security as defined in Section 1-201(37) of the Uniform Commercial Code. Under a 'true lease', the lessor bears the risk of ownership, except for the risk of loss of the equipment, which is passed to the end-user under the leases, and takes any tax benefits associated with the ownership of depreciable property under applicable law. No title is conferred upon the lessee. The lessee under a 'true lease' has the right to the temporary use of property for a term shorter than the economic life of such property in exchange for payments at scheduled intervals during the lease term and the lessor retains a significant 'residual' economic interest in the leased property. End of lease options for 'true leases' include purchase or renewal at fair market value.


     Under leases intended for security, the lessor in effect finances the 'purchase' of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for such leases depend on the terms of the related individual lease agreement or master lease agreement supplement, but generally such terms provide for the purchase of the equipment at a prestated price, which may be nominal. The inclusion of 'true leases' in a contract pool should have no federal income tax impact on holders of notes since the notes are treated as debt for federal income tax purposes although the inclusion of such leases may result in the imposition of state and local taxes which would reduce cash available for payment on the notes. True leases are treated differently under the Federal bankruptcy code from leases intended for security.


     End-users under a lease will be either prohibited from altering or modifying the equipment or permitted to alter or modify the equipment only to the extent the alterations or modifications are readily removable without damage to the equipment. Under certain master lease agreements, the end-user may assign its rights and obligations under the lease, but only upon receiving the prior written consent of the lessor, or may relocate the equipment upon giving the lessor prompt written notice of the relocation. The right to grant or deny consent or to receive written notice will be exercised by the servicer pursuant to the authority delegated to it in the related pooling and servicing agreement. Certain leases will permit the end-user to substitute substantially identical leased equipment for leased equipment scheduled to be returned to the lessor under the lease.

     While the terms and conditions of the leases will not generally permit cancellation by the end-user, certain leases may be modified or terminated before the end of the lease term. Modifications to a lease term or early lease terminations may be permitted by the originator, or by a vendor, with the consent of the originator, and are generally associated with additional financing opportunities from the same end-user. End-users may also negotiate with the originator, at the originator's discretion, an early termination arrangement allowing the end-user to purchase the equipment during the term of a lease for an amount generally equal to or in excess of the present value of the remaining rental payments under the lease plus the anticipated market value of the related equipment as of the end of the lease term. In some circumstances, early termination of a lease may be permitted in connection with the acquisition of new technology requiring replacement of the equipment. In these cases, the related equipment is returned to the vendor or originator and an amount generally equal to the present value of the remaining rental payments under the lease plus an early termination fee is paid by the end-user to the originator. Modifications usually involve repricing a lease or modification of the lease term. Occasionally a lease may be modified in connection with an increase in the capacity or performance of equipment by adding additional equipment that includes new technology. Coincident with the financing of an upgrade to such equipment, the originator may reprice and extend the related base lease term to be coterminous with the desired term of the lease relating to the upgrade. In some cases, subject to conditions described under 'Description of the Notes and Indenture -- Prepaid Contracts', base lease extensions may remain in a contract pool. AT&T Capital, as servicer, expects to continue to permit these modifications and terminations with respect to leases included in a contract pool pursuant to the authority delegated to it in the related pooling and servicing agreement, subject to the conditions and covenants of the servicer described under 'Description of the Notes and Indenture -- Prepaid Contracts.'



     In some circumstances, the standard terms and conditions of the lease agreement are modified at the inception of a lease at the request of the end-user. Such modifications must either be approved by the originator's legal department or certain levels of management before the originator will agree to enter into the lease or accept an assignment of the lease from a vendor, or the vendor must indemnify the originator against any losses or damages it may suffer as a result of such modifications. Common permitted modifications include, but are not limited to:



          prearranged mid-lease purchase options, early termination options and lease extension options as described above;


          modifications to the lessor's equipment inspection rights;

          modifications to the end-user's insurance requirements permitting the end-user to self-insure against casualty to the equipment;

          the end-user's right to assign the lease or sub-lease the financed items to an affiliated entity, so long as the end-user remains liable under the lease and promptly notifies the lessor or its assignee of such assignment or sublease; and

          extended grace periods for late payments of rent.

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

     Secured Notes. Each originator will also provide direct initial financing or refinancing of equipment and software under secured promissory notes, which consist of an installment note and a separate security agreement. In an initial financing transaction, the originator pays to the vendor the purchase price for the equipment and software and in a refinancing transaction, the originator pays off an end-user's existing financing source, and the initial financing or refinancing is documented as a direct loan by the originator to the end-user of the equipment or software using a secured note. In the case of a refinancing transaction, upon payment to the existing financing source, the originator obtains a release of such party's lien on the financed equipment. In either case, the originator records its own lien against the financed equipment or software and takes possession of the secured note. Except for the lack of references to 'sale' or 'purchase' of equipment, the terms and conditions contained in a secured note are substantially similar to those contained in a conditional sale agreements.


     Installment Payment/Financing Agreements. Each originator will provide financing for software license fees and related support and consulting services under installment payment supplements to software license agreements, separate installment payment agreements as well as other forms of financing agreements assigned to the originator by vendors of software. Each such financing agreement:


          is an unsecured obligation of the end-user;

          generally provides for a fixed schedule of payments with no end-user right of prepayment;

          is noncancellable for its term; and

          generally contains a 'hell or high water' clause unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified.


         If a financing agreement does not provide for noncancellability or a 'hell or high water' clause the financing agreement will have the benefit of a vendor guarantee, see 'The Contracts -- Program Agreements with Vendors';



          permits the assignment of the payment agreement to a third party, including the originator and including the end-user's agreement, upon such assignment, not to assert against assignee any claims or defenses the end-user may have against the vendor; and


          contains default and remedy provisions that generally include acceleration of amounts due and to become due and, in certain cases, the right of the vendor, or the originator by assignment, to terminate the underlying software license and all related support and consulting activities.

EQUIPMENT

     The end-user contracts and secondary contracts will cover a wide variety of new and used:


          information technology equipment, including: computer work stations, personal computers, data storage devices, mainframe and mini computers and other computer related peripheral equipment, communications equipment, such as telephone switching and networking systems, commercial business and industrial equipment, such as printing presses, machine tools and other manufacturing equipment, photocopiers, facsimile machines and other office equipment, energy savings and control equipment, automotive diagnostic and automated testing equipment, medical equipment, such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment,

          resources equipment, such as feller-bunchers and grapplers,

          transportation and construction equipment, such as heavy and medium duty trucks and highway trailers, school buses, bulldozers, loaders, graters, excavators, forklifts and other materials handling equipment, golf carts and other road and off-road machinery and electronics manufacturing equipment.

     In each case, all of the interests of the originator in the equipment subject to each related end-user contract, which consists of a security interest in the equipment, will be transferred to the owner trust.

SOFTWARE AND SERVICES


     Some end-user contracts will cover license fees and other fees owed by the end-user under either perpetual or term software license agreements and other related agreements in connection with the end-user's use of computer software programs. The end-user contracts may also cover related support and consulting services which are provided by the vendor, an affiliate of the vendor or a third party contract party and which facilitate the obligor's use of the software. No interest in the software, the software license agreement, other than the right to collect the payment of software license fees and, in certain cases, to exercise certain rights and remedies under the software license agreement or other agreements related thereto, or the related services will be conveyed to the originator by either the vendors or licensors of the software or by the end-user under the related end-user contracts. Consequently, an owner trust will not have title to or a security interest in the software, nor will it own the related services, and would not be able to realize any value from the software or related servicer under a related end-user contract upon a default by the end-user. Equipment, software and services are collectively referred to as financed items.


VENDOR LOANS


     The contracts may include limited recourse loan or repayment obligations, which may take the form of promissory notes with related security interests documented by security agreements or specific provisions in related program agreements. Each of the obligations is payable by a vendor and secured by all of the vendor's interest in an individual end-user contract originated by such vendor and by the equipment related to the end-user contract.


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


     Vendor loans may be originated through, and incorporate terms and conditions of, a program agreement including a program agreement under which end-user contracts also may be originated by an originator directly, or purchased by an originator from the vendor, in separate transactions not giving rise to vendor loans. Vendor loans generally are non-recourse to the vendor, meaning that the originator may obtain repayment solely from the proceeds of the end-user contracts and related equipment securing the vendor loan. In a few instances, however, recourse to a vendor for nonpayment of a vendor loan may be available through a limited recourse arrangement included in the related program agreement. The repayment terms under a vendor loan, including periodic amounts payable and schedule of payments, will correspond to the payment terms of the end-user under the end-user contract collaterally assigned under the vendor loan. Each vendor loan will either include most, if not all, of the representations and warranties regarding the end-user contract and related equipment typically included in a vendor agreement, or incorporate such representations and warranties included in any related program agreement by reference.


PROGRAM AGREEMENTS WITH VENDORS


     An originator's program agreement is typically an agreement with equipment manufacturers, dealers and distributors, or software licensors or distributors, located in the United States. The program agreement provides an originator with the opportunity to finance transactions relating to the acquisition or use by an end-user of a vendor's equipment, software, services or other products. Vendor finance arrangements provide an originator with a steady, sustainable flow of new business, generally with lower costs of origination than asset-based financings marketed directly to end-users. Many of the program agreements provide various forms of support to an originator including:


          representations and warranties by the vendor in respect of the contracts assigned by the vendor to the originator and related equipment, software or services,

          credit support with respect to defaults by end-users and

          equipment repurchase and remarketing arrangements upon early termination of such contracts upon a default by the end-user.

Some of the program agreements take the form of a referral relationship which is less formal, and may or may not include credit or remarketing support to the originator from the vendor.


     Each program agreement as to a referral relationship, typically includes the following provisions:



     1. Vendor representations, warranties and covenants regarding each contract assigned to an originator, including that:



          the obligations of the end-user under the assigned contract are absolute, unconditional, noncancellable, enforceable in accordance with their terms and free from any rights of offset, counterclaim or defense;


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

          the originator holds the sole original of the contract and has either title to or a first priority perfected security interest in the equipment, except with respect to situations where no financing statement is filed due to the minimum value involved;


          the equipment and the contract are free and clear of all liens, claims or encumbrances except for permitted liens;


          the equipment or the software has been irrevocably accepted by the end-user and will perform as warranted to the end-user; and

          the assigned contract was duly authorized and signed by the end-user.

     2. Remedies in the event of a misrepresentation or breach of a warranty or covenant by the vendor regarding an assigned contract, which usually require the vendor to repurchase the affected end-user contract for the originator's investment balance in the contract plus costs incurred by the originator in breaking any underlying funding arrangement, which may or may not be calculated in accordance with a specified formula.

     3. In the case of contracts covering equipment, remarketing support from the vendor in the event of an end-user default and subsequent repossession or return of the equipment under the contract, to assist the originator in realizing proceeds from the equipment assigned as collateral security to support the obligations of the end-user under the contract.

     4. The right of an originator to further assign its interests in assigned contracts, all payments thereunder and any related interest in equipment.


     In addition to the foregoing, a program agreement may include recourse against a vendor with respect to end-user defaults under some end-user contracts,


          by specifying that the assignment of the contract from the vendor to the originator is with full recourse against the vendor;

          by specifying that the vendor will absorb a limited fixed dollar or percentage amount of 'first losses' on the contract;


          by inclusion of the contract in an ultimate net loss pool created under the program agreement as well as guarantees by the applicable vendor with respect to certain contracts which are cancelable or which do not contain 'hell or high water' provisions; or


          by providing for vendor repurchase of the contract or vendor indemnification payments for breaches of certain representations and warranties made by the vendor with respect to such contract.

In the event of an end-user default under a contract which was assigned by the vendor to the originator subject to a net loss pool, the originator may, to the extent permitted, draw against the net loss pool up to the amount of the originator's remaining unpaid investment balance in the defaulted. Drawings may also be made against the ultimate net loss pool with respect to contracts that are not included in the pool of contracts in a particular owner trust and, accordingly, there can be no assurance that any amounts contributed by a vendor to a net loss pool will be available in the event of an end-user default under a contract included in the pool of contracts in a particular owner trust.

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

     The manner in which contracts are assigned to the originator by the vendors differs under each program agreement, depending upon the nature of the items financed, the form of the contract, the accounting treatment sought by the vendor and the end-user, and certain tax considerations.

     For example, an originator might:

          accept a vendor loan and collateral assignment of the contract and related equipment (or security interest therein) from the vendor; or

          accept a full assignment of such contract and a collateral assignment of the related equipment (or security interest therein) from the vendor, which collateral assignment secures the end-user's obligations under the contract or lease.

The originator also may receive, from a vendor with respect to software, a full assignment of leases, installment payment agreements, installment payment supplements to license agreements, and other types of financing agreements used in financing software license payments and related support and consulting services. Such assignments may include an assignment of the software vendor's or licensor's right, or the agreement of the vendor or licensor, at the originator's instructions, to terminate the software license covered by the contract and suspend related support in the event of an end-user default under the contract. In some cases, the software vendor also agrees not to relicense the same or similar software to a defaulted end-user for some period of time (e.g., one year) unless the end-user cures its default.

     It is also expected that some portion of the contracts included in the pool of contracts, especially in the case of conditional sale agreements, will consist of contracts originated by vendors and assigned to the originator pursuant to vendor assignments, each of which relates to an individual contract, rather than pursuant to a program agreement. Each vendor assignment will either be made with or without recourse against the vendor for end-user defaults and will generally contain many, if not all, of the representations, warranties and covenants typically contained in program agreements, as well as a vendor repurchase requirement in the event of a breach by the vendor of such representations, warranties or covenants. Vendor assignments may or may not provide for any vendor remarketing support in the event of an end-user default.

RESIDUAL INVESTMENTS

     Any of the originators may finance all or a portion of the residual interest in the equipment under certain program agreements and under direct transactions between an obligor and the applicable originator. Any investment by the originator in such residual interest shall be referred to as a residual investment. Certain program agreements may provide that the originator may, at its sole discretion and in connection with the funding of a true lease of equipment make a residual investment in the equipment subject to a contract by advancing additional funds against a portion of the anticipated residual value of the equipment, and not just against the discounted present value of the rental payments due under the contract. Such residual investments may take the form of an advance of the present value of some specified percentage of the anticipated residual value of the equipment or a specified percentage, generally not greater than 10%, of the amount to be paid by the originator in funding the present value of the rental payments due under the contract. Certain transactions involving vendor assignments may result in the originator advancing the entire purchase price of the equipment subject to a true lease, taking title to the equipment, and accepting an assignment of the true lease contract from a vendor. Certain direct transactions between an obligor under a true lease contract and the originator may also result in the originator advancing the entire purchase price of the equipment to the vendor, taking title to the equipment from the vendor, and entering into a true lease contract with an obligor, with the originator named as lessor under such contract. In either of the two foregoing types of transactions, the originator will have advanced more than the discounted present value of the rents payable under the true lease contracts by paying the purchase price for the equipment, and so will have made a residual investment in the equipment.

     In some program agreements, the originator may make the residual investment in the form of a full recourse loan of additional funds to the vendor, repayable by the vendor at the expiration or termination of the contract with interest, secured by a security interest in the equipment covered by the contract. In some transactions involving vendor assignments or direct transactions with obligors under true lease contracts, the originator may obtain the obligation of either the vendor or the obligor to purchase the equipment at the end of the lease term for the full amount of the originator's residual investment in such equipment with interest thereon. Any such transaction in which the originator may look to either the vendor or the obligor, and not just the value of equipment itself, to recover its residual investment with interest shall be referred to as a 'Guaranteed Residual Investment'. Other than Guaranteed Residual Investments, a residual investment will not be included in the discounted contract balance of any contract and, therefore, would not be financed with the proceeds of the Notes. This type residual investment is referred to herein as the Excluded Residual Investment.

     The Excluded Residual Investment associated with any contract included in a pool of contracts will be transferred to the depositor or other affiliate pursuant to the terms of a sale and contribution agreement or other transfer agreement, but will not be sold to an owner trust under the related pooling and servicing agreement. The related owner trust's interest in contracts with associated residual investments, other than with Guaranteed Residual Investments, will be limited to the discounted present value of the rental payments due under the contract and a security interest in the related equipment. The originator may assign its Excluded Residual Investment to a third party, including the security interest in the equipment in respect of such residual investment. Under the related pooling and servicing agreement the originator will warrant and covenant to the related owner trust, that any subordinated residual interest will be subordinated to the interests of the depositor and that any assignee of the residual interest will bear the full risk of any deficiency in respect of the residual investment as a result of prior satisfaction of the owner trust's interest in the related contract and the related equipment.

CONTRACT FILES

     Each originator will indicate in the appropriate computer files relating to the contracts being transferred to an owner trust that such contracts have been transferred to the owner trust for the benefit of the holders of the notes. Each originator will also deliver to the indenture trustee a computer file or microfiche or written list containing a true and complete list of all contracts which have been transferred to an owner trust, identified by account number and by the discounted contract balance of the contracts as of the date of transfer.

COLLECTIONS ON CONTRACTS

     All collections received with respect to the contracts will be allocated as described in your prospectus supplement.

PAYMENTS GENERALLY

     Generally, the contracts require that an obligor make periodic payments on a monthly basis, while a number of contracts provide for quarterly, semi-annual or annual payments. The payments under all of the contracts are required to be made in United States dollars and are fixed and specified payments, rather than payments which are tied to a formula or are otherwise at a floating rate. Payments under the contracts are ordinarily payable in advance, although a small percentage provide for payments in arrears.

EXPENSES RELATING TO EQUIPMENT

     The contracts require the obligors to assume the responsibility for payment of all expenses of the related equipment including, without limitation, any expenses in connection with the maintenance and repair of the related equipment, the payment of any and all premiums for casualty and liability insurance and the payment of all taxes relating to the equipment.

INSURANCE; REPAIR AND REPLACEMENT


     Most lease contracts require the obligors to maintain liability insurance which must name the lessor as additional insured. Contracts which are subject to a true lease and contracts which are subject to installment sales contracts, promissory notes, loan and security agreements or other similar types of receivables require obligors to procure property insurance against the loss, theft or destruction of, or damage to, the equipment for its full replacement value, naming the lessor, or lender, as loss payee. This requirement is, from time to time, waived by an originator for a small number of transactions and, for some lease contracts, the obligor is permitted to self-insure the equipment under the obligor's already existing self-insurance program.



     For lease contracts originated by Newcourt Communications Finance Corporation relating to equipment with a cost of $100,000 or less, and for lease contracts which are subject to originated after March 4, 1997 by Newcourt Leasing Corporation relating to equipment with a cost of $250,000 or less, the obligor is generally provided with written information concerning its property insurance obligations under the contract and the originator's own property insurance coverage that will be provided at the expense of the obligor if the obligor does not provide the originator with satisfactory evidence of its own insurance coverage. The obligor is given a specified time period in which to provide such evidence. Proper evidence of coverage is verified independently and tracked by a third party tracking company and licensed broker. If the originator provides the insurance coverage, the obligor is charged a monthly fee covering the insurance charges and other related administrative charges. If, at any time, the obligor provides evidence of its own coverage, such monthly charges cease. The obligor has the ability to opt out of the program by providing evidence of its own coverage.


     For transactions involving equipment with a cost of more than $100,000, in the case of lease contracts originated by Newcourt Communications Finance Corporation, or more than $250,000, in the case of lease contracts originated by Newcourt Leasing Corporation after March 4, 1997, insurance coverage generally is verified and tracked by the respective originator, and the failure to maintain such insurance constitutes an event of default under the applicable contract. Generally, the obligor also agrees to indemnify the originator for all liability and expenses arising from the use, condition or ownership of the equipment.



     Under each lease contract, if the equipment is damaged or destroyed, the obligor is required to:


          repair such equipment;

          make a termination payment to the lessor in an amount not less than the amount required to payoff the contract; or

          in some cases, replace such damaged or destroyed equipment with other equipment of comparable use and value.


Under the related pooling and servicing agreement, the servicer will be permitted, in the case of the destruction of the equipment related to a particular lease contract, either to allow the lessee to replace such equipment, provided that the replacement equipment is, in the judgment of the servicer, of comparable use and at least equivalent value to the value of the equipment which was destroyed, or to accept the termination payment referred to above.


ASSIGNMENT OF CONTRACTS

     The contracts will generally permit the assignment of the contract by the lessor or secured party without the consent of the obligor, except for a small number of contracts which require notification of the assignment to, or the consent of, the obligor and each applicable originator will represent and warrant in the applicable purchase agreement that such notices have been given, or such approvals will have been received, not more than ten days following the date the contract is transferred to the depositor. The contracts do not permit the assignment thereof, or the equipment related thereto, by the obligor without the prior consent of the lessor or secured party, other than contracts which:

          may permit assignments to a parent, subsidiary or affiliate;

          permit the assignment to a third party, provided the obligor remains liable under the contract; or

          permit assignment to a third party with a credit standing, determined by the originator in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount, equal to or better than the original obligor.

Under the related pooling and servicing agreement, the servicer may permit an assignment of a particular contract from an obligor to a third party only if the servicer, utilizing the current underwriting criteria for its contract origination activities generally, determines that such third party is of sufficient credit quality that the servicer would permit such third party to become an obligor with respect to a lease or loan contract originated by the servicer generally.

EVENTS OF DEFAULT AND REMEDIES

     Events of default under the contracts generally include:

          the failure to pay all amounts required by the contract when due;

          the failure of the obligor to perform its agreements and covenants under the applicable contract;

          material misrepresentations made by the obligor;

          the bankruptcy or insolvency of the obligor or the appointment of a receiver for the obligor; and

          in some cases, default by the obligor under other contracts or agreements.

Some of these default provisions are, in some instances, subject to notice provisions and cure periods. Remedies available to the lessor or secured party upon the occurrence of an event of default by the obligor include the right to cancel or terminate in the case of a contract subject to a true lease, or to accelerate payments in the case of a contract subject to original financing, to recover possession of the related equipment, and to receive an amount intended to make the lessor or secured party, as the case may be, whole plus costs and expenses, including legal fees, incurred by the lessor or secured party as a result of such default. Notwithstanding such events of default and remedies, under the pooling and servicing agreement, the servicer is permitted to take such actions, with respect to delinquent and defaulted contracts, as a reasonably prudent creditor would do under similar circumstances. See 'Description of the Pooling and Servicing Agreements -- Servicing'. The originators may occasionally provide payment extensions, generally of three months or less, although longer extensions are occasionally granted, to customers experiencing delays in payment due to cash flow shortages or other reasons. However, it is not intended that extensions be used to provide a temporary solution for a delinquent account. Rather, extensions are intended to be used when, in the judgment of the relevant credit authority, the extension is necessary to avoid a termination and liquidation of such contract and will maximize the amount to be received by the related owner trust with respect to such contract.

PREPAYMENTS AND EARLY TERMINATION

     Any contract may either:

          not permit the obligor thereunder to prepay the amounts due under such contract or otherwise terminate the contract prior to its scheduled expiration date; or allow for a prepayment or early termination upon payment of an amount that is at least equal to the present value of the future scheduled payments on such contract, determined using a discount rate specified in your prospectus supplement; or

          allow for a prepayment or early termination without the payment of such an amount.

Some contracts, often written as installment sales contracts, promissory notes or loan and security agreements, permit the obligor thereunder to prepay the contract, in whole or in part, at any time at par plus accrued interest.


     Under each pooling and servicing agreement, the servicer may allow the prepayment of any contract, but only if the amount paid, or, in the case of a partial prepayment, the sum of that amount and the remaining principal balance of the contract after application of that amount, is at least equal to the amount required to pay off the contract. The required payoff amount, with respect to any collection period for any contract, is equal to the sum of:


          the scheduled payment due in such collection period and not yet received, together with any scheduled payments due in prior collection periods and not yet received; plus the contract principal balance of such contract as of the last day of such collection period, after taking into account the scheduled payment due in such collection period.




     In no event will revenues pledged for a series of notes include, nor will the notes otherwise be payable from, any portion of a prepayment on a contract that exceeds the required payoff amount for such contract.


     Under the pooling and servicing agreement, we may replace any prepaid contract with a substitute contract. See 'Substitution of Contracts' in this prospectus.


DISCLAIMER OF WARRANTIES

     The contracts which are subject to a true lease contain provisions whereby the lessor, or the originator, as assignee of the lessor, disclaims all warranties with respect to the equipment and, in the majority of cases, the lessor assigns the manufacturer's warranties to the obligor for the term of the lease. Under the contracts which are subject to a true lease, the obligor accepts the equipment under the applicable contract following delivery and an opportunity to inspect the related equipment.

ADDITIONAL EQUIPMENT

     Some of the contracts which are subject to a true lease constitute leases of additional equipment, generally costing $25,000 or less, with existing obligors. Pursuant to the terms of the original contract between the lessor and the obligor, these leases for additional equipment are documented on a written form prepared by the lessor and delivered to, but not executed by, the obligor, which written form describes all of the terms of the lease. Under the terms of the contract, the obligor agrees that unless it objects in writing within a specified period of time, it is deemed to have accepted the lease of such additional equipment.

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

REPRESENTATIONS AND WARRANTIES MADE BY THE ORIGINATORS


     Each originator will make the following representations and warranties regarding the contracts and the related equipment included in each pool of contracts transferred to an owner trust as of the related transfer date:


         (A) Each contract:

                  constitutes a valid, binding and enforceable payment obligation of the obligor in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and the availability of equitable remedies), and contains customary and enforceable provisions adequate to enable realization against the obligor and/or the related equipment (although no representation or warranty is made with respect to the perfection or priority of any security interest in such related equipment);

         (B) No provisions of any contract have been waived, altered or modified in any material respect, except as indicated in the files for such contract;

         (C) No contract is a consumer lease as defined in Article 2A of the Uniform Commercial Code;

         (D) To the best of the originator's knowledge, each obligor has accepted the related equipment and has had reasonable opportunity to inspect and test such equipment;

         (E) All requirements of applicable federal, state and local laws, and regulations thereunder, in respect of all of the contracts, have been complied with in all material respects;


         (F) There is no known default, breach, violation or event permitting cancellation or termination of the contract by the lessor in the case of contracts which are subject to a true lease or by the secured party in the case of other contracts under the terms of any contract, other than scheduled payment delinquencies, of not more than 60 days, and, except for payment extensions and waivers of administrative fees in accordance with the originator's servicing and collection policies and procedures, there has been no waiver of any of the foregoing; and as of the date of transfer of such contracts, no related equipment had been repossessed;


         (G) The obligor's billing address is in the United States or Puerto Rico, and the obligor is not (i) the United States of America or any state or local government or any agency, department, subdivision or instrumentality thereof or (ii) the depositor, an originator, or any subsidiary thereof;

         (H) Each contract was entered into by an obligor who, at the transfer date, had not been identified on the records of the originators as being the subject of a current bankruptcy proceeding;


         (I) No contract has a scheduled payment delinquency, in excess of 10% of the scheduled payment due, of more than 60 days past due as of the transfer date (although some contracts may have experienced such delinquencies prior to the transfer date);


         (J) Each contract may be sold, assigned and transferred by the originator to the depositor, and may be assigned and transferred by the depositor to the owner trust, without the consent of, or prior approval from, or any notification to, the applicable obligor, other than (i) certain contracts (which, in proportion to the aggregate of all of the contracts, are not material) that require notification of the assignment to the obligor, which notification will be given by the servicer not later than 10 days following the transfer date, and (ii) contracts (which, in proportion to the aggregate of all of the contracts, are not material) that require the consent of the obligor, which consent will be obtained by the servicer not later than 10 days following the transfer date;

         (K) Each contract prohibits the sale, assignment or transfer of the obligor's interest therein, the assumption of the contract by another person in a manner that would release the obligor thereof from the obligor's obligation, or any sale, assignment or transfer of the related equipment, without the prior consent of the lessor in the case of contracts which are subject to a true lease or the secured party in the case of other contracts other than contracts which may:

                  permit assignment to a subsidiary, corporate parent or other affiliate;

                  permit the assignment to a third party, provided the obligor remains liable under the contract, or permit assignment to a third party with a credit standing (determined by the originator in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original obligor;

         (L) The obligor under each contract is required to make payments thereunder in United States dollars, and in fixed amounts and on fixed and predetermined dates;

         (M) Each contract requires the obligor to assume responsibility for payment of all expenses in connection with the maintenance and repair of the related equipment, the payment of all premiums for insurance of such equipment and the payment of all taxes (including sales and property taxes) relating to such equipment;

         (N) Each contract requires the obligor thereunder to make all scheduled payments thereon under all circumstances and regardless of the condition or suitability of the related equipment and notwithstanding any defense, set-off or counterclaim that the obligor may have against the manufacturer, lessor or lender, as the case may be;

         (O) Under each contract which is subject to a true lease, if the equipment is damaged or destroyed, the obligor is required either:

                  to repair such equipment;

                  to make a termination payment to the lessor in an amount not less than the required payoff amount; or

                  in some cases, to replace such damaged or destroyed equipment with other equipment of comparable use and value;

         (P) Other than with respect to a deminimis portion of the contract pool, each contract either does not permit the obligor to terminate the contract prior to the latest stated maturity date or to otherwise prepay the amounts due and payable thereunder, or allows for an early termination or prepayment upon payment of an amount which is not less than the required payoff amount;

         (Q) It is not a precondition to the valid transfer or assignment of the originator's interest in any of the equipment related to any contract that title to such equipment be transferred on the records of any governmental or quasi-governmental agency, body or authority;

         (R) Each contract was originated by one of the originators in the ordinary course of such originator's business, or (in the case of any contract purchased by one of the originators) was acquired by such originator for proper consideration and was validly assigned to such originator by the seller of such contract. Immediately prior to the sale, assignment and conveyance of such contract by the originator to the depositor, such originator had good title to such contract and the originator's interest in the related equipment (subject to the terms of such contract) and was the sole owner thereof, free of any lien. Such contract has been duly and properly sold, assigned and conveyed by the applicable originator to the depositor pursuant to a purchase agreement. Immediately prior to the transfer and conveyance of such contract to the owner trust, the depositor had the right to transfer such contract and such interest in the related equipment free of any lien (other than the rights of the obligor under the related contract). Such contract has been duly and properly transferred and conveyed by the depositor to the owner trust pursuant to the pooling and servicing agreement free of any lien (other than the rights of the obligor under the related contract);

         (S) No person has a participation in or other right to receive scheduled payments under any contract, and neither the depositor nor any of the originators has taken any action to convey any right to any person that would result in such person having a right to scheduled payments received with respect to any contract;

         (T) The sale, transfer and assignment of such contract and the originators' interest in the related equipment to the depositor under the related purchase agreement, and the transfer and conveyance of such contract from, and the grant of a security interest in the related equipment by, the depositor to the owner trust under the related pooling and servicing agreement, are not unlawful, void or voidable under the laws of the jurisdiction applicable to such contract;

         (U) All filings and other actions required to be made, taken or performed by any person in any jurisdiction to give the owner trust a first priority perfected lien or ownership interest in the contracts and a first priority perfected security interest in the originator's interest in the equipment have been made, taken or performed;

         (V) There exists a contract file pertaining to each contract, and such contract file contains the contract or a facsimile copy thereof;

         (W) There is only one original executed copy of each contract or, if there are multiple originals, all such originals are in the possession of the originator or the signed original in the possession of the originator is noted thereon as being the only copy that constitutes chattel paper;

         (X) The contracts constitute either chattel paper, accounts, instruments or general intangibles within the meaning of the Uniform Commercial Code as in effect in the states where the originators are located;

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

         (Y) By the transfer date of the contracts, the portions of the electronic master record of each originator relating to the contracts will have been clearly and unambiguously marked to show that the contracts constitute part of the assets of an owner trust and are owned by the owner trust in accordance with the terms of the related pooling and servicing agreement;


         (Z) The computer tape containing information with respect to the contracts that was made available by the depositor to the owner trustee and the indenture trustee on the transfer date and that was used to select the contracts was complete and accurate in all material respects as of the transfer date and includes a description of the same contracts that are described in the schedule of contracts to the related pooling and servicing agreement;


         (AA) The information with respect to the contracts listed on the schedule of contracts attached to the related pooling and servicing agreement is true, correct and complete in all material respects;

         (BB) Each contract was originated or purchased by an originator and was sold and assigned by such originator to the depositor without any fraud or misrepresentation on the part of such originator; and

         (CC) No selection procedures adverse to the holders of the notes were utilized in selecting those contracts transferred by the originators to the depositor from those lease and loan contracts available therefor or in selecting those contracts transferred by the depositor to the owner trust from those lease and loan contracts available therefor.


     The owner trust may modify the above representations and warranties and will describe any modification in the relevant prospectus supplement.


     In the event of a breach of any such representation or warranty with respect to a contract that materially and adversely affects the value of such contract, the applicable originator, unless it cures the breach by the end of the second collection period after the date on which such originator or the depositor becomes aware of or receives written notice from the related indenture trustee or the servicer of such breach, will be obligated to purchase the contract and, in the case of a contract subject to a true lease, the related equipment. Any such purchase shall be made on the deposit date immediately following the end of such second collection period at a price equal to the required payoff amount applicable to such contract (which will be allocated to the related owner trust) plus, if applicable, the book value of the related equipment which will be allocated to the depositor. This purchase obligation may be enforced by the related indenture trustee on your behalf, and will constitute your sole remedy available against the applicable originator for any such uncured breach, except that pursuant to the applicable pooling and servicing agreement, sale and contribution agreement, as applicable, such originator will indemnify the related indenture trustee, the related owner trustee, the related owner trust and you against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to such breach. If so specified in your prospectus supplement, the applicable originator may, in lieu of repurchasing the contract, cause the depositor to deliver a substitute contract meeting the criteria described in your prospectus supplement.

     Upon the purchase by the applicable originator of a contract and, in the case of a contract subject to a true lease, any related equipment, such contract and related equipment will be released to such originator.


SUBSTITUTION OF CONTRACTS



     We will have the option to substitute one or more contracts having similar characteristics for contracts which are in default or have been prepaid. In addition, in the case of a contract subject to a warranty claim, as described in 'Representations and Warranties Made by the Originator' in this prospectus, the applicable originator may choose to replace the contract with a substitute contract.



     Some contracts may permit the obligor to prepay the amounts due under the contract or otherwise to terminate the contract prior to its scheduled expiration date. We may replace any prepaid contract with a substitute contract in lieu of applying the proceeds of such prepaid contract to the pledged revenues as described herein.



     The depositor may also replace any defaulted contract with a substitute contract. The aggregate principal balances of the defaulted contracts for which we may cause substitution is limited to 10% of the cut-off contract pool principal balance. We may replace a prepaid contract with a substitute contract and the applicable originator may choose to have contracts subject to a warranty claim replaced with substitute contracts, in either case without regard to the 10% limitation described above.



     Substitute contracts will be originated and added to the assets of the owner trust using the same credit criteria and eligibility standards as the contracts in the contract pool on the closing date. Information with respect to such substitute contracts, to the extent deemed material, will be included in required periodic reports under the Securities Exchange Act of 1934 filed by the servicer with the Securities and Exchange Commission on behalf of the owner trust. The substitute contracts will have an aggregate contract principal balance equal to or greater than the contracts being modified or replaced and the monthly payments on the substitute contracts will be at least equal to those of the replaced contracts through the term of such replaced contracts and shall provide for a last scheduled payment which is not in excess of the contract substituted for unless such substitute contract's cash flows are discounted up to and including such last scheduled payment date.



     The representations and warranties made by each originator with respect to the contracts in 'The Contracts -- Representations and Warranties Made by the Originator' in the prospectus will be equally applicable to substitute contracts. However, the representation as to no payment delinquency, in excess of 10% of the scheduled payment due, of more than 60 days and as to the obligor's not having termination or prepayment rights or right to pay less than the payoff amount on termination or prepayment need not be true if all other representations are true and if each rating agency concludes that the discrepancy will not result in the rating on any of the Notes being reduced, qualified or withdrawn.


DELINQUENCY AND NET LOSS EXPERIENCE

     Statistics relating to the delinquency and net loss experience on lease and/or loan contracts within the originators' owned and managed portfolios of receivables similar to the contracts in a contract pool will be set forth in your prospectus supplement.

                     DESCRIPTION OF THE NOTES AND INDENTURE

GENERAL

     Each series of notes will be issued pursuant to the terms of an indenture, a form of which was filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part. In addition, a copy of the indenture for a series of notes will be filed with the Securities and Exchange Commission following the issuance of such series. The following summary describes certain material terms expected to be common to each indenture and the related notes, but does not purport to be complete and is subject to all of the provisions of the indenture, the related notes and the description set forth in your prospectus supplement.

     The notes of each series will be issued in fully registered form only and will represent the obligations of a separate owner trust created pursuant to the related trust agreement.


     Payments on the notes will be made by the indenture trustee on each payment date to persons in whose names the Notes are registered as of the related record date. Unless otherwise specified in your prospectus supplement, the payment date for the notes will be the 20th day of each month, or if the 20th is not a business day, the next succeeding business day. The record date for any payment date will be the business day immediately preceding the payment date so long as the notes are held in the book-entry form, or the last day of the prior calendar month if definitive notes have been issued to each holder.


     A business day is any day other than a Saturday, Sunday or legal holiday on which commercial banks in New York City, or any other location of a successor servicer or indenture trustee, are open for regular business.


     Each class of notes initially will be represented by one or more global Notes registered in the name of the nominee of The Depository Trust Company, except as set forth below. Beneficial interests in each class of notes will be available for purchase in minimum denominations of $10,000 and integral multiples thereof in book-entry form only. The depositor has been informed by The Depository Trust Company that The Depository Trust Company's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the notes. All references herein to holders or noteholders shall reflect the rights of beneficial owners of notes, as they may indirectly exercise such rights through The Depository Trust Company and The Depository Trust Company participants, except as otherwise specified herein. Unless and until definitive notes are issued under the limited circumstances described herein, you will not be entitled to receive a certificate representing your interest in such notes. Until such time, all references herein to actions by holders of notes of any class of notes will refer to actions taken by the depository upon instructions from its participating organizations and all references herein to distributions, notices, reports and statements to holders of any class of notes will refer to distributions, notices, reports and statements to the depository or its nominee, as the registered holder of the notes of such class, for distribution to note owners of such class in accordance with the depository's procedures. See
' -- Book-Entry Registration' and ' -- Definitive Notes.'


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

     Subject to applicable laws with respect to escheat of funds, any money held by an indenture trustee or any paying agent in trust under an indenture for the payment of any amount due with respect to any note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and, upon request of the related owner trustee, shall be deposited by the indenture trustee in the collection account; and the holder of such note shall thereafter, as an unsecured general creditor, look only to the owner trust for payment thereof, and all liability of the indenture trustee or such paying agent with respect to such money shall thereupon cease.

DISTRIBUTIONS

     The timing and priority of distributions, seniority, allocations of loss, interest rate and amount or method of determining distributions with respect to principal and interest on the notes of any series will be described in your prospectus supplement. Principal of and interest on the notes will be paid on the payment date specified in your prospectus supplement. Your prospectus supplement will specify the interest rate for each class of notes. Unless otherwise specified in your prospectus supplement, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of principal and interest on the notes of any class will be made on a pro rata basis among all of the holders of notes of such class.

CREDIT ENHANCEMENT

     As further specified in the your prospectus supplement, a cash collateral account, subordinated notes, reserve fund or other form of credit enhancement will be established on or prior to the date the contracts are transferred and may be available to the related indenture trustee to pay interest and principal on the notes in the manner and to the extent specified in your prospectus supplement.

LIQUIDATION PROCEEDS

     Liquidation proceeds which will consist generally of all amounts received by the servicer in connection with the liquidation of a contract and disposition of the related equipment, net of any related out-of-pocket liquidation expenses will be allocated as follows:


          with respect to any contract subject to financing, the liquidation proceeds will be allocated to the owner trust; and



          with respect to any contract subject to a true lease, the liquidation proceeds will, unless otherwise specified in your prospectus supplement, be allocated on a pro rata basis between the depositor, on the one hand, and the owner trust, on the other, based respectively on


              (a) the book value of the related equipment and

              (b) the required payoff amount for such contract;

         provided that, in the event the liquidation proceeds in respect of any contract subject to a true lease and the related equipment exceed the sum of the required payoff amount for such contract and the book value of such equipment, any such excess shall be allocated solely to the depositor.

For example, if the servicer, in connection with a defaulted contract subject to a true lease, derived liquidation proceeds in the amount of $100 from the liquidation of such contract and disposition of the related equipment, and if the required payoff amount of such contract was, as of the collection period during which such contract became a liquidated contract, $120 and the book value of such equipment was $30, such liquidation proceeds would be allocated to the owner trust in the amount of $80 and to the depositor in the amount of $20. All liquidation proceeds which are so allocable to the owner trust will be deposited in a collection account and constitute pledged revenues to be applied to the payment of interest and principal on the Notes in accordance with the priorities described under ' -- Distributions' above.

OPTIONAL PURCHASE OF CONTRACTS

     The depositor may purchase all of the contracts owned by an owner trust on any payment date following the date on which the unpaid principal balance of the related notes is less than 10% of the initial contract pool principal balance. The purchase price to be paid in connection with such purchase shall be at least equal to the unpaid principal balance of the related notes as of such payment date plus interest to be paid on the related notes on such payment date. The proceeds of such purchase shall be applied on such payment date to the payment of the remaining principal balance of the related notes, together with accrued interest thereon.

TRUST ACCOUNTS

     Except as otherwise specified in your prospectus supplement, the applicable indenture trustee will establish and maintain under each indenture segregated trust accounts which need not be deposit accounts, but which must be eligible accounts consisting of the 'Collection Account,' and the 'Note Distribution Account' (collectively, the 'Trust Account'). An eligible account means any account which is:

          an account maintained with an eligible institution (as defined below);

          an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation;

          a 'segregated trust account' maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the related indenture trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the bank holding company has capital and surplus) of not less than $50,000,000 and the securities of such depository institution or trust company (or, if such depository institution or trust company is a subsidiary of a bank holding company system and such depository institution's or trust company's securities are not rated, the securities of the bank holding company) have a credit rating from each of the rating agencies which signifies investment grade; or an account that will not cause any rating agency to reduce, qualify or withdraw its then-current rating assigned to any series of Notes, as confirmed in writing by such rating agency.

Eligible institution means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund, whose short-term deposits or unsecured long-term debt have a credit rating from each of the rating agencies and which is subject to supervision and examination by federal or state authorities.

     The servicer, as agent for the indenture trustee of any series, may designate, or otherwise arrange for the purchase by the indenture trustee of, investments to be made with funds in the trust accounts, which investments shall be eligible investments as defined in the related indenture that will mature not later than the business day preceding the applicable monthly payment date. Eligible investments include, among other investments:

          obligations of the United States or of any agency thereof backed by the full faith and credit of the United States;

          federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; and

          certain repurchase agreements with eligible institutions and other investments which would not result in the reduction, qualification or withdrawal of any rating of the notes by any rating agency.

REPORTS TO NOTEHOLDERS

     With respect to each series of notes, the servicer will furnish to the applicable indenture trustee, and such indenture trustee will include with each distribution to you, a statement, as specified in your prospectus supplement, in respect of the related payment date setting forth, among other things:

          the amount of interest paid on each class of the notes, including any unpaid interest from the prior payment date and any remaining unpaid interest on each class of the notes;

          the amount of principal paid on each class of the notes;

          the principal deficiency amount, if any, for such payment date; and

          information regarding any credit enhancement with respect to such series.


     If you purchase a note, you may receive these reports by making a written request to the indenture trustee. These reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the depositor nor the servicer intends to send any of their respective financial reports to owners of notes. The servicer, on behalf of an owner trust, will file with the Securities and Exchange Commission legally required periodic reports concerning the owner trust.


     With respect to any series, the notes will be registered in the name of a nominee of The Depository Trust Company and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until definitive notes are issued in the limited circumstances described under ' -- Definitive Notes' below, you will not be recognized by the indenture trustee as a noteholder, as that term is used in the related indenture. Hence, until such time, you will receive reports and other information provided for under the related indenture only if, when and to the extent provided by The Depository Trust Company and its participating organizations. The servicer will file a copy of each such report with the Securities and Exchange Commission on Form 8-K to the extent required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder.

BOOK-ENTRY REGISTRATION





     Unless your prospectus supplement states otherwise, you may hold your notes through The Depository Trust Company in the United States or Cedel Bank, society anonyme or Euroclear System in Europe if you are a participant of those systems, or indirectly through organizations that are participants in those systems.



     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered under to Section 17A of the Exchange Act. DTC was created to hold securities for its direct participants and to facilitate the clearance and settlement of securities transactions between its direct participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC's direct participants include the underwriters offering the notes to you, securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.



     To facilitate subsequent transfers, all notes deposited with DTC will be registered in the name of DTC's nominee, Cede & Co. You will maintain beneficial ownership of the notes despite the deposit of notes with DTC and their registration in the name of Cede. DTC has no knowledge of the actual noteholders; DTC's records reflect only the identity of its direct participants to whose accounts such notes are credited, which may or may not be the noteholders. DTC's direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.



     You will not be entitled to receive a certificate representing such person's interest in a class of notes. As long as the notes are registered in the name of Cede & Co., any action to be taken by you or any other noteholders will be taken by DTC upon instructions from DTC's participants, and all distributions, notices, reports and statements to noteholders will be delivered to Cede, as the registered holder of the notes, for distribution to noteholders in compliance with DTC procedures.



     You will receive all payments of principal and interest on the notes through direct participants or indirect participants. DTC will forward such payments to its direct participants which will forward them to indirect participants or noteholders. Under a book-entry format, you may experience some delay in their receipt of payments, since such payments will be forwarded to Cede as nominee of DTC. You will not be recognized by the indenture trustee as a noteholder, as such term is used in the indenture. You will be permitted to exercise the rights of noteholders only indirectly through DTC and its direct participants and indirect participants. Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of banks, trust companies and other persons approved by it, your ability to pledge the notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such notes, may be limited due to the absence of physical notes for such notes.



     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to noteholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments by DTC participants to noteholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in 'street name' and will be the responsibility of such DTC participant and not of DTC, the indenture trustee, the owner trustee, the originators or the originator, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of such payments to direct participants shall be the responsibility of DTC and disbursement of such payments to noteholders shall be the responsibility of direct participants and indirect participants.



     Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual noteholder is in turn to be recorded on the direct participants' and indirect participants' records. Noteholder will not receive written confirmation from DTC of their purchase, but noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holders, from the direct participant or indirect participant through which the noteholder entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of DTC's participants acting on behalf of noteholders. Noteholders will not receive physical notes representing their ownership interest in notes, except in the event that use of the book-entry system for the notes is discontinued.



     DTC will not comment or vote with respect to the notes. DTC has advised us that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more direct participants to whose accounts with DTC the notes are credited. Additionally, DTC has advised us that to the extent that the indenture requires that any action may be taken only by noteholders representing a specified percentage of the aggregate outstanding principal amount of the notes, DTC will take such action only at the direction of and on behalf of direct participants. whose holdings include undivided interests that satisfy such specified percentage.



     DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the indenture trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, fully registered, certificated notes are required to be printed and delivered. The originator may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, fully registered, certificated notes will be delivered to noteholders. See
' -- Issuance of Definitive Notes at a Later Date.'



     The information in this section concerning DTC and DTC's book-e system has been obtained from sources that we believe to be reliable, but neither we nor the owner trustee take any responsibility for the accuracy of this information.



     Cedel and Euroclear will hold omnibus positions on behalf of the participants in the Cedel and Euroclear systems, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.



     Cedel is incorporated under the laws of Luxembourg as a professional depositary. Cedel holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depositary, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel's participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.



     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear's participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations.are conducted by Euroclear's operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear's operator. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear's participants. Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission.



     Securities clearance accounts and cash accounts with Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. Those Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear's participants, and has no record of or relationship with persons holding through Euroclear's participants.



     Transfers between direct participants will comply with DTC rules. Transfers between Cedel's participants and Euroclear's participants will comply with their rules and operating procedures.



     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC under DTC rules through the relevant European international clearing system through its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system as required by its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the depositaries.



     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing day will be reported to the relevant Cedel participant or Euroclear participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.



     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Cedel and-Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

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     Except as required by law, none of the originator, any originator, the owner trustee, the depositor or the indenture trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the notes held through DTC, or for maintaining, supervising or reviewing any records or actions relating to such beneficial ownership interests.



ISSUANCE OF CERTIFICATED NOTES AT A LATER DATE



     The notes will be issued in fully registered, certificated form to beneficial owners or their nominees rather than to The Depository Trust Company or its nominee, only if:



         (1) the owner trustee advises the indenture trustee in writing that The Depository Trust Company is no longer willing or able to discharge properly its responsibilities as Depository with respect to the notes, and the owner trustee or the indenture trustee is unable to locate a qualified successor or



         (2) the owner trustee elects to terminate the book-entry system.



         Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee is required to notify all beneficial owners for each class of notes held through The Depository Trust Company of the availability of notes in fully registered, certificated form. Upon surrender by The Depository Trust Company of the global note representing the notes and instructions for reregistration, the indenture trustee will issue such fully registered, certificated notes, and the indenture trustee will recognize the holders of such fully registered, certificated notes as noteholders under the indenture.



         Additionally, upon the occurrence of any such event described above, distribution of principal of and interest on the notes will be made by the indenture trustee directly to you as required by the indenture. Distributions will be made by check, mailed to your address as it appears on the note register. Upon at least 10 days' notice to noteholders for such class, however, the final payment on any note will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to noteholders. The final payment will be made in this manner whether the notes are fully registered, certificated notes or the note for such class registered in the name of Cede & Co. representing the notes of such class.



         Fully registered, certificated notes of each class will be transferable and exchangeable at the offices of the indenture trustee or its agent in New York, New York, which the indenture trustee shall designate on or prior to the issuance of any fully registered, certificated notes with respect to such class. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.


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

MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT


     Unless your prospectus supplement states otherwise, the owner trust and the indenture trustee for a note series may, without your consent, enter into one or more supplemental indentures for any of the following purposes:



          to change the collateral description;



          to provide for a successor to the owner trust to assume for the notes and the indenture obligations;



          to add additional covenants for your benefit, or to surrender any rights or power of the owner trust;



          to transfer or pledge any property to the indenture trustee;



          to correct or supplement any provision in the indenture that is inconsistent with any other provision of the indenture;



          to accept a successor indenture trustee or to change the provisions of the indenture to facilitate the administration by more than one trustee;



          to comply with the Trust Indenture Act of 1939, as amended;



          to maintain any note rating of the notes; or



          to modify the indenture or your rights under the indenture if the modification will not adversely affect the then-current note ratings, or adversely affect your interests in any material respect.


MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT


     Unless your prospectus supplement states otherwise, with the consent of the holders of a majority of the principal balance of each class of the related series of notes, the owner trustee and the indenture trustee may modify the indenture and your rights under it.



     Without the consent of the holder of each outstanding note affected, however, no modification of the indenture may:



          reduce the note principal amount, the interest rate or redemption price or change the timing of payments;



          impair your right to sue to enforce payment provisions of the indenture;



          reduce the percentage needed for consents of note holders;



          permit the creation of any lien on collateral under the indenture ranking prior to or on a parity with the lien of the indenture; or



          adversely affect any note.


EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     'Events of Default' under each indenture will consist of:

          a default for five calendar days or more in the payment of interest due on any Note of such series;

          failure to pay the unpaid principal amount of any class of notes of such series on the stated maturity date or any redemption date for such class;

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

          a default in the observance or performance in any material respect of any covenant or agreement of the owner trust made in the indenture, or any representation or warranty made by the owner trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 calendar days after notice thereof is given to the owner trust by the indenture trustee or to the owner trust and the indenture trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or

          certain events of bankruptcy, insolvency, receivership or liquidation of the owner trust or the depositor.

     If an event of default should occur and be continuing with respect to the notes of a series, the applicable indenture trustee or a majority of the holders of the notes may declare the principal of the notes of such series to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a majority of the holders of the Notes.

     If the notes of a series have been declared due and payable following an event of default, the applicable indenture trustee may institute proceedings to collect amounts due or foreclose on pledged revenues, exercise remedies as a secured party, sell the related pledged revenues or elect to have the owner trust maintain possession of the pledged revenues and continue to apply collections on the pledged revenues as if there had been no declaration of acceleration. The indenture trustee, however, will be prohibited from selling the pledged revenues following an event of default, unless:

          the holders of all the outstanding notes consent to such sale;

          the proceeds of such sale distributable to holders of the notes are sufficient to pay in full the principal of and the accrued interest on all the outstanding notes at the date of such sale; or

          the indenture trustee determines that the pledged revenues would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes.

Following a declaration upon an event of default that the notes are immediately due and payable, any proceeds of liquidation of the pledged revenues will be applied in the following order of priority:

          to the reimbursement of the trustee for its expenses;

          to the payment of interest and then principal on the senior notes;

          to the payment of interest and then principal on the subordinate notes;


          to the payment of interest and then principal on the certificates of any owner trust; and the remainder, if any, to payment of certain amounts payable in connection with any credit enhancement with respect to such series and thereafter to the holders of certificates in the owner trust.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, a majority of the noteholders will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and a majority of the noteholders may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding notes.

     No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

          such holder previously has given to the indenture trustee written notice of a continuing event of default;

          the holders of not less than 25% in principal amount of the outstanding notes have made written request of the indenture trustee to institute such proceeding in its own name as indenture trustee;

          such holder or holders have offered the indenture trustee reasonable indemnity;

          the indenture trustee has for 60 days failed to institute such proceeding; and

          no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

     If an event of default occurs and is continuing and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder notice of the event of default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any note, the indenture trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in your interests.

     In addition, the indenture trustee and you, by accepting the notes, will covenant that they will not at any time institute against the depositor or the owner trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a note including, without limitation, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be

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

personally liable for the payment of the notes or for any agreement or covenant of the owner trust contained in the indenture.

CERTAIN COVENANTS

     Each indenture will provide that the related owner trust may not consolidate with or merge into any other entity, unless:

          the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state;

          such entity expressly assumes the owner trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the owner trust under the indenture;

          no event of default shall have occurred and be continuing immediately after such merger or consolidation;

          the owner trustee has been advised that the rating of the Notes then in effect would not be reduced or withdrawn by the rating agencies as a result of such merger or consolidation;

          the owner trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the owner trust or to any noteholder or equity certificate holder; and

          the owner trust or the person (if other than the owner trust) formed by or surviving such consolidation or merger has a net worth, immediately after such consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the owner trust immediately prior to giving effect to such consolidation or merger.

     Each owner trust will not, among other things:

          except as expressly permitted by the related indenture or trust agreement, sell, transfer, exchange or otherwise dispose of any of the assets of such owner trust;

          claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the bankruptcy code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the owner trust;

          dissolve or liquidate in whole or in part;

          permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the indenture except as may be expressly permitted thereby; or

          except as expressly permitted by the indenture, the pooling and servicing agreement or the trust agreement, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the owner trust or any part thereof, or any interest therein or proceeds thereof.

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

     No owner trust may engage in any activity other than as specified under 'The Owner Trusts.' Each owner trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture or otherwise in accordance with the related indenture, trust agreement and pooling and servicing agreement.

ANNUAL COMPLIANCE STATEMENT

     Each owner trust will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

     Each indenture trustee will be required to mail each year to all noteholders of the related series a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the owner trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

     An indenture will be discharged with respect to the collateral securing the notes of such series upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of such notes.

THE INDENTURE TRUSTEE

     The indenture trustee for any series will be specified in your prospectus supplement. An indenture trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the indenture, if such indenture trustee becomes insolvent or if the rating assigned to the long-term unsecured debt obligations of such indenture trustee (or the holding company thereof) by the rating agencies shall be lowered below the rating of 'BBB', 'Baa3' or equivalent rating or be withdrawn by any rating agency. In such circumstances, the depositor will be obligated to appoint a successor trustee. Any resignation or removal of an indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

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

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS


     The following summarizes the material terms of each pooling and servicing agreement, a form of which was filed with the registration statement of which this prospectus is a part. In addition, a copy of the pooling and servicing agreement relating to a series of notes will be filed with the Securities and Exchange Commission following the sale of those notes. This summary describes terms expected to be common to each pooling and servicing agreement, but does not purport to be complete and is subject to the provisions of the pooling and servicing agreement relating to a particular series and the description set forth in your prospectus supplement. You should read the form of the pooling and servicing agreement filed as noted above.



TRANSFER OF CONTRACTS AND EQUIPMENT



     On or before the applicable closing date, the originators will transfer to the depositor pursuant to one or more purchase agreements all of their interest in the following:



          the contracts and the related equipment,



          the right to receive all scheduled payments and prepayments received on the contracts on or after the date of transfer, but excluding any scheduled payments due on or after, but received prior to, the transfer date, all rights under insurance policies maintained on the equipment pursuant to the contracts,

          all documents contained in the files and

          all proceeds derived from any of the foregoing.


     Pursuant to the pooling and servicing agreement, on the applicable closing date, the depositor will transfer to the owner trust all of its rights in the contracts and certain rights in the equipment, including, to the extent specified in your prospectus supplement,



          the depositor's ownership or security interest in the equipment subject to a true lease,



          prepayments received on contracts



          liquidation proceeds received on the liquidation of defaulted contracts subject to a true lease and the disposition of the related equipment, and all its rights under the purchase agreements, to the owner trust.


     Each pooling and servicing agreement will designate the servicer as custodian to maintain possession, as the owner trust's agent, of the contracts and all related documents. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the servicer's possession. Financing statements will be filed on the transfer date in the applicable jurisdictions reflecting:


      the transfer of the contracts and the equipment by the originators to the depositor,

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

      the transfer by the depositor to the owner trust, and


      the pledge by the owner trust to the indenture trustee,



     The originators' accounting records and computer systems will also reflect these assignments and this pledge.


COLLECTIONS ON CONTRACTS


     The applicable indenture trustee will maintain a collection account, into which the servicer will deposit, no later than the second business day after the date of processing, the following amounts:



      all scheduled payments made under the contracts;



      all prepayments, excluding any portion which your prospectus supplement states is allocable to the depositor;


      amounts constituting liquidation proceeds on liquidated contracts, to the extent specified in your prospectus supplement;


      all payments made by an originator pursuant to the pooling and servicing agreement to repurchase any contract as a result of a breach of a representation or warranty, as described under 'The
      Contracts -- Representations and Warranties Made by the Originators,' excluding, in the case of a true-lease contract subject to a true lease, any portion which your prospectus supplement states is allocable to the depositor; and


      the amount paid by the depositor to purchase the contracts, as described under 'Description of the Notes and Indenture -- Optional Purchase of Contracts.'


     So long as no event of termination shall have occurred and be continuing with respect to the servicer, the servicer may make the required remittances to the collection account net of its servicing fees.



     The servicer may withdraw from the collection account any amounts deposited in error or required to be repaid to an obligor, based on the servicer's good-faith determination that the amount was deposited in error or must be returned to the obligor.



     The servicer will pay to the depositor all proceeds from the disposition of equipment subject to a true lease, to the extent allocable to the depositor.



SERVICING



     AT&T Capital will be the servicer for each trust. The servicer will be obligated under each pooling and servicing agreement to service the contracts with reasonable care, using that degree of skill and attention that AT&T Capital exercises with respect to all comparable contracts and related assets that it services for itself or others in accordance with its credit and collections policy and applicable law. In performing such duties, it shall comply in all material respects with its credit and collection policies and procedures described under 'The Originators -- Underwriting and Servicing', as modified from time to time. The servicer may delegate servicing responsibilities to third parties or affiliates, provided that the servicer will remain obligated to the related owner trust and the depositor for the proper performance of the servicing responsibilities.



     The servicer is obligated to act in a commercially reasonable manner with respect to the repossession and disposition of equipment following a contract default with a view to realizing proceeds at least equal to the equipment's fair market value. The servicer may choose to dispose of equipment through a new lease or in some other manner which provides for payment for the equipment over time. In these cases, the servicer will be required to pay from its own funds an amount which, in its reasonable judgment, is equal to the fair market value of the equipment, less liquidation expenses, and the servicer will be entitled to all subsequent payments in respect of such equipment. Any amounts so paid by the servicer will constitute additional liquidation proceeds with respect to the related contract and equipment and will be allocated as described under 'Description of the Notes and Indenture -- Liquidation Proceeds.'



     The servicer is responsible for:


          reviewing and certifying that the contract files are complete;

          monitoring and tracking any property and sales taxes to be paid by obligors;


          billing, collecting, and recording payments from obligors;


          communicating with and providing billing records to obligors;

          deposit of funds into the collection account;


          receiving payments as the owner trust's agent on the insurance policies maintained by the obligors and communicating with insurers;


          issuance of reports to the indenture trustee specified in the indenture and in the pooling and servicing agreement;

          repossession and remarketing of equipment following obligor defaults; and

          paying the fees and ordinary expenses of the indenture trustee and the owner trustee.


     The servicer shall be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a contract and disposing of the related equipment. The servicer is entitled to retain, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to the expenses, in addition to those previously incurred, as it reasonably estimates will be incurred. The servicer is permitted to grant payment extensions on a contract in accordance with its credit and collection policies and procedures if the servicer believes in good faith that an extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the owner trust under the contract. The servicer is permitted to agree to modifications or amendments to a contract in accordance with its credit and collection policies and procedures.



     Prepayments. The servicer may allow a prepayment of any contract, but only if the amount paid or, in the case of a partial prepayment, the sum of its prepayment and the remaining contract principal balance, is at least equal to the required payoff amount of the contract.


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


     Evidence as to Compliance. On or before March 31 of each year, the servicer must deliver to the indenture trustee an unqualified audit report from a nationally recognized accounting firm on the financial statements of the servicer or its parent a statement as to the servicer's controls over the servicing of equipment contracts, installment sales contracts, promissory notes, loan and security agreements and/or other similar types of receivables under servicing agreements substantially similar one to another.



     Certain Matters Regarding the Servicer. The servicer may not resign from its obligations under a pooling and servicing agreement except if its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer has assumed the servicer's obligations and duties under such pooling and servicing agreement. The servicer can be removed as servicer only upon the occurrence of an event of termination as discussed below.



     The servicer must maintain an insurance policy or financial guarantee bond in customary form covering errors and omissions by the servicer.



     Servicing Compensation and Payment of Expenses. Compensation to the servicer will include a monthly fee equal to the product of one-twelfth of a percentage per annum specified in your prospectus supplement multiplied by the contract pool principal balance as of the last day of the second preceding collection period or, in the case of the servicing fee with respect to the collection period commencing on the date of transfer of the contracts, the contract pool principal balance as of the transfer date, plus any late fees, late payment interest, documentation fees, insurance administration charges and other administrative fees and charges and a portion of any extension fees collected with respect to the contracts during the prior collection period and investment earnings on collections prior to deposit thereof in the collection account. Up to one-fifth of the servicing fee will be used by the servicer to pay expenses relating to the contracts and the owner trust. The servicer is authorized to waive any administrative fees or extension fees that may be collected in the ordinary course of servicing any contract.


     Events of Termination. An event of termination under a pooling and servicing agreement will occur if:


      the servicer fails to make any required payment or deposit and the failure continues for five business days, or three business days in the case of a failure to pay the amount to purchase a contract required due to a breach of representations and warranties, after notice from the indenture trustee or discovery by the servicer;


      the servicer fails to deliver to the indenture trustee and the owner trustee the servicer's certificate by the third business day prior to the related payment date;


      the servicer fails to observe in any material respect any other agreements of the servicer set forth in the pooling and servicing agreement and, if AT&T Capital is the servicer, the sale and contribution agreement, and the failure (i) materially and adversely affects the rights of the owner trust or you, and (ii) continues unremedied for 30 days after the acquiring of written notice;



      events of bankruptcy or insolvency occur with respect to the servicer; or any representation, warranty or statement of the servicer made in or pursuant to the pooling and servicing agreement is incorrect in any material respect, and (i) has a material adverse effect on the owner trust or holders of the notes, and (ii) continues uncured for 30 days after the acquiring of written notice.



Rights upon event of termination. If an event of termination remains unremedied, the indenture trustee may, and at the written direction of a majority of the noteholders shall, terminate all of the rights and obligations of the servicer as to the contracts under the pooling and servicing agreement. A successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements, except that any successor servicer will not assume any obligation of an originator to repurchase contracts for breaches of representations and warranties, and any successor servicer will not be liable for any acts or omissions of the prior servicer occurring prior to a transfer of the servicer's servicing and related functions or for any breach by the prior servicer of any of its obligations.



A majority of the noteholders may waive any default by the servicer under the pooling and servicing agreement and its consequences.


AMENDMENT


     Any pooling and servicing agreement may be amended by the parties:


          (i) to cure any ambiguity,


          (ii) to correct or supplement any provision therein that may be inconsistent with any other provision, or



          (iii) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement but only if the amendment will not adversely affect in any material respect the interests of the noteholders or the equity certificateholders. Any pooling and servicing agreement may also be amended in any respect by the parties with the consent of a majority of the noteholders except that no amendment that reduces the amount or changes the timing of any contract payment required to be distributed on any Note or that reduces the noteholder percentage required to consent to these amendments or any waiver under the pooling and servicing agreement, may be effective without the consent of the holder of each note, also an amendment under the foregoing sentence will not be effective unless each rating agency confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the notes.


TERMINATION OF THE POOLING AND SERVICING AGREEMENT


     The servicer's obligations will terminate after distribution of all interest and principal then due to noteholders and the holders of the certificates on the earlier of the payment date next succeeding the later of the final payment or other liquidation of the last contract or the disposition of all equipment acquired upon termination of any contract or the payment date on which the depositor repurchases the contracts as described under 'Description of the Notes and Indenture -- Optional Purchase of Contracts.'


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL


     The following is a general and brief discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. The discussion that follows constitutes the opinion of Winston & Strawn, special tax counsel to the trust depositor, and is based upon current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service rulings on comparable transactions or instruments to those described in this prospectus. As a result, there can be no assurance that the Internal Revenue Service will not challenge the conclusions reached in this description of Material Federal Income Tax Consequences, and no ruling from the Internal Revenue Service has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements set forth below.



     The following is a summary of material federal income tax consequences and therefore it does not attempt to explain fully every relevant technical aspect of the applicable tax provisions. Additionally, some of the complex technical rules which would not be applicable to most investors but may apply to some specific types of investors (e.g. dealers in securities) have not been included. Also, the descriptions of the relevant tax rules are intended to explain the general application of the rules. BECAUSE THIS SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES IS INTENDED TO BE GENERAL IN NATURE, IT IS SUGGESTED THAT EACH PROSPECTIVE INVESTOR CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.



     This summary of material federal income tax matters is divided into two parts. The first part describes the classification of the notes as debt and the treatment of the trust as a pass-through entity rather than as a corporation or other entity subject to tax at the entity level. The second part describes the taxation of an investor in the notes. Under the caption 'General Tax Treatment of Noteholders' is a description of the tax consequences for what is expected to be the typical investment situation. The description of General Tax Treatment of Noteholders provides a summary of federal income tax consequences for investors who are citizens or residents of the United States who purchase U.S. dollar denominated notes for investment at a purchase price equal to the principal amount of the notes plus accrued interest, if any. There are a variety of technical tax rules which can be expected to apply only to particular types of investors or in particular special circumstances. Those rules and the investors and circumstances to which they apply are separately described under the caption 'Special Tax Rules'. IT IS SUGGESTED THAT PROSPECTIVE INVESTORS CONSULT A TAX ADVISOR TO DETERMINE WHETHER ANY OF THE SPECIAL TAX RULES ARE APPLICABLE.

CLASSIFICATION OF THE NOTES AND THE TRUST


     Under existing federal income tax law each trust will not be treated as an association or publicly traded partnership taxable as a corporation and the notes will be treated as indebtedness. In rendering these opinions Winston & Strawn has assumed that the terms of the various documents relating to the issuance of the notes will be complied with by all of the parties to the transaction. Those terms include a requirement, which each investor agrees to by virtue of acquiring ownership of any beneficial interest in a note, that the trust and the investors in the notes treat the notes as indebtedness for federal income tax purposes. The opinion of Winston & Strawn does not foreclose the possibility of a contrary determination by the Internal Revenue Service or by a court or of a contrary position by the Internal Revenue Service or Treasury Department in regulations or rulings issued in the future.



     Although it is the opinion of Winston & Strawn that the trust will not be treated as an association or publicly traded partnership taxable as a corporation and the notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that this characterization of the trust or the notes will prevail. If, contrary to the opinion of Winston & Strawn, the Internal Revenue Service successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. As a result, the trust might be classified as a publicly traded partnership taxable as a corporation. If the trust were classified as a publicly traded partnership taxable as a corporation, the trust would be subject to United States federal income tax on its net income. An imposition of such corporate-level income tax could materially reduce the amount of cash that would be available to make payments of principal and interest on the notes. Alternatively, if the trust were classified as a partnership, other than a publicly traded partnership taxable as a corporation, the trust itself would not be subject to United States federal income tax. Instead, holders of notes that were determined to be equity interests in such partnership would be required to take into account their allocable share of the trust's income and deductions. This treatment may have adverse federal income tax consequences for some noteholders. For example:



         (1) income to some tax-exempt entities, including pension funds, may constitute 'unrelated business taxable income,'


         (2) income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements,

         (3) individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses, and

         (4) income from the trust's assets would be taxable to noteholders without regard to whether cash distributions are actually made by the trust or any particular noteholder's method of tax accounting.

         The discussion that follows assumes that the notes will be treated as indebtedness for federal income tax purposes.

GENERAL TAX TREATMENT OF NOTEHOLDERS

     Payments of Interest. An investor will be taxed on the amount of payments of interest on a note as ordinary interest income at the time it accrues or is received in accordance with the investor's regular method of accounting for United States federal income tax purposes.

     Sale or Other Disposition of a Note. An investor who disposes of a note, whether by sale, exchange for other property, or payment by the trust, will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition, not including any amount attributable to accrued but unpaid interest, and the investor's adjusted tax basis in the note. In general, an investor's adjusted tax basis in a note will be equal to the initial purchase price. Any gain or loss recognized upon the sale or other disposition of a note will be capital gain or loss. For non-corporate investors, capital gain recognized on the sale or other disposition of a note held by the investor for more than one year will be taxed at a maximum rate of 20%. Capital gain for a note held for one year or less is taxed at the rates applicable to ordinary income (i.e., up to 39.6%). Taxpayers must aggregate capital gains and losses for each taxable year. In the event a taxpayer realizes a net capital loss for any year there are limits on the amount of such capital losses which can be deducted.

     Information Reporting and Backup Withholding. The trust or an agent acting on its behalf will be required to report annually to the Internal Revenue Service, and to each non-corporate noteholder, the amount of interest paid on the notes for each calendar year. Each non-corporate noteholder (other than noteholders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate, Form W-9, containing the noteholder's name, address, correct federal taxpayer identification number and a statement that the noteholder is not subject to backup withholding. Should a non-exempt noteholder fail to provide the required certification, the trust will be required to withhold or cause to be withheld 31% of the interest otherwise payable to the noteholder and remit the withheld amounts to the Internal Revenue Service as a credit against the noteholder's federal income tax liability.

SPECIAL TAX RULES

     Special Types of Investors. The reference to United States citizens or residents in the description of General Tax Treatment of Noteholders set forth above applies not only to individuals but also to any investor who is:

         (1) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof,

         (2) an estate the income of which is subject to United States federal income taxation regardless of its source, or

         (3) a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     Any investor which is not a United States citizen or resident should review the summary below for investment in notes by foreign persons. Also, neither the description of General Tax Treatment of Noteholders above nor this discussion of Special Tax Rules describes tax consequences to special classes of investors, including investors who are dealers in securities or currencies, persons holding Notes as a part of a hedging transaction, certain financial institutions or insurance companies. Those particular types of investors are subject to specific federal income tax treatment which is not generally applicable to other investors. This summary of Material Federal Income Tax Consequences does not describe tax consequences for those types of investors.

     Purchase at a Discount. An investor who purchases a note as part of the initial offering by the trust for an issue price that is less than its 'stated redemption price at maturity' will generally be considered to have purchased the note at an original issue discount for United States federal income tax purposes. In general, the stated redemption price at maturity for a note is equal to the principal amount. If a note is acquired with original issue discount the investor will be required to include in income each year, taxable as ordinary income in the same manner as cash interest payments, a portion of the original issue discount. For cash basis investors, such as individuals, the requirement that original issue discount be accrued as income each year means the investor recognizes taxable income even though the investor does not receive cash corresponding to that income. The amount of original issue discount accrued as income each year is based upon a formula which looks at the constant yield on the notes and the term to maturity so as to annually allocate a proportionate share of original issue discount. Under these rules, investors generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     In determining whether a note has original issue discount, the issue price of the note may not necessarily equal the investor's purchase price, although they generally should be the same. The issue price of a note will equal the initial offering price to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers, at which price a substantial amount of the notes is sold.


     If an investor acquires a note in a secondary market transaction for a purchase price which is less than the principal amount or other amount payable at maturity of the note, the difference is referred to for tax purposes as market discount. Similarly to original issue discount, an investor must accrue a portion of the market discount each year. The amount of market discount which accrues annually will be calculated on a straight-line basis over the remaining term to maturity of the note unless the investor elects to accrue market discount using the constant yield method, i.e., the original issue discount method. Unlike original issue discount, however, an investor does not include accrued market discount in ordinary income each year. Rather, the aggregate amount of accrued market discount is included in income when an investor sells or otherwise disposes of the note. At that time, the portion of the amount realized by the investor on the sale or other disposition of the note equal to accrued market discount is taxed as ordinary income, which has a maximum tax rate of 39.6%, rather than long term capital gain maximum tax rate of 20%.

     If an investor would prefer to be taxed on the annual accrual of market discount each year rather than being taxed on the aggregate amount of all accrued market discount when the note is sold or otherwise disposed of, the investor can file an election to do so. This election would apply to all of the investor's debt investments acquired in or after the taxable year in which the notes are acquired and not just to the notes.



     Limitations imposed by the federal tax law which are intended to match deductions with the taxation of income may defer deductions for interest paid by an investor on indebtedness incurred or continued, or short sale expenses incurred, to purchase or carry a note with market discount. A noteholder who elects to include market discount in gross income as it accrues is exempt from this rule.


     Whenever an investor accrues and includes in income an amount of original issue discount or market discount, the investor's adjusted basis in the corresponding note is increased by that same amount. As a result, the investor would recognize a lower capital gain or greater capital loss on the sale or other disposition of the note.

     In general, if the amount of original issue discount or market discount would be less than 1/4th of one percent of the note's principal or other stated redemption price at maturity, the investor can disregard the original issue discount or market discount rules.

     Purchase at a Premium. If an investor purchases a note for a price that exceeds the principal amount or other amount payable at maturity, the investor will be considered to have an amortizable bond premium. An investor can elect to accrue a portion of the premium each year as a deduction to offset interest income on the corresponding Note. The amount of premium which can be amortized and deducted each year is calculated using a constant yield method over the remaining term to maturity of the note. The deduction is available only to offset interest income on the corresponding note; it cannot be used as a deduction to the extent it exceeds taxable note interest. The adjusted tax basis which an investor has in a note must be reduced by the amount of premium for which a deduction is claimed. Because the basis is reduced, the investor would recognize a larger taxable capital gain (or a smaller capital loss) on the sale or other disposition of the note. If an investor elects to amortize and deduct premium, the election will apply to all of the investor's debt investments and not just to the notes.





     If an investor purchases in a secondary market transaction a note which was originally issued with original issue discount for an amount which is less than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (i.e., the original issue price plus any accrued original issue discount as those terms are described above), the excess is referred to for tax purposes as 'acquisition premium.' The investor would be permitted to reduce the daily portions of original issue discount the investor would otherwise include in income by an amount corresponding to the ratio of (1) the excess of the investor's purchase price for the note over the adjusted issue price of the note as of the purchase date to (2) the excess of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note's adjusted issue price.

     Election to Treat All Interest as Original Issue Discount. An investor may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading Purchase at a Discount,' with modifications described below. For purposes of this election, interest includes qualified stated interest, original issue discount, de minimis original issue discount, market discount, de minimus market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.



     In applying the constant-yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing investor's adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisiton by the electing investor, and no payments on the note will be treated as paymnts of qualified stated interest. This election, if made, may not be revoked without the consent of the Internal Revenue Service. Investors should consult with their own tax advisors as to the effect in their circumstances of making this election.


     Foreign Investors. Special tax rules apply to the purchase of notes by foreign persons. For U.S. tax purposes, foreign investors include any person who is not

     (1) a citizen or resident of the United States,

     (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof,

     (3) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or

     (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.


     Interest paid or accrued to a foreign investor that is not effectively connected with the conduct of a trade or business within the United States by the investor will generally be considered 'portfolio interest' and generally will not be subject to United States federal income tax or withholding tax as long as the foreign investor is not actually or constructively a 10 percent shareholder of the trust or a controlled foreign corporation related to the trust through stock ownership and provides or has a financial institution provide on its behalf an appropriate statement Form W-8, to the trust or paying agent that is signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign investor must provide a new Form W-8 within 30 days. The Form W-8 is generally effective for three years. If the foreign investor fails to satisfy these requirements so that interest on the investor's Notes was not portfolio interest, interest payments would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty. To qualify for any reduction as the result of an income tax treaty, the foreign investor must provide the paying agent with Form 1001. This form is also effective for three years.

     Any capital gain realized on the sale or other taxable disposition of a note by a foreign investor will be exempt from United States federal income and withholding tax, provided that

     (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the investor and

     (2) in the case of an individual foreign investor, the investor is not present in the United States for 183 days or more during the taxable year. If an individual foreign investor is present in the U.S. for 183 days or more during the taxable year, the gain on the sale or other disposition of the Notes could be subject to a 30% withholding tax unless reduced by treaty.


     If the interest, gain or income on a note held by a foreign investor is effectively connected with the conduct of a trade or business in the United States by the investor, the noteholder will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. At the same time, the noteholder may be exempt from withholding tax if a Form 4224 is furnished to the paying agent. Form 4224 is effective for only one calendar year. In addition, if the foreign investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its 'effectively connected earnings and profits' for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.



     Regardless of when a foreign investor acquired a note Treasury Regulations which will become effective for note payments made after December 31, 2000 may change reporting requirements for certain withholding agents.


     If a foreign investor fails to provide necessary documentation to the trust or its paying agent regarding the investor's taxpayer identification number or certification of exempt status, a 31% backup withholding tax may be applied to note payments to that investor. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the foreign investor's U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

STATE AND LOCAL TAX CONSEQUENCES

     Because of the differences in state and local tax laws and their applicability to different investors, it is not possible to summarize the potential state and local tax consequences of purchasing, holding or disposing of the notes and no opinions of counsel have been obtained regarding state tax matters. ACCORDINGLY, IT IS RECOMMENDED THAT EACH PROSPECTIVE INVESTOR CONSULT THEIR OWN TAX ADVISORS REGARDING THE STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

                              ERISA CONSIDERATIONS


     The Employee Retirement Income Security Act of 1974, as amended, imposes specific requirements on employee benefit plans subject to ERISA and prohibits some transactions between ERISA-regulated plans and persons who are parties in interest,' as defined under ERISA, with respect to assets of such plans. Section 4975 of the Internal Revenue Code prohibits a similar set of transactions between specified plans or individual retirement accounts and persons who are 'disqualified persons,' as defined in the Internal Revenue Code, with respect to Internal Revenue Code-regulated plans. Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Internal Revenue Code, and assets of such plans may be invested in the notes, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.



     Investments by ERISA-regulated plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments comply with the terms of the documents governing the ERISA-regulated plan. Before investing in the notes, an ERISA-regulated plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan.



PROHIBITED TRANSACTIONS



     In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in some transactions involving such Plans of 'plan assets' of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code of 1986, as amended and Sections 502(i) and 502(1) of ERISA provide for the imposition of excise taxes and civil penalties on persons that engage or participate in such prohibited transactions. The trust depositor, the underwriters, the servicer, the indenture trustee or the owner trustee or their affiliates may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of the notes by, on behalf of or with 'plan assets' of such Plan may be considered to give rise to a prohibited transaction' within the meaning of ERISA and/or Section 4975 of the Internal Revenue Code, unless an administrative exemption described below or some other exemption is available.



     The notes may not be purchased with the assets of a Plan if the trust depositor, the underwriters, the servicer, the indenture trustee, or the owner trustee or any of their affiliates either;



         (a) has discretionary authority or control with respect to the investment or management of such assets: or



         (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan; or



         (c) is an employer of employees covered under the Plan unless such investment is made through an insurance company general or pooled separate account or a bank collective investment fund and an exemption is available.

     Depending on the relevant facts and circumstances, some prohibited transaction exemptions may apply to the purchase or holding of the notes -- for example, Prohibited Transaction Class Exemption ('PTCE') 96-23, which exempts transactions effected on behalf of a Plan by an 'in-house asset manager;' PTCE 95-60, which exempts transactions between bank collective investment funds and parties in interest; PTCE 91-38, which exempts transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts transactions effected on behalf of a Plan by a qualified professional asset manager.' There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the notes or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.



     Due to the complexity of these rules and the penalties imposed, any fiduciary or other Plan investor who proposes to invest assets of a Plan in the notes should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Internal Revenue Code of doing so.


                              RATINGS OF THE NOTES


     The owner trust will not sell notes of a series unless one or more nationally recognized rating agencies rate the notes of that series in a rating category that signifies investment grade. Any rating that is made may be lowered or withdrawn by the assigning rating agency at any time if, in its judgment, circumstances so warrant. If a rating or ratings of notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes so qualified, reduced or withdrawn.



     The rating of the Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date thereof, or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.


                                USE OF PROCEEDS


     The proceeds from the sale of the notes of each series, after funding a portion of the cash collateral account or other form of credit enhancement for such series and paying the expenses of the depositor, will be used by the depositor to pay down certain credit facilities, and any remaining funds may be distributed to the originators.


                              PLAN OF DISTRIBUTION


     The owner trust may sell notes to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell notes directly to other purchasers or through agents. The depositor intends that notes will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of notes may be made through a combination of such methods.


     The originators, the depositor and certain of its affiliates may agree to indemnify the underwriters and agents who participate in the distribution of the notes against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwritten may be required to make.


     Funds in cash collateral accounts and the trust accounts may, from time to time, be invested in certain investments acquired from the underwriters.

                                 LEGAL MATTERS


     Winston & Strawn, Chicago, Illinois, will provide a legal opinion relating to the notes in its capacity as special counsel to the trust, the depositor, the originator, the servicer and the administrator. Other legal matters for undewriters will be passed upon by counsel to underwriters.

                                 INDEX OF TERMS


TERM                                                                                                         PAGE
-----------------------------------------------------------------------------------------------------------  ----
Collection Account.........................................................................................   56
ERISA......................................................................................................   79
Events of Default..........................................................................................   63
PTCE.......................................................................................................   81
Trust Account..............................................................................................   56

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                   NEWCOURT EQUIPMENT TRUST SECURITIES 1999-1
                            RECEIVABLE-BACKED NOTES


                          NCT FUNDING COMPANY, L.L.C.
                                   DEPOSITOR


                                     [LOGO]

                                    SERVICER


                   MEMBERS OF THE NEWCOURT GROUP OF COMPANIES


                                     [LOGO]

     Until [                           ], all dealers effecting transaction in
the notes, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. Dealers acting as underwriters also have an obligation to deliver a prospectus supplement and prospectus with respect to their unsold allotments or subscriptions.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     Expenses in connection with the offering of the Securities being registered herein are estimated as follows:


Securities and Exchange Commission registration fee.......................................   $  478,220
Legal fees and expenses...................................................................   $  325,000
Accounting fees and expenses..............................................................   $   25,000
Blue sky fees and expenses................................................................   $    8,000
Rating agency fees........................................................................   $  480,000
Trustee's fees and expenses...............................................................   $   24,000
Printing..................................................................................   $   50,000
Miscellaneous.............................................................................   $   60,000
                                                                                             ----------
     Total................................................................................   $1,450,220
                                                                                             ----------
                                                                                             ----------

------------

* All amounts except the Securities and Exchange Commission Registration Fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $1,720,216,441 of Securities registered hereby.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the related trust agreement, the Depositor will agree to indemnify the Owner Trustee for, from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever incurred without willful misconduct or negligence on the part of the Owner Trustee, which may at any time be imposed on, incurred by or asserted against the Owner Trustee in any way relating to or arising out of the trust agreement, the pooling and servicing agreement, the indenture and related documents, the Trust's assets, the administration of the Trust's assets or the action or inaction of the Owner Trustee under the trust agreement; provided, however, the liability of the Depositor described herein shall be limited to the assets of the Depositor and any indemnity payments to be made pursuant to this Section shall not be made from the Trust's assets and such indemnity payments, if unpaid, do not constitute a general recourse claim against the Trust.

     The Depositor's Limited Liability Company Agreement provides for indemnity of its directors and officers to the fullest extent permitted by Delaware law.

     Pursuant to agreements which the Trusts and the Depositor may enter into with underwriters (the form of which is included as Exhibit 1.1 to this Registration Statement), officers and directors of the Depositor may be entitled to indemnification by such underwriters against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been or will be furnished to the Depositor by such underwriters that appear in the Registration Statement or any related prospectus.

ITEM 16. EXHIBITS.


 1.1   -- Form of Underwriting Agreement*
 3.1   -- Certificate of Formation of the Depositor*
 3.2   -- Limited Liability Company Agreement of the Depositor*
 4.1   -- Form of Trust Agreement (including form of Certificates)*
 4.2   -- Form of Pooling and Servicing Agreement (including form of Certificates)*
 4.3   -- Form of Indenture (including form of Notes)*
 5.1   -- Opinion of Winston & Strawn with respect to legality**
 8.1   -- Opinion of Winston & Strawn with respect to tax matters**
23.1   -- Consent of Winston & Strawn (included in Exhibit 5.1)**
23.2   -- Consent of Ernst & Young LLP*
24.1   -- Power of Attorney (included on signature page of original filing)
25.1   -- Statement of Eligibility and Qualification of Indenture Trustee*
99.1   -- Form of Administration Agreement*

------------
*  To be filed by amendment

** Filed herewith

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is
incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Form S-3 and has duly caused this Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on May 21, 1999.



                                          NCT FUNDING COMPANY, L.L.C.
                                          as Depositor of the Trusts



                                          By       /s/ DANIEL A. JAUERNIG*
                                              ..................................
                                              NAME: DANIEL A. JAUERNIG
                                              TITLE: PRESIDENT


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Form S-3 has been signed on behalf of NCT Funding Company, L.L.C. as Depositor of the Trustees by the following persons in the capacities and on the dates indicated:



                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
         /s/ DANIEL A. JAUERNIG*            President (Principal Executive Officer)           May 21, 1999
 .........................................

           /s/ GLENN A. VOTEK*              Treasurer (Principal Financial and
 .........................................    Accounting Officer)                             May 21, 1999

          /s/ PETER H. SORENSON*            Director/Member                                   May 21, 1999
 .........................................

*By: /s/ SCOTT J. MOORE
    ......................................
     ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT
NUMBER
-------
    1.1   -- Form of Underwriting Agreement*
    3.1   -- Certificate of Formation of the Depositor*
    3.2   -- Limited Liability Company Agreement of the Depositor*
    4.1   -- Form of Trust Agreement (including form of Certificates)*
    4.2   -- Form of Pooling and Servicing Agreement (including form of Certificates)*
    4.3   -- Form of Indenture (including form of Notes)*
    5.1   -- Opinion of Winston & Strawn with respect to legality**
    8.1   -- Opinion of Winston & Strawn with respect to tax matters**
   23.1   -- Consent of Winston & Strawn (included in Exhibit 5.1)**
   23.2   -- Consent of Ernst & Young LLP*
   24.1   -- Power of Attorney (included on signature page of original filing)
   25.1   -- Statement of Eligibility and Qualification of Indenture Trustee*
   99.1   -- Form of Administration Agreement*

------------
*  To be filed by amendment


** Filed herewith